As filed with the Securities and Exchange Commission on August 13, 2009
Registration No.: 333-158703

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No.  3

to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STEELCLOUD, INC.
(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	506	54-1890464
(State or other jurisdiction of	(Primary SIC Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

13962 Park Center Road
Herndon, VA 20171
(703) 674-5500

(Address, including zip code, and telephone number, including area code, of principal executive offices)

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Gersten Savage LLP
Jay Kaplowitz, Esq.
Arthur Marcus, Esq.
Paula Pescaru, Esq.
600 Lexington Avenue
New York, NY 10022-6018
Tel: (212) 752-9700 Fax: (212) 980-5192

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Estimated Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.001 par value (3)	16,000,000	$0.30	$4,800,000	$267.84

Common Stock of the Registrant issuable upon exercise of the Warrants (3)	16,000,000	$0.45	$7,200,000	$401.76

Total	32,000,000		12,000,000	$669.60

(1)	Plus the number of additional shares which may be issued by reason of stock splits, stock dividends and similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457(o) of the Securities Act of 1933, as amended.

(3)
We are offering 16,000,000 shares of our common stock, $0.001 par value (the “Shares”) accompanied by 16,000,000 Common Stock Purchase Warrants (the “Warrants”) on a best efforts basis at a fixed price between $0.08 and $0.30 cents per Share and an exercise price per Warrant equal to 150% of the final offering Share price, and accordingly, we would receive gross proceeds of up to $1,280,000, assuming sales at $0.08 per Share, or up to $4,800,000, assuming sales at $0.30 per Share, in the event that we sell all of  these Shares.  In the event that we are only able to sell (a) 75% or 12,000,000 of the offered Shares, we would receive gross proceeds of $960,000 assuming sales at $0.08 per Share, or $3,600,000 assuming sales at $0.30 per Share; (b) 50% or 8,000,000 of the offered Shares, we would receive gross proceeds of $640,000 assuming sales at $0.08 per Share, or $2,400,000 assuming sales at $0.30 per Share; (c) 25% or 4,000,000 of the offered Shares, we would receive gross proceeds of $320,000 assuming sales at $0.08 per Share, or $1,200,000 assuming sales at $0.30 per Share; or (d) 10% or 1,600,000 of the offered Shares, we would receive gross proceeds of $128,000 assuming sales at $0.08, or $480,000 assuming sales at $0.30 per share. Each Share is accompanied by one Warrant to purchase one additional share of common stock.  We will receive additional proceeds from any exercise of the Warrants.  Assuming that all Warrants hereby offered are exercised: (a) at a price of $0.12 (150% of $0.08), we will receive $1,920,000; and (b) at a price of $0.45 (150% of $0.30), we will receive $7,200,000.  We intend to use the net proceeds received from the sale of the Shares together with the Warrants pursuant to this best efforts offering for general working capital purposes.

(4)
This Amendment relates to the same number of Shares that were registered in the initial filing of the Registration Statement on Form S-1 on April 22, 2009. The registration fee related to the Shares, at the proposed maximum aggregate price of $0.24 per Shares and $0.36 per share issuable upon exercise of the Warrants was reflected in the initial filing and was paid with such initial filing. This table reflects an increase only to the offering price, from $0.24 to $0.30 per Share, and from $0.36 to $0.45 per Share issuable upon exercise of the Warrants.

This Registration Statement shall also cover any additional shares of our common stock which may become issuable by reason of any stock dividend, stock split, recapitalization or other similar adjustments.

We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Dated August 13, 2009

Up to 16,000,000 Shares of Common Stock together with 16,000,000 Common Stock Purchase Warrants

This prospectus relates to the offering of  16,000,000 shares of our common stock, $0.001 par value (the “Shares”) accompanied by 16,000,000 Common Stock Purchase Warrants (the “Warrants”) on a best efforts basis at a fixed price between $0.08 and $0.30 cents per Share and an exercise price per Warrant equal to 150% of the final offering Share price, and accordingly, we would receive gross proceeds of up to $1,280,000, assuming sales at $0.08 per Share, or up to $4,800,000, assuming sales at $0.30 per Share, in the event that we sell all of  these Shares.  In the event that we are only able to sell (a) 75% or 12,000,000 of the offered Shares, we would receive gross proceeds of $960,000 assuming sales at $0.08 per Share, or $3,600,000 assuming sales at $0.30 per Share; (b) 50% or 8,000,000 of the offered Shares, we would receive gross proceeds of $640,000 assuming sales at $0.08 per Share, or $2,400,000 assuming sales at $0.30 per Share; (c) 25% or 4,000,000 of the offered Shares, we would receive gross proceeds of $320,000 assuming sales at $0.08 per Share, or $1,200,000 assuming sales at $0.30 per Share; or (d) 10% or 1,600,000 of the offered Shares, we would receive gross proceeds of $128,000 assuming sales at $0.08, or $480,000 assuming sales at $0.30. Each Share is accompanied by one Warrant to purchase one additional share of common stock.

We will receive additional proceeds from any exercise of the Warrants.  Assuming that all Warrants hereby offered are exercised: (a) at a price of $0.12 (150% of $0.08), we will receive $1,920,000; and (b) at a price of $0.45 (150% of $0.30), we will receive $7,200,000.  We intend to use the net proceeds received from the sale of the Shares together with the Warrants pursuant to this best efforts offering for general working capital purposes.  For each Share purchased, the purchaser will receive one Warrant.

There is no minimum number of Shares that must be sold in this offering and, as a result, we may receive no proceeds or very minimal proceeds from the sale of the Shares.  Proceeds that we receive from the offering of Shares and accompanying Warrants will not be placed into escrow .

Each Warrant will entitle you to purchase one share of our common stock for 150% of the final offering Share price, commencing on the sixth month anniversary of your purchase of the Shares (the “Purchase”), and expiring on the three year anniversary of the Purchase.

The Offering will commence promptly after the date of this prospectus and close no later than 90 days after the date of this prospectus.  However, we may extend the Offering for up to 90 days following the expiration of the first 90-day Offering period.  We will pay all expenses incurred in this Offering.

This Offering is a self-underwritten offering and there will be no underwriter involved in the sale of the Shares and Warrants.  We intend to offer the Shares and accompanying Warrants through our officers and directors who will not be paid any commission for such sales.   We may engage a registered broker-dealer to act as our placement agent on a “best efforts” basis to assist us in the sale of our Shares.  In the event that we utilize a broker-dealer we will file a post-effective amendment to disclose the details of such arrangement.

Our common stock is traded on the NASDAQ Capital Market under the symbol “SCLD”.  On August 10, 2009, the closing price of our common stock was $0.24.  There is no public market for our Warrants and we have not applied for listing or quotation on any public market. We have arbitrarily determined the exercise price per Warrant offered hereby. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria.

Our business is subject to many risks and an investment in our Shares and the accompanying Warrants will also involve a high degree of risk. You should carefully consider the factors described under the heading “risk factors” beginning on page 6 before investing in the Shares and accompanying Warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___, 2009

GENERAL

As used in this Prospectus, references to “the Company”, “SteelCloud”, “we”, “our”, “ours” and “us” refer to SteelCloud, Inc. and its consolidated subsidiaries, unless otherwise indicated.  In addition, references to our “financial statements” are to our consolidated financial statements except as the context otherwise requires.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Prospectus contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this Prospectus, the words anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: our ability to obtain financing in the short term, general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; and availability of qualified personnel. These forward-looking statements speak only as of the date of this Prospectus. Subject at all times to relevant securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PROSPECTUS SUMMARY

WHERE YOU CAN FIND US

Our principal executive offices are located at 13962 Park Center Road Herndon, Virginia 20171.  Our telephone number is (703) 674-5500, our fax number is (703) 450-0407 and our website address is www.steelcloud.com. The information on our website is not incorporated by reference into this prospectus and should not be relied upon with respect to this offering.

ABOUT OUR BUSINESS

Founded in 1987, we are a manufacturer of embedded integrated computing systems solutions for the federal marketplace and Independent Software Vendors (“ISV(s)”).  We design, manufacture and integrate specialized servers for federal market prime contractors (“federal integrators”) and ISVs who use the specialized servers to deliver application software to their clients.

We were originally incorporated as Dunn Computer Operating Company on July 27, 1987 under the laws of the Commonwealth of Virginia.  On February 26, 1998, Dunn Computer Corporation ("Dunn") was formed and incorporated in the Commonwealth of Virginia to become a holding company for several entities including Dunn Computer Operating Company.  On May 15, 2001, our shareholders approved an amendment to our Articles of Incorporation to change our corporate name from Dunn Computer Corporation to SteelCloud, Inc.  On December 31, 2003, Dunn was merged with and into SteelCloud.

THE OFFERING

Securities Offered
We are offering up to 16,000,000 shares of our common stock, $0.001 par value (the “Shares”) together with 16,000,000 Common Stock Purchase Warrants (the “Warrants”) on a best efforts basis at a fixed price between $0.08 and $0.30 cents per Share and an exercise price per Warrant equal to 150% of the final offering Share price, and accordingly, we would receive gross proceeds of up to $1,280,000, assuming sales at $0.08 per Share, or up to $4,800,000, assuming sales at $0.30 per Share, in the event that we sell all of  these Shares.  In the event that we are only able to sell (a) 75% or 12,000,000 of the offered Shares, we would receive gross proceeds of $960,000 assuming sales at $0.08 per Share, or $3,600,000 assuming sales at $0.30 per Share; (b) 50% or 8,000,000 of the offered Shares, we would receive gross proceeds of $640,000 assuming sales at $0.08 per Share, or $2,400,000 assuming sales at $0.30 per Share; (c) 25% or 4,000,000 of the offered Shares, we would receive gross proceeds of $320,000 assuming sales at $0.08 per Share, or $1,200,000 assuming sales at $0.30 per Share; or (d) 10% or 1,600,000 of the offered Shares, we would receive gross proceeds of $128,000 assuming sales at $0.08, or $480,000 assuming sales at $0.30 per share. Each Share is accompanied by one Warrant to purchase one additional share of common stock.

There is no minimum number of Shares that must be sold in this offering and, as a result, we may receive no proceeds or very minimal proceeds from the sale of the Shares.  Proceeds that we receive from the offering of Shares and accompanying Warrants will not be placed into escrow.

We intend to use the net proceeds received from the sale of the Shares together with the Warrants pursuant to this best efforts offering for general working capital purposes.

Shares Outstanding Prior to the Offering	15,370,876, as of August 10, 2009

Share to be Outstanding After the Offering	31,370,876 (assuming all Shares are sold)

Dividend Policy	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Warrants Outstanding Prior to the Offering	1,105,000

Warrants to be Outstanding After the Offering:	17,105,000 (assuming all Shares are sold)

Use of Proceeds:	Proceeds from this offering will be used for general working capital purposes.

NASDAQ Capital Market Symbol
Our common stock is traded on the Nasdaq Capital Market under the symbol “SCLD”.   Please see “Risk Factors”– “If our common stock is delisted from the NASDAQ Capital Market, the market price of our common stock could decrease significantly” at page 6, and “Market for Registrant’s Common Equity, Related Stockholder Matters” at page 19.

Risk Factors:	See “Risk Factors” beginning at page 6 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL DATA

The following summary financial information includes statement of expenses and balance sheet data from our audited financial statements. The information contained in this table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and the financial statements and accompanying footnotes included in this prospectus.

Our financial status creates substantial doubt whether we will continue as a going concern.

Statement of Operations

	Year Ended October 31,
	2007	2008

Consolidated Statement of Operations Data:
Net revenues	$23,316	$19,019
Gross profit	4,945	3,095
Loss from operations	(1,964)	(2,768)
Net loss attributable to common stockholders	(1,945)	(2,760)
Basic and diluted loss per share	$(0.14)	$(0.19)
Weighted average shares outstanding	14,287	14,493

Balance Sheet Data

	At October 31,
	2007	2008

Consolidated Balance Sheet Data:
Working capital	$3,707	$1,681
Total assets	7,936	4,052
Long-term debt	170	140
Total liabilities	3,229	1,436
Stockholders' equity	4,707	2,616

RISK FACTORS

An investment in our Shares and accompanying Warrants involves a high degree of risk. You should carefully consider the risks described below and the other information before deciding to purchase the securities offered in this best efforts offering. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently consider immaterial may also adversely affect our business. If any of the following risks actually happen, our business, financial condition and operating results could be materially adversely affected. In this case, you could lose all or part of your investment.

Risks Related to our Securities

Our stock may be subject to substantial price and volume fluctuations due to a number of factors, many of which are beyond our control that may prevent our stockholders from reselling our common stock at a profit.

The securities markets have experienced significant price and volume fluctuations in recent months and the market price of our common stock has been volatile. This market volatility, as well as general economic, market or political conditions, has, and could continue to, reduce the market price of our common stock. In addition, our operating results could be below the expectations of public market analysts and investors, and in response the market price of our common stock could decrease significantly. Investors may be unable to resell their shares of our common stock for a profit. The decline in the market price of our common stock and market conditions generally may adversely affect our ability to raise additional capital.

The offering of the Shares and accompanying Warrants is a self-underwritten offering.

This offering of Shares and accompanying Warrants is a self-underwritten offering, which means that we will offer the shares through our officers and directors. This offering does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus.  As a result, we can offer no assurance that our officers or directors will be successful in selling all or any of the Shares and accompanying Warrants offered hereby.

If our common stock is delisted from the NASDAQ Capital Market, the market price of our common stock could decrease significantly.

We have recently received delisting notices from NASDAQ because of our failure to comply with Market Place Rule 5550(b) (formerly known as Market Place Rule 4310(c)(3)), which requires that we maintain a minimum of (a) $2,500,000 in stockholder’s equity, (b) $35,000,000 market value of listed Securities, or (c) $500,000 of net income from continuing operations (please see “Market for Registrant’s Common Equity, Related Stockholder Matters” for additional information). If we are unable to satisfy the NASDAQ Capital Market continued listing criteria in the future, our common stock may be delisted from the NASDAQ Capital Market. If this occurs, trading, if any, in our common stock would thereafter be conducted in the over-the-counter market on the “pink sheets” or the Over-the-Counter Bulletin Board. If our common stock is delisted from the NASDAQ Capital Market, a shareholder may find it more difficult to dispose of, or to obtain quotations as to the price of our common stock. Additionally, if our common stock is delisted from the NASDAQ Capital Market, the market price of our common stock could decrease significantly.

We may issue more shares in connection with a merger or acquisition; this would result in substantial dilution to you.

Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of Common Stock or Preferred Stock are issued in connection with a business transaction, combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of Common Stock might be materially adversely affected.

We may seek to undertake a reverse share split which will reduce the amount of shares you own.

We may seek to undertake a reverse share split to increase the trading price of our common stock and increase investor interest in our Company.  In a reverse share split the number of our outstanding common shares that our shareholders own will decline but the share price per common share will generally increase proportionately.  Management cannot offer any assurance that a reverse share split would be successful in increasing the trading price of our common stock proportionately to the decrease in the number of outstanding shares, or if successful, that the trading price of our common stock would not decline shortly after the reverse share split is effectuated.

Fluctuations in our quarterly operating results may cause the market price of our common stock to fluctuate.

Our operating results have in the past fluctuated from quarter to quarter and we expect this trend to continue in the future. As a result, the market price of our common stock could be volatile. In the past, following periods of volatility in the market price of stock, many companies have been the object of securities class action litigation. If we were to be sued in a securities class action, it could result in substantial costs and a diversion of management's attention and resources which could adversely effect our results of operations.

Our board of directors has the power to designate a series of preferred stock without shareholder approval that could contain conversion or voting rights that adversely affect the voting power of holders of our common stock.

Our Articles of Incorporation authorizes issuance of capital stock including 2,000,000 undesignated preferred shares, and empowers our Board of Directors to prescribe by resolution and without shareholder approval a class or series of undesignated shares, including the number of shares in the class or series and the voting powers, designations, rights, preferences, restrictions and the relative rights in each such class or series.

As a “thinly-traded” stock, large sales can place downward pressure on our stock price.

Our common stock, despite certain increases of trading volume from time to time, experiences periods when it could be considered “thinly traded.” Financing transactions resulting in a large number of newly issued shares that become readily tradable, or other events that cause current stockholders to sell shares, could place downward pressure on the trading price of our stock. In addition, the lack of a robust resale market may require a stockholder who desires to sell a large number of shares to sell the shares in increments over time to mitigate any adverse impact of the sales on the market price of our stock.

Because we do not intend to pay any dividends on our common stock, holders of our common stock must rely on stock appreciation for any return on their investment.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

Risks Related to Our Company

Our auditors have expressed doubt regarding our ability to continue as a going concern.

The report of our independent registered public accounting firm on our consolidated financial statements for the fiscal year ended October 31, 2008 contains an explanatory paragraph regarding our ability to continue as a going concern based upon our history of net losses.  We have had recurring annual operating losses since our fiscal year ended October 31, 2004.  We expect that such losses will continue at least until our fiscal year ending October 31, 2009.

We cannot offer assurances that any of the strategic options that we are considering to improve our liquidity and provide us with working capital will occur or be successful.

We are considering a variety of strategic options to improve our liquidity and provide us with working capital to fund our continuing business operations.  These options include equity offerings, asset sales, debt financing and merger and acquisition transactions as alternatives to improve our cash needs.  However, there can be no assurance that we will be successful in negotiating or concluding any of these transactions.  If we are unable to consummate one or more of these transactions, and adequate funds are not available to us or are not available on acceptable terms, we will likely not be able to continue as a going concern.

We may not be able to continue our operations without additional funding.

As of April 30, 2009, we had cash and cash equivalents of approximately $538,000 and working capital of approximately $516,000 which, together with $87,500 received from the members of our Board of Directors in a sale of our common stock on June 19, 2009, $250,000 received from Caledonia Capital Corporation pursuant to a business loan and security agreement on July 1, 2009, and $150,000 received to date from NCS Technologies, Inc. for the sale of our integration business on July 10, 2009, management believes is sufficient to maintain our operations for approximately 60 days from August 10, 2009.  We require between $1,500,000 and $2,000,000 in cash to continue our operations for the next 12 months, which we may obtain through issuances of debt and/or equity.  Such financing may not be forthcoming. As widely reported, the domestic financial markets have been extremely volatile in recent months.  If such conditions and constraints continue, we may not be able to acquire additional funds either through credit markets or through equity markets. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional financing in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

We may not be able to compete successfully against current and future competitors.

The market for our products and services is highly competitive. Many of our competitors offer broader product lines and have substantially greater financial, technical, marketing and other resources than we do, which could seriously harm our net sales and results of operation. Additionally, our competitors may receive beneficial prices from purchasing component parts in large quantities and may be party to product and process technology license arrangement that are more favorable in terms of pricing and availability than our arrangements. As a result, we may have difficulty increasing our market share.

The computer products market is characterized by rapid technological change and the frequent introduction of new products and enhancements.

While we strive to maintain a just-in-time inventory systems, there are certain computer products held in our inventory that can become obsolete at any given time, which could materially adversely affect our financial condition and results of operation. In particular, the server appliance market is characterized by rapid technological change, frequent new product introductions and enhancements, potentially short product life cycles, changes in customer demands and evolving industry standards.

Our products could be rendered obsolete if products based on new technologies are introduced or new industry standards emerge.

New products and product enhancements can require long development and testing periods, which require us to retain, and may require us to hire additional, technically competent personnel. Significant delays in new product releases or significant problems in installing or implementing new products could seriously damage our business.

We may experience delays in the scheduled introduction of new and enhanced products.

Our future success depends upon our ability to utilize our creative packaging and hardware and software integration skills to combine industry-standard hardware and software to produce low-cost, high-performance products that satisfy our strategic partners' requirements and achieve market acceptance. We cannot be certain that we will successfully identify new product opportunities and develop and bring new products to market in a timely and cost-effective manner. If server appliances are not increasingly adopted as a solution to meet companies' computer application needs, the market for our products may not grow and the market price of our common stock could decline as a result of lower revenues or reduced investor expectations.

We depend on the growing use of server appliances to meet businesses’ computer application needs.

The market for server appliance products has only recently begun to develop and it is evolving rapidly. Because this market is new, we cannot predict its potential size or future growth rate with a high degree of certainty. Our revenues may not grow and the market price of our common stock could decline if the server appliance market does not grow rapidly. We believe that our expectations for the growth of the server appliance market may not be fulfilled if customers continue to use general-purpose servers. The role of our products could, for example, be limited if general-purpose servers become better at performing functions currently being performed by server appliances or are offered at a lower cost. This could force us to further lower the prices of our products or result in fewer sales of our products.

If we are unable to attract, assimilate and retain highly skilled technical personnel, our business could be seriously harmed.

Our future success is largely dependent upon our ability to identify, attract, hire, train, retain and motivate highly skilled technical personnel.  Competition in this market is intense, and we cannot be certain that we will be able to attract, assimilate or retain sufficiently qualified personnel. Our inability to do so could have a material adverse effect on our business, results of operations and financial condition.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 16,000,000 Shares, together with Warrants to purchase an additional 16,000,000 shares of our common stock, offered at a fixed public offering price between $0.08 and $0.30 per Share, will vary depending upon the total number of Shares actually sold. There is no minimum number of Shares that must be sold in this offering and, as a result, we may receive no proceeds or very minimal proceeds from the sale of the Shares and accompanying Warrants. Proceeds that we receive from the offering of Shares and accompanying Warrants will not be placed into escrow. Regardless of the number of Shares sold, we expect to incur offering expenses estimated at approximately $57,000 for legal, accounting, printing, and other costs in connection with this offering.

The table below sets forth the net proceeds to us from this Offering in the event that we sell 16,000,000, 12,000,000, 8,000,000, 4,000,000 or 1,600,000 Shares at the minimum offering price of $0.08 and the maximum offering price of $0.30.  This table does not set forth all possibilities. There is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

	$0.08 per Share	$0.30 per Share

16,000,000 (100%) Shares Sold

Gross Proceeds	$1,280,000	$4,800,000

Less Offering Expenses	$57,000	$57,000

Net Offering Proceeds	$1,223,000	$4,743,000

12,000,000 (75%) Shares Sold

Gross Proceeds	$960,000	$3,600,000

Less Offering Expenses	$57,000	$57,000

Net Offering Proceeds	$903,000	$3,543,000

8,000,000 (50%) Shares Sold

Gross Proceeds	$640,000	$2,400,000

Less Offering Expenses	$57,000	$57,000

Net Offering Proceeds	$583,000	$2,343,000

4,000,000 (25%) Shares Sold

Gross Proceeds	$320,000	$1,200,000

Less Offering Expenses	$57,000	$57,000

Net Offering Proceeds	$263,000	$1,143,000

1,600,000 (10%) Shares Sold

Gross Proceeds	$128,000	$480,000

Less Offering Expenses	$57,000	$57,000

Net Offering Proceeds	$71,000	$423,000

Our offering expenses of approximately $57,000 are comprised primarily of legal and accounting expenses, Securities and Exchange Commission (“SEC”) and EDGAR filing fees, printing and transfer agent fees, and any necessary state registration fees. Our officers and directors will not receive any compensation for their efforts in selling our Shares and the accompanying Warrants.

The net proceeds from this offering will be used for the general working capital, during the twelve months following the successful completion of this offering. In all instances, after the effectiveness of the registration statement of which this prospectus forms a part, we will need some amount of working capital to maintain our general existence and comply with our public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds.

DETERMINATION OF OFFERING PRICE

The determination of the offering price for the Shares and the exercise price of the accompanying Warrants has been arbitrarily determined and does not necessarily relate to our asset value, net worth, or other established criteria of value, and may not be indicative of prices that will prevail in the trading market.

DILUTION

Purchasers of our Shares will experience an immediate dilution of net tangible book value per share of our common stock. Our net tangible book value as of April 30, 2009 was approximately $891,000, or $0.06 per share of our common stock (based upon 15,370,876 shares of our common stock outstanding). Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock. Dilution per share equals the difference between the amount per share paid by purchasers of Shares in this offering and the net tangible book value per share of our common stock immediately after this offering.

The following table illustrates an offering based on $0.19 per Share, which is between the minimum offering price of $0.08 per Share and the maximum of $0.30 per Share, and after deducting approximately $57,000 of offering expenses payable by us.

	Assuming
	100% or 16,000,000 Shares Sold	75% or 12,000,000 Shares Sold	50% or 8,000,000 Shares Sold	25% or 4,000,000 Shares Sold	10% or 1,600,000 Shares Sold

Subscription price per Share	$0.19	0.19	0.19	0.19	0.19
Net tangible book value per Share prior to the offering	0.06	0.06	0.06	0.06	0.06
Increase per Share attributable to the offering	0.07	0.06	0.04	0.02	0.01
Pro forma net tangible book value per Share after the offering	0.12	0.11	0.10	0.08	0.07
Dilution in net tangible book value per Share to purchasers	$0.07	0.08	0.09	0.11	0.12

PLAN OF DISTRIBUTION

We intend to sell our Shares and accompanying Warrants during the 90-day period following the date of this Prospectus at a fixed price between $0.08 and $0.30 per Share, and at an exercise price per Warrant share of $0.12 and $0.45 per Warrant. For each Share purchased the buyer will receive one Warrant.  There is no minimum number of Shares that must be sold in this offering and, as a result, we may receive no proceeds or very minimal proceeds from the sale of the Shares.  Proceeds that we receive from the offering of Shares and accompanying Warrants will not be placed into escrow.

We may engage a registered broker-dealer to act as our placement agent on a “best efforts” basis to assist us in the sale of our Shares and accompanying Warrants.  We will indemnify any such placement agent from certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the placement agent may be required to make in respect thereof.  In the event that we utilize a broker-dealer we will file a post-effective amendment to disclose the details of such arrangement.

Our Shares and accompanying Warrants will be sold by our executive officers. We are relying upon Rule 3a4-1 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (“Rule 3a4-1”), to not deem our executive officers and directors as brokers. None of our executive officers or directors are registered broker-dealers or affiliates of broker-dealers, and to the extent that our executive officers and directors sell Shares and accompanying Warrants, no commissions or other remuneration based either directly or indirectly on transaction in securities will be paid to such persons. In addition, our executive officers and directors will conduct their selling activity in accordance with paragraph (a)(4)(ii) of Rule 3a4-1, in that each person primarily performs substantial duties for us other than in connection with transactions in securities, each person is not a broker or dealer or affiliated with a broker or dealer in the last twelve months and each person does not participate in selling an offering of securities more than once every twelve months other than as permitted under Rule 3a4-1.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

In this offering, we are offering 16,000,000 Shares of our common stock at a fixed price between $0.08 and $0.30 per share, accompanied by Warrants to purchase an aggregate additional 16,000,000 shares of our common stock. Each Warrant has an exercise price of 150% of the price of the final offering price of the Shares, has a term of 3 years, and is exercisable on or after the six month anniversary from the Purchase Date until on or before the 3 year anniversary of the Purchase Date. Each share is accompanied by one Warrant to purchase one additional share of our common stock.

The Shares will be sold during the 90-day period following the date of this Prospectus.

On August 10, 2009, 15,370,876 shares of our common stock were outstanding.

Warrants

Each Share will be accompanied by a Warrant to purchase one additional share of our common stock.  The price per Warrant share will be equal to 150% of the final offering Share price.  The Shares underlying the Warrants will have such rights and preferences which are attributable to all the shares of our common stock, $0.001 par value.

Exercise. Holders of the warrants may exercise their Warrants to purchase shares of our common stock on or before the expiration date by delivering (i) an exercise notice, appropriately completed and duly signed, and (ii) payment of the exercise price for the number of shares with respect to which the Warrant is being exercised. Warrants may be exercised in whole or in part, but only for full shares of common stock, and any portion of a Warrant not exercised prior to the expiration date shall be and become void and of no value.

The shares of common stock issuable on exercise of the Warrants will be, when issued in accordance with the Warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding Warrants.

Delivery of Certificates. Upon the holder’s exercise of a Warrant, we will promptly, but in no event later than five business days after the exercise date, issue and deliver, or cause to be issued and delivered, a certificate for the shares of common stock issuable upon exercise of the Warrant, free of restrictive legends and if the holder provides the necessary information to us, we will issue and deliver the shares electronically through The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System or another established clearing corporation performing similar functions.

Other Adjustments. The exercise price and the number of shares of common stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, and combinations of our common stock. If we make or issue a dividend or other distribution payable in securities of the company other than shares of common stock, or in cash or other property, then each holder’s Warrant will become the right to receive, upon exercise of such warrant, in addition to the number of shares of common stock issuable under the Warrant, the same kind and amount of securities, cash or other property as it would have been entitled to receive upon the occurrence of such transaction, if the Warrant had been exercised immediately prior to such transaction.

We will provide notice to holders of the Warrants to provide such holders with a practical opportunity to exercise their Warrants and hold common stock in order to participate in or vote on the following corporate events:

•	if we declare a dividend or distribution of cash, securities or other property in respect of our common stock; or
•
we authorize, approve, or enter into any agreement contemplating or soliciting approval for a merger, sale or similar transaction pursuant to which common stock is converted or exchanged for cash, securities or property.

Additional Provisions. The above summary of certain terms and provisions of the Warrants is qualified in its entirety by reference to the detailed provisions of the Warrants, the form of which has been filed as Exhibit 4.2 to our Registration Statement on Form S-1, of which this Prospectus forms a part. We are not required to issue fractional shares upon the exercise of the Warrants. No holders of the Warrants will possess any rights as a shareholder under those Warrants until the holder exercises those Warrants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The financial statements as of October 31, 2008 and 2007 included in this Prospectus, and in the Registration Statement of which this Prospectus forms a part, have been audited by Grant Thornton LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock offered hereby will be passed upon for us by Gersten Savage LLP, 600 Lexington Avenue, New York, New York 10022, included in the opinion letter filed as an exhibit to the registration statement of which this prospectus forms a part.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the us, nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

BUSINESS

Overview

Founded in 1987, we are a manufacturer of embedded integrated computing systems solutions for the federal marketplace and Independent Software Vendors (“ISV(s)”).  We design, manufacture and integrate specialized servers for federal market prime contractors (“federal integrators”) and ISVs who use the specialized servers to deliver application software to their clients.

We were originally incorporated as Dunn Computer Operating Company on July 27, 1987, under the laws of the Commonwealth of Virginia.  On February 26, 1998, Dunn Computer Corporation ("Dunn") was formed and incorporated in the Commonwealth of Virginia to become a holding company for several entities including Dunn Computer Operating Company.  Our subsidiary is International Data Products ("IDP"), which we acquired in May 1998.  On May 15, 2001, the shareholders approved an amendment to our Articles of Incorporation to change our corporate name from Dunn Computer Corporation to SteelCloud, Inc.  On December 31, 2003, Dunn was merged with and into SteelCloud.  On February 17, 2004, we acquired the assets of Asgard Holding, LLC ("Asgard").  In July 2006, as part of our restructuring efforts, we closed our sales office and ceased all of our operations in Florida.  Our former subsidiaries, Puerto Rico Industrial Manufacturing Operations Acquisition Corporation (“PRIMO”), and STMS Corporation (“STMS”), are currently inactive.

Going Concern

We have had recurring annual operating losses since our fiscal year ended October 31, 2004.  We expect that such losses will continue at least until our fiscal year ending October 31, 2009.  The report of our independent registered public accounting firm on our consolidated financial statements for the fiscal year ended October 31, 2008, contains an explanatory paragraph regarding our ability to continue as a going concern based upon our history of net losses.

We are dependent upon available cash and operating cash flow to meet our capital needs.  We are considering all strategic options to improve our liquidity and provide us with working capital to fund our continuing business operations which include equity offerings, asset sales or debt financing as alternatives to improve our cash needs however, there can be no assurance that we will be successful in negotiating financing on terms agreeable to us or at all.  If adequate funds are not available or are not available on acceptable terms, we will likely not be able to take advantage of unanticipated opportunities, develop or enhance services or products, respond to competitive pressures, or continue as a going concern.  There is no assurance we will be successful in raising working capital as needed.  There are no assurances that we will have sufficient funds to execute our business plan, pay our operating expenses and obligations as they become due or generate positive operating results.

We are in the process of executing on several restructuring initiatives which include the following:

•	A reorganization that included personnel terminations from all parts of the organization;

•	Elimination of all non-essential costs;

•	Reduction of occupancy costs; and

•	Obtaining capital or bridge financing.

While we believe that these initiatives will better align our costs with our anticipated revenues going forward, it will take time for these initiatives to have an impact on our net revenue and operating income.  Furthermore, our management has determined that it is in our best interest to focus our resources and investments on our BlackBerry-related technologies and products.  We are evaluating strategic alternatives for our other businesses.

Target Market

Our primary target markets are (1) the embedded integrated computing systems market, specifically within the industrial automation and military Commercial off the Shelf (“COTS”) servers segments, and (2) the BlackBerry® Enterprise Server market for both Federal government and the domestic and international commercial markets.  Embedded integrated computing systems are typically defined as purpose built systems that are not visible to the operator and whose primary function is non-office application related.  Embedded integrated computing systems also tend to be ruggedized for deployment in harsh environments that typical computing systems cannot handle.

We utilize multiple channel models, indirect channels via federal systems integrators and manufacturer representatives and direct to ISVs.  We believe that our embedded integrated computing systems are best suited to address the high volume needs of material handling applications such as postal automation while our SteelWorks® Mobile family of products is the best way to implement and manage BlackBerry® Enterprise Servers.

Federal Systems Integrator/Independent Software Vendors (ISV)

Federal integrators outsourced their specialized requirements to us and considered us to be their “virtual hardware engineering division.” We designed and manufactured specialized embedded integrated computing systems that were the foundation upon which the integrators developed and delivered their application software.

For our ISV customers, we were their “virtual hardware engineering division.”  Similar to our federal integrator business, we created a unique product for the ISV by integrating the ISV’s software onto a specialized appliance platform running Linux or one of Microsoft’s operating systems.

On July 10, 2009, we entered into an Asset Purchase Agreement (the “Agreement”) with NCS Technologies, Inc., a Virginia corporation (“NCS”), pursuant to which we agreed to sell to NCS, and NCS agreed to purchase from us, all of our right, title and interest in and to the assets relating to our computer integration business (comprised of our Federal Systems Integrator business and the Independent Software Vendors business). The purchase and sale transaction closed on July 10, 2009 (the “Closing Date”).  The purchase price was $475,000, subject to post-closing adjustments as set forth in the Agreement.  Of this amount, $150,000 was paid as a deposit and the remaining $325,000 is an earn-out amount, which is payable from and to the extent of revenue NCS receives during the three-year period after the Closing Date from certain existing and prospective clients, at a rate equal to 15% of the Net Sales Price (as defined in the Agreement) received by NCS from such clients.  Any payments by NCS to us are due on or before the 10th business day following the month in which NCS receives the payments from the client(s).  Pursuant to the Agreement, NCS also assumed our liabilities relating to the purchased assets, including fulfillment obligations under customer purchase orders existing as of the Closing Date, and responsibilities to clients under the terms of existing warranties and existing contracts.  In addition, we consigned to NCS certain filter inventory set forth in the Agreement, for a period of two years from the Closing Date. However, all ownership in and title to the consigned filter inventory and the intellectual property rights thereto remain vested in us, until any such items are sold.  The Agreement contains standard representations and warranties for a transaction of this type. The terms of the transaction were the result of arm’s length negotiations between us and NCS.

BlackBerry® Enterprise Server Solution (SteelWorks® Mobile)

As an extension of our ISV business, we developed an appliance solution specifically for the Blackberry Enterprise Server (“BES”).  Developed in conjunction with Research in Motion (“RIM”), we believe the BES appliance solution is the single best way to implement the Blackberry Enterprise Server software environment.  SteelWorks Mobile is an integrated server appliance that enables virtually any size organization to implement the BES at a fraction of the cost, time and resource commitment.  We have filed for three patents for the appliance related to the technology we created for the installation wizard, backup and restore features.  These patents are currently pending approval from the U.S. Patent and Trademark Office.

In addition, we developed SteelWorks FedMobile, our Blackberry Enterprise Server software appliance solution specifically for the Department of Defense (“DoD”) and other related agencies.  The SteelWorks FedMobile appliance builds upon our commercial appliance by automating the application of the Defense Information Systems Agency’s (“DISA”) and DoD’s Security Technical Implementation Guide (“STIG”) to the BES installation process.  The STIG mandates the policies for which the DoD and related agencies must operate their wireless communications.  As a result, our appliance solution allows those agencies to be STIG compliant in a fraction of the time, cost or resources allocated to what is an otherwise time intensive, manual process.

Professional Services

We provide information technology (“IT”) consulting and contract staffing solutions for our clients.  Our consultants are subject matter experts in network infrastructure complexities and security technologies including firewalls, content inspection, intrusion detection, spam and vulnerability scanning.  For our contract staffing solutions, our personnel function as “virtual” employees, performing work directly under the auspices of client management and serve as an extension to the client’s in-house staff resources.

Government Contracts

In fiscal year 2008, we derived approximately 26% of our revenues from sales of hardware and services to U.S. federal, state and local governments.  Certain government customers reserve the right to examine our records as they relate to their contracts.

GSA Contract

We have a multiple award schedule contract with the U.S. General Services Administration (the “GSA Contract”).  The GSA Contract was originally awarded in April 1996.  It was renewed in fiscal years 2002 and 2007, and is valid through March 31, 2012.  In August 2006, GSA Contract auditors awarded us an “Outstanding” rating for our management and execution of the GSA Contract.  The GSA Contract enables government IT purchasers to acquire all of their needed goods and services from a particular vendor and largely limits the competition to selected vendors holding GSA Contracts.  For the fiscal year ended 2008, our GSA Contract had sales of approximately $1.2 million, which accounted for approximately 6% of our net revenues.

Commercial Contracts

Our commercial customer base consists of several Fortune 500 companies as well as medium-size commercial customers.

Given the nature of the products we manufacture as well as the delivery schedules established by our partners, revenue and accounts receivable concentration by any single customer will fluctuate from quarter to quarter.  Future revenues and results of operations could be adversely affected should a customer reduce its purchases, eliminate product lines, or choose not to continue to buy products and services from us.  We intend to diversify and increase our commercial customer base in the upcoming fiscal year.

Significant Customer Contract

During fiscal year 2008, we were awarded a contract by a major federal integrator.  The contract called for us to supply ruggedized systems.  Over the seven month contract engagement, during fiscal year 2008, we produced approximately 2,650 units and recognized approximately $7.8 million of revenue associated with this contract.

Manufacturing and Production

Our manufacturing and production operations are capable of assembling in excess of 100,000 systems per year in our existing Herndon, Virginia facility, on a three-shift basis.  Production is currently operating on a single shift basis.

Our Quality Management System has been ISO 9001:2000 certified since April 2004.  Our ISO 9001:2000 certified Quality Management System establishes measurable quality objectives throughout the organization and provides procedures for continuous quality improvement in all aspects of our business.  This certification is particularly critical to our success because it promotes continuous improvement in product reliability, on-time deliveries, and communication; all of which directly benefit customers and strengthen relationships.  In February 2007, we passed a recertification audit of our entire ISO 9001:2000 Quality Management System to ensure that it conformed to the standard.  The recertification further demonstrates our commitment to quality, customer satisfaction and continuous improvement.  The current certification is valid through March 2010.

Marketing

We market our products and services to software companies, federal integrators, select commercial accounts, and state, federal, and local government agencies.  We use an in-house sales force and program managers to market our products and services.  Our products and services are marketed worldwide, either directly through our own sales personnel, or through the marketing organizations of our appliance customers.  Strong customer relationships are critical to our success.  We believe that a key to building customer loyalty is a team of knowledgeable and responsive account managers with professional technical and support staff.  We assign each customer a trained account manager, to which subsequent calls to us are directed.  The account manager is augmented with a program manager for our larger customers.  We believe that these strong one-on-one relationships improve the likelihood the customer may consider us for future purchases.  We intend to continue to provide our customers with products and technical services that offer the customer the best possible return on a customer’s investment.

We use electronic commerce technologies in our marketing efforts and expect our customers will continue to utilize these technologies.  Prospective customers also use the Internet to advertise new business opportunities.  We also use the Internet to research and reference vendor information.  We maintain an Internet website containing our GSA catalogue and product offerings located at www.steelcloud.com.

Joint Venture

In October 2008, we created a joint venture in the United Arab Emirates (UAE) region with XSAT, LLC, A UAE organization focused on wireless communications and technology (“XSAT”).  SteelCloud MEA, LLC (Middle East, Africa) the newly formed joint venture company, is jointly owned, 20% by XSAT and 80% by SteelCloud.  Under the terms of the joint agreement, XSAT will provide a local presence for our products to its customers within the UAE region.  XSAT will also provide warranty and support for the products sold within that region.

Competition

The markets for our products and services are highly competitive.  Many of our competitors offer broader product lines, have greater economies of scale, and may have more substantial financial, technical, marketing, and other resources.  These competitors may benefit from earlier market entry, volume purchasing advantages, and product and process technology license arrangements that are more favorable in terms of pricing and availability than our arrangements.

The IT industry is ever changing.  Industry pricing is very aggressive and we expect pricing pressures to continue.  The industry is also characterized by rapid changes in technology and customer preferences, short product life cycles, and evolving industry standards.

We compete with a large number of custom computer manufacturers, resellers and IT services companies.  We believe it is likely that these competitive conditions will continue in the future.  There can be no assurance we will continue to compete successfully against existing or new competitors that may enter markets in which we operate.

Our principal competitors in the specialized server markets are companies specializing in building server products and providing some level of integration services.

Federal Government Market

We sell our specialized servers to the federal government through federal integrators.  We also sell our server products, engineering services and software products directly to government end users.  Software products come from Microsoft, CA, McAfee, Network General, and others.  In addition, we provide consulting services, consulting project work and staffing services.

Sales to the federal government are realized through our own GSA schedule, via the GSA schedules of our strategic partners and through federal government market integrators.  The GSA’s Federal Supply Services Schedule is a list of pre-approved vendors from which the government and/or federal agencies may purchase goods and services.  Our GSA Schedule GS-35F-4085D is an effective procurement vehicle for us.

We believe the government's criteria for selecting vendors consists of price, quality, familiarity with the vendor, and size and financial capability of the vendor.  The government has increased the amount of IT products acquired through the GSA Schedule.  Our GSA Schedule provides the government with a broad range of IT products and consulting services.

Commercial Market

The commercial market for our IT products and services is highly fragmented, served by thousands of small value-added resellers, specialized manufacturers, software companies and consulting services firms.  Many of these companies service a small geographic area and resell national brand computers, network hardware, and/or software.

Our IT solutions are differentiated in the commercial (and federal government) market with technical expertise and professional consulting services.  We believe our professional services group competes effectively in the Washington, D.C. metropolitan market because of our technical know-how, market knowledge and name recognition.

In the ISV server appliance market, the principal elements of competition are product reliability, quality, customization, price, customer service, technical support, value-added services, and product availability.  We distinguish our ISV server appliance offerings with specialized services such as engineering design, configuration management, logistics, supply chain management and fulfillment services.

Research and Development

By investing in product development, we believe we will have more control over the functionality and marketing of our products.  We also believe that the resulting intellectual property will increase the competitiveness of our offerings and improve product margins.  During fiscal 2008, we incurred research and development costs of approximately $702,000.  We will continue to incur costs for product development in the future.

We invest in intellectual property in the form of proprietary products such as SteelWorks®.  SteelWorks® is an appliance management software that provides self-management and self-maintenance functionality to our appliance server offerings and allows our customers to quickly create a fully integrated turnkey appliance server.  We are working to expand SteelWorks® to address the needs of small to midsize businesses that require access to company data and attachments via their Blackberry handheld device.  This product is called SteelWorks® Mobile for the Blackberry Enterprise Server.  This mobile business solution makes a BlackBerry® connection to company data and attachments easy to install and easy to manage.  It is hardware and software in a low cost easy to install solution.

Suppliers

We devote significant resources to establishing and maintaining relationships with our key suppliers and when possible, purchase directly from component manufacturers such as Intel and SuperMicro.  We also purchase multiple products directly from large national and regional distributors such as Synnex, Ingram Micro, Avnet, and Bell Microproducts.

Certain suppliers provide us with incentives in the form of discounts, rebates, credits, cooperative advertising, and market development funds.  We must continue to obtain products at competitive prices from leading suppliers in order to provide competitively priced products for our customers.  We believe our relationships with our key suppliers to be good and believe that generally, there are multiple sources of supply available should the need arise.  In the event we are unable to purchase components from existing suppliers, we have alternative suppliers we can rely upon.

Patents, Trademarks and Licenses

We work closely with computer product suppliers and other technology developers to stay abreast of the latest developments in computer technology.  While we do not believe our continued success depends upon the rights to a patent portfolio, there can be no assurance that we will continue to have access to existing or new technology for use in our products.

On March 20, 2008, we were issued patent 3,396,156 titled ”SteelWorks”.

On September 15, 2008, we were issued community trademark Registration 006430359 (European); Japan #948064 (International), Canada Application Approval titled “SteelRestore”.

On October 21, 2008, we were issued patent 3,521,899 titled “Sure Audit”.

We conduct our business under the trademarks and service marks of “SteelCloud,” “SteelCloud Company” and “Dunn Computer Corporation.”  We believe our copyrights, trademarks and service marks have significant value and are an important factor in the marketing of our products.

Employees

As of October 31, 2008, and August 10, 2009, we had 48 and 18 employees, respectively.  None of our employees are covered by a collective bargaining agreement and we consider our relationships with our employees to be good.

We believe our future success depends in large part upon our continued ability to attract and retain highly qualified management, technical, and sales personnel.  We have an in-house training and mentoring program to develop our own supply of highly qualified technical support specialists.  There can be no assurance, however, that we will be able to attract and retain the qualified personnel necessary for our business.

Principal Executive Offices

Our principal executive offices are located at 13962 Park Center Road Herndon, Virginia 20171.  Our telephone number is (703) 674-5500, fax number is (703) 450-0407 and our website address is www.steelcloud.com. The information on our website is not incorporated by reference into this prospectus and should not be relied upon with respect to this offering.

DESCRIPTION OF PROPERTY

We lease approximately 24,000 square feet of office space in Herndon, Virginia.  Our monthly rent expense is approximately $21,000.

LEGAL PROCEEDINGS

On May 22, 2009, we entered into a Stipulation/Consent Order with CRP (the “Stipulation”), pursuant to an Affidavit and Statement of Account (the “Affidavit”), stating, as declared by a general manager of Jones Lang LaSalle, a property management company and agent for CRP Holdings A-1, LLC (“CRP”), the landlord of 14040 Park Center Road, Suite 210, Herndon, Virginia 20171 (the “Premises”), that CRP, as landlord, was seeking a judgment against us for: (i) possession of the Premises, and (ii) monetary damages for nonpayment of rent due under a sublease, dated September 28, 2004, by and between us and NEC America, Inc. (“NEC”) (the “Sublease”), and a subsequent assignment of the Sublease to CRP from NEC, dated December 15, 2008.  In the Stipulation we acknowledged that the balance due for rent and additional rent for the Premises was $168,637.96, together with attorney’s fees and court expenses of $7,041.00 through May 22, 2009 (the “Judgment Amount”).  Pursuant to the Stipulation, we paid $30,000 (the “Forbearance Payment”) on May 22, 2009 toward the Judgment Amount.  Further we agreed to, and have, vacated the Premises.  CRP agreed to stay enforcement of the Judgment Amount until the earlier of (a) our receipt of capital in the amount of at least $500,000, or (b) May 31, 2010.  The matter was returned to the court’s files pending our compliance with the terms of the Stipulation.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS

Market Information

Prior to the quotation of our common stock beginning on April 22, 1997, there was no established trading market for our common stock.  Our common stock is listed on The NASDAQ Stock Market, Inc.’s Capital Market.  We changed our symbol from “DNCC” to “SCLD” on October 19, 2000.

The following table sets forth the high and low selling prices as reported on the NASDAQ Capital Market through March 31, 2009, for each fiscal quarter during the fiscal years ended October 31, 2008 and 2007, as well as for the first, second and third quarters of fiscal 2009 through August 10, 2009.  These quotations reflect inter-dealer prices without retail mark-up, markdown, or commission and may not represent actual transactions.

	Fiscal 2007
	High	Low

First Quarter	$1.34	$0.61
Second Quarter	$1.47	$0.94
Third Quarter	$1.74	$1.12
Fourth Quarter	$1.68	$1.12

	Fiscal 2008
	High	Low

First Quarter	$1.25	$0.87
Second Quarter	$1.21	$0.80
Third Quarter	$1.58	$1.06
Fourth Quarter	$1.26	$0.56

	Fiscal 2009
	High	Low

First Quarter	$0.75	$0.30
Second Quarter	$0.38	$0.14
Third Quarter (Through August 10, 2009)	$0.35	$0.15

On August 10, 2009, the closing price of our common stock as reported on the NASDAQ Capital Market was $0.24 per share.  There were approximately 5,100 shareholders of our common stock as of such date.

Dividend Policy

We have not paid cash dividends on our common stock and do not intend to do so in the foreseeable future.

Equity Compensation Plan Information

The following table sets forth the number of securities to be issued upon the exercise of outstanding options, warrants and rights which were issued pursuant to our equity compensation plans as of October 31, 2008.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) [2]
	(a)	(b)	(c)
Equity compensation plans approved by security holders [1]	2,049,166	$1.20	1,859,809
Equity compensation plans not approved by security holders
Total	2,049,166	$1.20	1,859,809

[1]
Descriptions of our equity compensation plans can be found in Note 10 “Stock-Based Compensation” of the Footnotes to our Annual Consolidated Financial Statements for the fiscal year ended October 31, 2008.

[2]
In addition to being available for future issuance upon exercise of options that may be granted after October 31, 2008, all of the remaining 1,433,334 shares under our Amended 2007 Stock Option and Restricted Stock Plan, or the 2007 Option and Restricted Stock Plan, may instead be issued in the form of restricted stock.

NASDAQ

Given the current extraordinary market conditions, NASDAQ has determined to suspend the bid price and market value of publicly held shares requirements through Sunday, July 31, 2009.  In that regard, on October 16, 2008, NASDAQ filed an immediately effective rule change with the Securities and Exchange Commission, such that companies will not be cited for any new concerns related to bid price or market value of publicly held shares deficiencies.  On March 20, 2009, NASDAQ extended the suspension of these requirements.  These rules, after the extension, will be reinstated on Monday, August 3, 2009.

NASDAQ believes that this temporary suspension will allow companies to focus on running their businesses, rather than satisfying market-based requirements that are largely beyond their control in the current environment.  Moreover, this temporary suspension should help to restore investor confidence in affected NASDAQ companies as the suspension will allow investors to make decisions without considering the likelihood of a very near-term delisting.

Notwithstanding the foregoing, On March 23, 2009, we received notice, under NASDAQ Marketplace Rule 4310(c)(3), that our common stock was subject to potential delisting from the NASDAQ Capital Market because we did not meet the criteria of NASDAQ Listing Rule 5550(b) (the “Rule”) and did not have a minimum of $2,500,000 in stockholders’ equity, $35,000,000 market value of listed securities, or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.  We provided NASDAQ with a specific plan of how we intend to achieve and sustain compliance with all the NASDAQ Capital Market listing requirements, including a time frame for completion of such plan.  Our plan includes the following two strategies: (i) increasing our stockholders equity in excess of the minimum $2,500,000 requirement by raising between $3,000,000 to $4,000,000 through an equity transaction; and (ii) identifying a strategic partner interested in either merging with or acquiring us.  On April 28, 2009 we received notice from NASDAQ indicating that NASDAQ had granted our request for an extension of time to regain compliance with the Rule.  Pursuant to the terms of the extension, we were required to: (a) on or before July 6, 2009, complete an equity transaction or a merger and/or acquisition, and (b) make appropriate disclosures to the SEC and Nasdaq on a Form 8-K.    We were not able to complete an equity transaction or a merger and/or acquisition by July 6, 2009, and on July 8, 2009, we received written notification from NASDAQ stating that we did not meet the terms of the extension, and that, as a result, our common stock would be subject to suspension from trading at the opening of business on July 17, 2009, and delisted from NASDAQ.  The notification stated that a hearing request made to the NASDAQ Hearing Panel (the “Panel”) to appeal the determination would stay the delisting of our common stock pending the Panel’s decision.  On July 15, 2009, we requested a hearing to appeal the determination before the Panel and to present our plan for regaining compliance with the Rule (the “Appeal”).  On August 4, 2009, we received notice that NASDAQ received our Appeal, and that the delisting action has been stayed, pending a final written decision by the Panel after an oral/written hearing (the “Hearing”), where we must demonstrate our ability to regain and sustain compliance with the Rule.  The Hearing is scheduled for 11:00 A.M. EST, on September 3, 2009. We are required to submit to NASDAQ, by August 14, 2009, an updated plan of compliance and a chronological list of all Form 8-K or 6-K filings made since the date of our most recent annual filing.  There can be no assurance that the Panel will grant our request for continued listing.

FINANCIAL STATEMENTS

Annual Financial Statements

Interim Financial Statements
Condensed Consolidated Balance Sheet	F-22
Unaudited Condensed Consolidated Statements of Operations	F-23
Unaudited Condensed Consolidated Statements of Cash Flows	F-24
Notes to Unaudited Condensed Consolidated Financial Statements	F-25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
SteelCloud, Inc.

We have audited the accompanying consolidated balance sheets of SteelCloud, Inc. (a Virginia Corporation) and subsidiaries (the Company) as of October 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended October 31, 2008.  Our audits of the basic financial statements included the financial statement schedule listed in the index appearing under Item 15 (a) 2.  These financial statements and financial statement schedule are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of October 31, 2008 and 2007, and the results of its operations and its cash flows for each of the two years in the period ended October 31, 2008 in conformity with accounting principles generally accepted in the United States of America.  Also in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1, the Company incurred a net loss of $2,759,562 during the year ended October 31, 2008, and, as of that date, the Company had an accumulated deficit of $44,868,564 and working capital of $1,680,645.  These factors, among others, as discussed in Note 1 to the consolidated financial statements, raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Grant Thornton LLP

McLean, Virginia
January 29, 2009

STEELCLOUD, INC.
CONSOLIDATED BALANCE SHEETS

	OCTOBER 31,
	2007	2008
ASSETS
Current assets:
Cash and cash equivalents	$2,622,654	$752,351
Accounts receivable, net of allowance for doubtful accounts of $40,000 and $36,000 as of October 31, 2007 and 2008, respectively	2,625,372	1,571,673
Inventory, net	1,178,395	521,920
Prepaid expenses and other current assets	255,924	130,446
Deferred contract costs	83,753	-
Total current assets	6,766,098	2,976,390
Property and equipment, net	802,288	626,440
Equipment on lease, net	323,904	442,099
Other assets	44,053	7,020
Total assets	$7,936,343	$4,051,949

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,789,329	$718,316
Accrued expenses	1,158,641	561,009
Notes payable, current portion	12,842	7,538
Unearned revenue	98,255	8,882
Total current liabilities	3,059,067	1,295,745
Notes payable, long-term portion	15,442	7,903
Other	154,520	132,055
Total long-term liabilities	169,962	139,958
Stockholders’ equity:
Preferred stock, $.001 par value; 2,000,000 shares authorized, 0 and 0 shares issued and outstanding at October 31, 2007 and 2008, respectively	-	-
Common stock, $.001 par value; 50,000,000 shares authorized 14,716,934 and 15,138,376 shares issued at October 31, 2007 and 2008, respectively	14,717	15,138
Additional paid-in capital	50,234,099	50,902,172
Treasury stock, 400,000 shares at October 31, 2007 and 2008, respectively	(3,432,500)	(3,432,500)
Accumulated deficit	(42,109,002)	(44,868,564)
Total stockholders’ equity	4,707,314	2,616,246
Total liabilities and stockholders’ equity	$7,936,343	$4,051,949

See accompanying notes.

STEELCLOUD, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	YEARS ENDED OCTOBER 31,
	2007	2008

Products	$21,421,129	$16,333,600
Services	1,894,551	2,685,296
Net revenues	23,315,680	19,018,896

Products	17,064,855	13,764,101
Services	1,305,604	2,159,753
Costs of revenues	18,370,459	15,923,854

Gross profit	4,945,221	3,095,042

Selling and marketing	1,614,817	1,259,416
General and administrative	4,315,254	3,901,499
Research and product development	661,550	702,231
Severance and restructuring	317,548	-

Loss from operations	(1,963,948)	(2,768,104)

Other income (expense):
Interest income	46,458	26,912
Interest expense	(27,105)	(18,370)

Net loss attributable to common stockholders	$(1,944,595)	$(2,759,562)

Loss per share, basic and diluted:
Net loss per share	$(0.14)	$(0.19)

See accompanying notes.

STEELCLOUD, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Preferred Stock		Common Stock		Additional Paid-In	Treasury	Accumulated
	Shares	Amount	Shares	Amount	Capital	Stock	Deficit	Total

Balance at October 31, 2006	–	–	14,662,176	$14,662	$49,834,658	$(3,432,500)	$(40,164,407)	$6,252,413

Issuance of common stock in connection with employee stock purchase plan exercises	–	–	33,254	33	16,037	–	–	16,070
Stock compensation expense	–	–	–	–	322,136	–	–	322,136
Issuance of warrants in conjunction with the retainage of a financial services firm	–	–	–	–	40,000	–	–	40,000
Issuance of common stock to the Company’s board of directors	–	–	21,504	22	21,268	–	–	21,290
Net (loss)	–	–	–	–	–	–	(1,944,595)	(1,944,595)
Balance at October 31, 2007	–	–	14,716,934	14,717	$50,234,099	$(3,432,500)	$(42,109,002)	$4,707,314

Issuance of common stock in connection with employee stock purchase plan exercises	–	–	5,152	5	4,408	–	–	4,413
Issuance of common stock in connection with employee stock option plan exercises	–	–	196,290	196	121,503	–	–	121,699
Stock compensation expense	–	–	–	–	368,032	–	–	368,032
Issuance of common stock in connection with exercise of warrants	–	–	220,000	220	118,580	–	–	118,800
Issuance of warrants in conjunction with the retainage of a investor relations firm	–	–	–	–	55,550	–	–	55,550
Net (loss)	–	–	–	–	–	–	(2,759,562)	(2,759,562)
Balance at October 31, 2008	–	–	15,138,376	15,138	$50,902,172	$(3,432,500)	$(44,868,564)	$2,616,246

See accompanying notes.

STEELCLOUD, INC
CONSOLIDATED STATEMENTS OF CASH FLOWS

	YEARS ENDED OCTOBER 31,
	2007	2008
Operating activities
Net loss	$(1,944,595)	$(2,759,562)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock based compensation	343,426	368,032
Depreciation and amortization of property and equipment	578,920	482,294
Warrant based expense	40,000	55,550
Changes in operating assets and liabilities:
Accounts receivable, net	1,116,751	1,053,699
Inventory	6,674	656,475
Prepaid expenses and other assets	61,862	162,511
Deferred contract costs	133,741	83,753
Accounts payable	(850,017)	(1,071,013)
Accrued expenses	(224,490)	(613,001)
Unearned revenue	(72,021)	(96,469)
Net cash used in operating activities	(809,749)	(1,677,731)
Investing activities
Purchase of property and equipment	(223,494)	(424,641)
Net cash used in investing activities	(223,494)	(424,641)
Financing activities
Proceeds from exercise of common stock options	16,070	244,912
Payments on notes payable	(15,336)	(12,843)
Net cash provided by financing activities	734	232,069

Net decrease in cash and cash equivalents	(1,032,509)	(1,870,303)
Cash and cash equivalents at beginning of year	3,655,163	2,622,654
Cash and cash equivalents at end of year	$2,622,654	$752,351

Supplemental cash flow information
Interest paid	$27,105	$18,370
Income taxes paid	-	-

See accompanying notes

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2007 AND 2008

1.	Organization

Founded in 1987, SteelCloud, Inc. (the “Company” or “SteelCloud”) is a leading manufacturer of embedded integrated computing systems solutions for the federal marketplace and Independent Software Vendors (“ISV(s)”).  The Company designs, manufactures and integrates specialized servers for federal market prime contractors (“federal integrators”) and Independent Software Vendors (ISVs) who use the specialized servers to deliver software application to their clients.

SteelCloud was originally incorporated as Dunn Computer Operating Company on July 27, 1987 under the laws of the Commonwealth of Virginia.  On February 26, 1998, Dunn Computer Corporation ("Dunn") was formed and incorporated in the Commonwealth of Virginia to become a holding company for several entities including Dunn Computer Operating Company.  The Company's subsidiary is International Data Products ("IDP"), acquired in May 1998.  On May 15, 2001, the shareholders approved an amendment to the Company’s articles of incorporation to change the corporate name from Dunn Computer Corporation to SteelCloud, Inc.  On December 31, 2003, Dunn was merged with and into SteelCloud.  On February 17, 2004, the Company acquired the assets of Asgard Holding, LLC ("Asgard").  In July of 2006, as part of its restructuring efforts, the Company closed its sales office and ceased all of its operations in Florida.  The Company’s former subsidiaries, Puerto Rico Industrial Manufacturing Operations Acquisition Corporation (“PRIMO”), and STMS Corporation (“STMS”), are inactive.

The accompanying financial statements include the accounts of the Company and its subsidiaries, International Data Products Corporation (“IDP”), Puerto Rico Industrial Manufacturing Operations Acquisition Corporation (“PRIMO”), and STMS Corporation (“STMS”).  All intercompany accounts and activity have been eliminated in the consolidation process.

Going Concern

The Company’s independent accountants stated in their report on the consolidated financial statements of the Company for the year ended October 31, 2008 that the Company has had recurring operating losses that raise substantial doubt about its ability to continue as a going concern.  For the year ended October 31, 2008, the Company incurred a net loss of $2,759,562 and had an accumulated deficit of $44,868,564 as of that date.  The consolidated financial statements do not include any adjustments related to the recovery and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue as a going concern.

The Company is dependent upon available cash and operating cash flow to meet its capital needs.  The Company is considering all strategic options to improve its liquidity and provide it with working capital to fund its continuing business operations which include equity offerings, assets sales or debt financing as alternatives to improve its cash needs however, there can be no assurance that it will be successful in negotiating agreeable financing terms or at all.  If adequate funds are not available or are not available on acceptable terms, the Company will likely not be able to take advantage of unanticipated opportunities, develop or enhance services or products, respond to competitive pressures, or continue as a going concern.  There is no assurance the Company will be successful in raising working capital as needed.  There are no assurances that the Company will have sufficient funds to execute its business plan, pay its operating expenses and obligations as they become due or generate positive operating results.

The Company is in the process of executing on several restructuring initiatives which have occurred from late 2008 to the present that include:

•	A reorganization in November 2008 that included personnel terminations from all parts of the organization;

•	Sales of certain of the Company’s leased assets to customers;

•	Elimination of all non-essential costs; and

•	Reduction of occupancy costs.

While the Company believes that these initiatives will better align its costs with its anticipated revenues going forward, it will take time for these initiatives to have an impact on its net revenue and operating income.

2.	Management Change, Restructuring and Operations

In August 2007, the Company’s Board of Directors appointed Robert Frick as the Company's Executive Director.  The appointment was part of the transition plan that the Company initiated in 2006 when Clifton Sink, was charged to lead the Company to a return to profitability and an increased share price.  Also in August 2007, the Company entered into an Employment Resignation Agreement with Cliff Sink pursuant to which Mr. Sink resigned his positions as President and Chief Executive Officer and Board Member of the Company effective November 1, 2007.  On November 1, 2007, Mr. Frick assumed all leadership responsibilities as President and Chief Executive Officer of the Company and was appointed to the Board of Directors to fill the vacancy created by Mr. Sink's resignation.  The financial impact of the Employment Resignation Agreement was recorded as a charge to operations of approximately $318,000 in the Company’s fiscal 2007 fourth quarter.

3.	Significant Accounting Policies

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Security and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 104, Revenue Recognition in Financial Statements, corrected copy (“SAB 104”).  Generally, SAB 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable: and (4) collectability is reasonably assured.

Effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003, the Company adopted Emerging Issues Task Force Issue No. 00-21, “ Revenue Arrangements with Multiple Deliverables ” (“EITF 00-21”).  Issued in December 2002 by the Financial Accounting Standards Board (“FASB”), EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities.  This Issue addresses when and, if so, how an arrangement involving multiple deliverables should be divided into separate units of accounting.  This Issue does not change otherwise applicable revenue recognition criteria.  In the event the Company enters into a multiple element arrangement and there are undelivered elements as of the balance sheet date, the Company assesses whether the elements are separable and have determinable fair value in determining the amount of revenue to record.

The Company recognizes revenue associated with the resale of maintenance contracts on a net basis in accordance with Emerging Issues Task Force Issue No 99-19, “ Reporting Revenue Gross as a Principal versus Net as an Agent” (“EITF 99-19”),   and interpretations thereof.

Beginning in June 2006, the FASB Emerging Issues Task Force reached a consensus on Issue No. 06-03, "How Sales Taxes Collected From Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement" ("EITF 06-03").  The Company collects and remits sales and property taxes on products and services that it purchases and sells under its contracts with customers, and reports such amounts under the net method in its consolidated statements of operations.  Accordingly, there are no sales and property taxes included in gross revenue.

The Company derives its revenue from the following sources: product revenue, information technology support services, software license as a reseller and support revenue and software training and implementation revenue.

For product sales where title transfers upon shipment and risk of loss transfers to the customer, the Company generally recognizes revenue at the time of shipment.  For product sales where title and risk of loss transfers upon destination, the Company generally recognizes revenue when products reach their destination.  Revenue from hardware leased to customers under operating lease arrangements is recognized over the contract term.  When product and installation services that are not essential to the functionality of the product are sold as part of a bundled agreement, the fair value of the installation services, based on the price charged for the services when sold separately, is deferred and recognized when the services are performed.  The products sold are generally covered by a warranty for periods ranging from one to three years.  The Company accrues an estimated warranty reserve in the period of sale to provide for estimated costs to provide warranty services.

In October 2008 the Company began delivering its appliance solution specifically developed for Blackberry Enterprise Servers (“BES”).  This solution is a bundled hardware-software system and subject to American Institute of Certified Public Accountants’ Statement of Position (“SOP”) 97-2, “Software Revenue Recognition,” as modified by SOP 98-9, “Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions.” The software does not require significant modification and customization services.   The Company does not have vendor-specific objective evidence (“VSOE”) of fair value for its software.  Accordingly, when the software is sold in conjunction with the Company’s hardware, software revenue is recognized upon delivery of the hardware.

For services revenue under time and material contracts, the Company recognizes revenue as services are provided based on the hours of service at stated contractual rates.

The Company is a value-added solution provider for certain software products.  When resold software licenses, and related maintenance, customization and training services are all provided together to an individual customer the Company recognizes revenue for the arrangement after the Company has delivered the software license and the customer has approved all implementation and training services provided.  In instances where the Company only resells the software license and maintenance to the customer, the Company recognizes revenue after the customer has acknowledged and accepted delivery of the software.  The software manufacturer is responsible for providing software maintenance.  Accordingly, revenue from maintenance contracts is recognized upon delivery or acceptance, as the Company has no future obligation to provide the maintenance services and no right of return exists.

The Company incurs shipping and handling costs, which are recorded in cost of revenues.

Deferred revenue includes amounts received from customers for which revenue has not been recognized.  This generally results from certain customer contracts, ISV releases, warranties, hardware maintenance and support, and consulting services.  The deferred revenue associated with customer contracts and ISV releases represents payments received for milestones achieved prior to recognition of revenue.  This revenue will be recognized as products are shipped.  Revenues from warranties and hardware maintenance and support are recognized ratably over the service term selected by the customer.  Deferred service revenues from consulting are recognized as the services are performed.

Significant Customers

During fiscal year 2008, contracts with two customers, a Federal Integrator and a Commercial Customer, represented $9.5 million and $1.9 million respectively of our net revenues or 50% and 10% of total net revenues, respectively, for the fiscal year 2008.  Given the nature of the products manufactured by us as well as the delivery schedules established by our partners, revenue and accounts receivable concentration by any single customer will fluctuate from year to year.  Future revenues and results of operations could be adversely affected should these customers reduce their purchases, eliminate product lines or choose not to continue to buy products and services from us.

Equity-Based Compensation

The Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “ Share-Based Payment ” (“SFAS 123R”) on November 1, 2005.  Issued in December 2004, SFAS 123R requires that the fair value compensation cost relating to share-based payment transactions be recognized in financial statements.  Under the provisions of SFAS 123R, share-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized over the employee’s requisite service period.  The fair value of the Company’s stock options and employee stock purchase plan (“ESPP”) awards was estimated using a Black-Scholes option valuation model.  This model requires the input of highly subjective assumptions and elections in adopting and implementing SFAS 123R, including expected stock price volatility and the estimated life of each award.  The fair value of equity-based awards is amortized over the vesting period of the award and the Company has elected to use the straight-line method for amortizing its stock option and ESPP awards.  The Company adopted the modified prospective transition method as provided by SFAS 123R and compensation costs for all awards granted after the date of adoption and the unvested portion of previously granted awards outstanding are measured at their estimated fair value.

Other Equity-Based Compensation

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees and non-employee directors in accordance with SFAS No. 123R, and the conclusions reached by the Emerging Issues Task Force (“EITF”) Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services” (“EITF 96-18”).  Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable.  The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.  Stock-based compensation recognized under SFAS No. 123 and EITF 96-18 for services from non-employees was $40,000 and $55,550 during the fiscal years ended October 31, 2007 and 2008, respectively.

Income Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of certain assets and liabilities.  A valuation allowance is established, as necessary, to reduce deferred income tax assets to an amount expected to be realized in future periods.  The Company determines its valuation allowance pursuant to the provisions of SFAS No. 109, “Accounting for Income Taxes” , which requires the Company to weigh all positive and negative evidence including past operating results and forecasts of future taxable income.  In assessing the amount of the valuation allowance as of October 31, 2007 and 2008, the Company considered, in particular, its forecasted operations for the upcoming fiscal year, current backlog of orders, including those recently received, and other significant opportunities currently in its sales and marketing pipeline with a high probability of generating revenues.  Based upon this review, the Company will continue to fully reserve for all deferred tax assets as of October 31, 2008.

The Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”), on November 1, 2007.  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes” .  It prescribes that a company should use a more-likely-than-not recognition threshold based on the technical merits of the tax position taken.  Tax positions that meet the more-likely-than-not recognition threshold should be measured as the largest amount of the tax benefits, determined on a cumulative probability basis, which is more likely than not to be realized upon effective settlement in the financial statements.  The Company’s unrecognized tax benefits at October 31, 2008 are approximately $61,000, which includes approximately $49,000 of unrecognized tax benefits for windfall tax benefits from stock options exercised that are not recognized under SFAS No. 123R.  During the year ended October 31, 2008, the Company increased its unrecognized tax benefits by approximately $100,000 due to windfall benefits from stock options exercised and additional exposures identified during the year.  The Company reduced its unrecognized tax benefits by approximately $654,000 by adjusting its NOL carryforwards and making an automatic change in accounting method.  Both of these adjustments were made with the filing of the Company’s income tax return for the tax year ended October 31, 2007.  The Company added $49,000 of unrecognized tax benefit associated with tax deductions for stock option and warrant exercises in excess of corresponding book charges per SFAS 123R.  The Company also added $51,000 of unrecognized tax benefit to account for revisions in supporting documentation.  The Company has a valuation allowance against the full amount of its net deferred tax assets and therefore the adoption of FIN 48 had no impact on its retained earnings.  The amount of unrecognized tax benefits that, if recognized, would impact the effective tax rate is $0.

The Company conducts business in the U.S. and is subject to U.S. taxes.  As a result of our business activities, the Company files tax returns that are subject to examination by the respective federal and state tax authorities.  For income tax returns filed by us, the Company is no longer subject to U.S. federal, or state tax examination by tax authorities for years before the tax year ended October 31, 2005, although significant net operating loss carry forward tax attributes that were generated prior to the tax year ended October 31, 2005 may still be adjusted upon examination by tax authorities if they either have been or will be utilized.  The Company’s accounting policy is to recognize interest and penalties related to income tax matters in general and administrative expense.  The Company has $0 accrued for interest and penalties as of October 31, 2008.

Inventory

Inventory consists of materials and components used in the assembly of the Company’s products or maintained to support maintenance and warranty obligations and are stated at the lower of cost or market using actual costs on a first-in, first-out basis.  The Company maintains a perpetual inventory system and continuously records the quantity on-hand and actual cost for each product, including purchased components, subassemblies and finished goods.  The Company maintains the integrity of perpetual inventory records through periodic physical counts of quantities on hand.  Finished goods are reported as inventory until the point of title transfer to the customer.  Generally, title transfer is documented in the terms of sale.  When the terms of sale do not specify, the Company assumes title transfers when it completes physical transfer of the products to the freight carrier unless other customer practices prevail.

The Company periodically evaluates its inventory obsolescence reserve to ensure inventory is recorded at its net realizable value.  The Company’s policy is to assess the valuation of all inventories, including manufacturing raw materials, work-in-process, finished goods and spare parts in each reporting period.  In fiscal 2007, the Company adjusted the cost of excess and obsolete inventory to its net realizable value and released the obsolete or excess inventory reserve that was created in prior fiscal years.   Inherent in managements estimates of excess and obsolete inventory are management’s forecasts related to the Company’s future manufacturing schedules, customer demand, technological and/or market obsolescence and possible alternative uses.  If future customer demand or market conditions are less favorable than the Company’s projections, additional inventory write-downs may be required, and would be reflected in cost of sales in the period the revision is made.  For fiscal year ending 2007 and 2008 the Company incurred charges to expense of $86,000 and $186,000, respectively, associated with excess and obsolete inventory cost adjustments.

Warranty

Typically, the sale of the Company’s specialized servers includes providing parts and service warranty to customers as part of the overall price of the system.  The Company offers warranties for its systems that typically cover a period of 1 to 2 years and commence upon shipment of the system to the customer.  When appropriate, the Company records a reserve for estimated warranty expenses to cost of sales for each system upon revenue recognition.  The amount recorded is based on an analysis of historical activity.  All actual parts and labor costs incurred in subsequent periods are charged to the established reserves.

Actual warranty expenses are incurred on a system-by-system basis, and may differ from the Company’s original estimates.  While the Company periodically monitors the performance and cost of warranty activities, if actual costs incurred are different than its estimates, the Company may recognize adjustments to the reserve in the period in which those differences arise or are identified.

In addition to the provision of standard warranties, the Company offers customer-paid extended warranty services.  Revenues for extended maintenance and warranty services with a fixed payment amount are recognized on a straight-line basis over the term of the contract.

Research and Product Development Expenses

The Company expenses research and product development costs as incurred.  These costs consist primarily of labor charges associated with development of the Company’s commercial and federal products.  These research and development expenses amounted to approximately $662,000 and $702,000 during fiscal 2007 and 2008, respectively.

The Company invests in intellectual property in the form of proprietary products such as SteelWorks®.  SteelWorks® is an appliance management software that provides self-management and self-maintenance functionality to its appliance server offerings and allows its customers to quickly create a fully integrated turnkey appliance server.  The Company is working to expand SteelWorks® to address the needs of small to midsize businesses that require access to company data and attachments via their Blackberry handheld device.  This product is called SteelWorks® Mobile for the Blackberry Enterprise Server.  This mobile business solution makes a BlackBerry® connection to company data and attachments easy to install and easy to manage.  It is hardware and software in a low cost easy to install solution.

Cash and Cash Equivalents

The Company maintains demand deposit accounts with principally one financial institution.  At times, deposits exceed federally insured limits, but management does not consider this a significant concentration of credit risk based on the strength of the financial institution.  The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

Financial Instruments and Concentration of Credit Risk

The carrying value of the Company’s financial instruments including cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, notes payable and its line of credit approximates fair value.  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable.  The cash is held by high credit quality financial institutions.  For accounts receivable, the Company performs ongoing credit evaluations of its customers’ financial condition and generally does not require collateral.  The Company maintains reserves for possible credit losses.  As of October 31, 2007 and 2008, the Company had allowance for doubtful account balances of approximately $40,000 and $36,000, respectively.  The carrying amount of the receivables approximates their fair value.

Advertising Expenses

The Company expenses advertising costs as incurred.  Advertising costs consisted of expenditures for tradeshows, website maintenance, radio advertisements, and other charges associated with the dissemination of important Company news and product features to the public.  Advertising expense amounted to approximately $125,000 and $298,000 during fiscal 2007 and 2008, respectively.

Earnings Per Share

The Company follows the provisions of Statement of Financial Accounting Standards No. 128, “ Earnings Per Share” which requires the Company to present basic and fully diluted earnings per share.  Basic earnings per share is based on the weighted average shares outstanding during the period.  Diluted earnings per share increases the shares used in the basic share calculation by the dilutive effect on net income from continuing operations of stock options and warrants.  The dilutive weighted average number of common shares outstanding excluded potential common shares from stock options of approximately 557,000 and 352,000 for the fiscal years ending October 31, 2007 and 2008 respectively.  These shares were excluded from the earnings per share calculation due to their antidilutive effect resulting from the loss from operations.

Recent Pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “ Fair Value Measurements” (“SFAS No. 157”).  SFAS No. 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in U.S. Generally Accepted Accounting Principles more consistent and comparable.  SFAS No. 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings.  SFAS No. 157 is effective for fiscal years beginning after November 15, 2007.  Therefore, the Company is required to adopt SFAS No. 157 in the first quarter of 2009.  The Company does not believe the provisions of SFAS 157 will have a material impact on its financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” (“SFAS No. 159”).  SFAS No. 159 provides a choice to measure many financial instruments and certain other items at fair value and requires disclosures about the election of the fair value option.  Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings.  SFAS No. 159 is effective for fiscal years beginning after November 15, 2007.  Therefore, the Company is required to adopt SFAS No. 159 in the first quarter of 2009.  The Company does not believe the provisions of SFAS 159 will have a material impact on its financial statements.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (Revised 2007) “Business Combinations” (“SFAS No. 141R”).  SFAS No. 141R, which replaces SFAS No. 141, requires that the acquisition method of accounting (which SFAS No. 141 called the “purchase method”) be used for all business combinations and for an acquirer to be identified for each business combination.  SFAS No. 141R also establishes principles and requirements for how the acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.  SFAS No. 141R also requires that acquisition-related costs be recognized separately from the business combination.  SFAS No. 141R will apply prospectively to business combinations for which the acquisition date is after fiscal years beginning on or after December 15, 2008.  The Company is in the process of evaluating the effect, if any; the adoption of SFAS No. 141(R) will have on its financial statements.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51” (“SFAS No. 160”).  SFAS No. 160 requires all entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements.  Its intention is to eliminate the diversity in practice regarding the accounting for transactions between an entity and noncontrolling interests.  This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  Earlier adoption is prohibited.  The Company is in the process of evaluating the effect, if any; the adoption of SFAS No. 160 will have on its financial statements.

In February 2008, the FASB issued Staff Position No. 157-2, “Effective Date of FASB Statement No. 157” (“FSP 157-2”).  FSP 157-2 deferred the effective date of FAS 157 for all nonfinancial assets and nonfinancial liabilities to fiscal years beginning after November 15, 2008.  The Company is in the process of evaluating the effect, if any; the adoption of FSP 157-2 will have on its financial statements.

In October 2008, the FASB issued Staff Position No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for that Asset is not Active” (“FSP 157-3”).  FSP 157-3 provides guidance for determining the fair value of a financial asset in an inactive market.  The Company is in the process of evaluating the effect, if any; the adoption of FSP 157-3 will have on its financial statements.

In May 2008, the FASB issued Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments that May be Settled in Cash Upon Conversion.” (“APB 14-1”). APB 14-1 requires that the liability and equity components of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) be separately accounted for in a manner that reflects an issuer’s nonconvertible debt borrowing rate.  The resulting debt discount is amortized over the period the convertible debt is expected to be outstanding as additional non-cash interest expense.  APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  Retrospective application to all periods presented is required except for instruments that were not outstanding during any of the periods that will be presented in the annual financial statements for the period of adoption but were outstanding during an earlier period.  The Company in the process of evaluating the effect, if any; the adoption of APB 14-1 will have on its financial statements.

4.	Inventories

Inventories consisted of the following:

	Years ended October 31,
	2007	2008
Raw materials	$758,154	$344,898
Work in process	290,603	-
Finished goods	129,638	177,022
	$1,178,395	$521,920

5.	Property and Equipment and Equipment on Lease

Property and equipment, including leasehold improvements, are stated at cost.  Property and equipment are depreciated using the straight-line method over the estimated useful lives ranging from one to five years.  Furniture and fixtures are depreciated over an estimated useful life of five years.  Leasehold improvements are amortized over the related lease term.

Any tenant allowances have been recorded as deferred rent and will be recognized as a reduction in rent expense over the applicable lease term.

Property and equipment consisted of the following:

	Years ended October 31,
	2007	2008
Computer and office equipment	$637,063	$296,215
Furniture and fixtures	38,530	38,530
Leasehold improvements	941,617	941,617
Other	230,279	112,668
	1,847,489	1,389,030
Less accumulated depreciation and amortization	(1,045,201)	(762,590)
	$802,288	$626,440

As discussed in Note 3 “Significant Accounting Policies” to the Notes to Consolidated Financial Statements, the Company owns equipment that is currently at customer sites under multiple operating lease agreements.  The cumulative cost of the equipment was $1,196,195 and $987,741 at October 31, 2007 and 2008 respectively.  The Company depreciates its leased property and equipment assets over the lesser of the related lease term or the useful life of the leased asset.  The related cumulative accumulated depreciation on the equipment was $872,291 and $545,642 at October 31, 2007 and 2008, respectively.

6.	Bank Lines of Credit and Notes Payable

Operating Line of Credit

On March 6, 2008, the Company renewed its bank line of credit that allows the Company to borrow an amount to the lesser of its collateralized cash on hand or $3.5 million.  The line of credit bears interest at the LIBOR Market Index rate plus 1.25%.  The line of credit is secured by all assets of the Company   and expires and is subject to renewal on March 31, 2009.  There were no outstanding borrowings on the line of credit at October 31, 2007 and 2008.

Notes Payable

Notes payable consisted of the following:

	Years ended October 31,
	2007	2008
Asset loans, bearing interest at annual interest rates from 0.0% to 4.9% due in aggregate monthly payments of $676 to expire in October 2010, $348 and $359, that expired in July 2008 and July 2008, respectively, secured by certain assets of the Company	$28,284	$15,441
Less current portion	12,842	7,538
Notes payable, long-term	$15,442	$7,903

7.	Commitments

Operating Leases

The Company has executed non-cancelable leases for its headquarters and operations facilities.  The operating expenses associated with these facilities are included in the monthly rent expense.  The operations facilities lease expires in August 2014 and the headquarters lease expires in August 2009.  The Company recognizes rent holiday periods, scheduled rent increases and tenant improvement allowances on a straight-line basis over the lease term beginning with the commencement date of the lease.  Rent expense for office space under these leases, which is recorded on a straight-line basis over the life of each lease, was approximately $526,000 and $526,000 for the years ended October 31, 2007, and 2008, respectively.

 Additionally, the Company leases office equipment under non-cancelable operating leases expiring in September of 2009.  Total rental expense was $21,000 and $19,000 for the years ended October 31, 2007, and 2008, respectively.

Future minimum lease expenditures under all non-cancelable operating leases at October 31, 2008 are as follows:

2009	485,823
2010	268,991
2011	268,991
2012	268,991
2013	268,991
2014	224,160
Total	$1,785,947

8.	Employment Agreements

 The Company has employment contracts for two key executives.  The agreements have terms of 3 years, expiring in August 2010 and October 2010, respectively, and automatically renew for additional one-year terms unless terminated by either the Company or the employee.  The aggregate annual minimum commitment under these agreements is approximately $475,000.

In August 2007, the Company entered into an employment agreement with Mr. Frick pursuant to which Mr. Frick will serve as the Company's President and Chief Executive Officer.  The term of the Employment Agreement is for three years, subject to certain termination provisions.  Also in August 2007, the Company entered into an employment resignation agreement with Cliff Sink pursuant to which Mr. Sink resigned his positions as President and Chief Executive Officer and Board Member of the Company effective November 1, 2007.

On October 31, 2007, the Company entered into an amended employment agreement with Kevin Murphy, the Company's current Chief Financial Officer, pursuant to which the terms of Mr. Murphy's employment agreement, dated June 8, 2004, were amended.  Under the terms of the Amended Agreement, Mr. Murphy shall continue to serve as the Chief Financial Officer of the Company for an additional thirty-six (36) months, commencing from the date of the Amended Agreement.  Mr. Murphy shall also serve as the Company's Executive Vice President.

9.	Stockholders’ Equity

Issuance of Unregistered Common Stock

On March 7, 2007, the Company issued 21,504 shares of our common stock to members of its Board of Directors.  The shares were valued at $0.99 based upon the closing price of the Company’s common stock on that date.  The total expense associated with this stock issuance was approximately $21,000.

Warrants

On September 14, 2007, the Company issued 100,000 warrants in exchange for investor relations services valued at approximately $56,000.  The warrants were issued at an exercise price of $1.28 and expires on September 14, 2012.  The fair value of the warrants was estimated in four equal tranches over a four-month vesting period using the Black- Scholes Option pricing fair value model.

The Company recognized $40,000 and $56,000 of sales and marketing expense associated with the issuance of warrants in exchange for services for the fiscal years ended October 31, 2007 and 2008 respectively.

10.	Stock Based Compensation

The Company adopted Statement of Financial Accounting Standards No. 123 (Revised 2004), “ Share-Based Payment ” (“SFAS No. 123R”) on November 1, 2005.  Issued in December 2004, SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements.  Under the provisions of SFAS No. 123R, share-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized over the employee’s requisite service period.  Stock-based compensation expense for the year ended October 31, 2007 and 2008 increased the Company’s basic and diluted loss per share by approximately $0.03 and $0.03, respectfully.  The estimated fair value of the Company’s stock-based awards is amortized on a straight-line basis over the awards’ vesting period.

A summary of the total stock-based compensation expense for the fiscal years ended October 31, 2007 and 2008 is as follows:

	Year ended October 31,
	2007	2008
Stock based expense allocation
Cost of goods sold	$-	$24,000
General and administrative	286,000	294,000
Selling and marketing	-	29,000
Research and development	-	21,000
Severance and restructuring	57,000	-
Total stock compensation	$343,000	$368,000

Stock Option s

In January 1997, the Company adopted the 1997 Stock Option Plan (the “1997 Option Plan”).  Under the 1997 Option Plan, options to purchase a maximum of 2,650,000 shares of the Company’s common stock (subject to adjustments in the event of stock splits, stock dividends, recapitalizations and other capital adjustments) may be granted to employees, officers and directors of the Company and certain other persons who provide services to the Company.  In addition, the Company established the 2002 Stock Option Plan (the “2002 Option Plan”) in May 2002, which permits the Company to grant up to 750,000 options to employees, officers and directors of the Company and certain other persons who provide services to the Company under that Plan.  In May 2004, the Company’s shareholders approved an amendment to the Company’s 2002 Stock Option Plan to increase the number of options available under the plan from 750,000 to 1,500,000.  In May 2007, the Company’s shareholders approved the 2007 Stock Option Plan which permits the Company to grant up to 1,500,000 options to employees, officers and directors of the Company.  In May 2008, the Company’s shareholders approved an amendment to the Company’s 2007 Stock Option Plan creating the Amended 2007 Stock Option and Restricted Stock Plan (the “2007 Option and Restricted Stock Plan”).  The 2007 Stock Option and Restricted Stock Plan permits the Company to issue restricted stock awards to employees, officers and directors of the Company in addition to stock option awards.

As of October 31, 2008, there were no options available for future grants under the 1997 Option Plan, 158,710 options available for future grants under the 2002 Option Plan and 1,433,334 options and/or restricted stock awards available for future grants under the 2007 Option and Restricted Stock Plan.

Stock options are generally granted at the fair market value of its common stock at the date of grant.  The options vest ratably over a stated period of time not to exceed four years.  The contractual terms of the options are five or ten years.

A summary of the Company’s stock option activity as of October 31, 2008 is presented below:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)
Outstanding at October 31, 2007	1,786,000	$1.13	3.17
Exercisable at October 31, 2007	686,625	$1.60	2.33
Options granted	1,015,000	$1.26
Options exercised	196,290	$0.62
Options canceled or expired	622,210	$1.13
Outstanding at October 31, 2008	1,982,500	$1.24	3.42
Exercisable at October 31, 2008	879,584	$1.36	2.51

The total options outstanding do not include 600,000 non-qualified options granted to the former IDP stockholders that are not included in the Option Plan.

The aggregate intrinsic value of options exercised during the fiscal years ended October 31, 2008 was approximately $93,000.  There were no options exercised during the fiscal year ended October 31, 2007.  The intrinsic value of a stock option is the amount by which the market value of the underlying stock exceeds the exercise price of the option.  There was no intrinsic value for options outstanding or options exercisable for year ended October 31, 2008.

The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing fair value model.  This model is calculated based on exercise price, an expected annual dividend yield of 0% and several subjective assumptions, including the expected term and expected stock price volatility over the expected term.  The weighted-average grant-date fair value of options granted during the fiscal years ended October 31, 2007 and 2008 was $0.39 and $0.51, respectively.

The fair value of the Company’s Stock Option awards granted during the fiscal year ended October 31, 2007 were estimated based upon the following assumptions:

	Years ended October 31,
	2007	2008
Expected term (years) [1]	0.42 to 3.50	3.25 to 3.70
Expected stock price volatility [2]	58.2% to 64.2%	57.6% to 60.1%
Weighted average volatility [2]	59.4%	58.80%
Risk-free interest rate [3]	3.81% to 5.03%	2.03% to 2.92%

1- Expected term.   For awards granted   prior to January 1, 2008 , expected term for the stock option awards was calculated based upon the simplified method set out in the SEC Staff Accounting Bulletin No. 107 (“ SAB 107”).  For awards granted after January 1, 2008 the Company continued to use the simplified method set out in SAB 107 for grants with two-year graded vesting for which it lacked sufficient historical share option exercise data in accordance with SEC Staff Accounting Bulletin No. 110.  Expected term for grants of one year cliff vesting stock option awards was calculated based upon historical share option exercises for which the Company did have sufficient historical data.

2- Expected stock price volatility.   Expected stock price volatility for Stock Option awards is calculated using the weighted average of the Company’s historical volatility over the expected term of the award.

3- Risk-free interest rate.   The risk-free interest rate is calculated based on the U.S Treasury yield curve on the grant date and the expected term of the award.

The Company modified the stock option agreement of one employee in fiscal year 2007.  As a result of the modification the Company recorded and additional $57,000 of stock-based compensation expense which was recorded as severance and restructuring expense.

A summary of the Company’s outstanding stock options at October 31, 2008 is as follows:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted- Average Exercise Price	Average Remaining Contractual Life	Number Outstanding	Weighted- Average Exercise Price

$0.55-$1.75	1,687,500	$1.04	3.84	584,584	$0.85
$1.76-$4.50	295,000	$2.37	1.00	295,000	$2.37
$0.55-$4.50	1,982,500	$1.24	3.42	879,584	$1.36

A summary of the status of the Company’s nonvested shares as of October 31, 2008, and changes during the fiscal year ended October 31, 2008, is presented below:

	Shares	Weighted- Average Grant-Date
Nonvested at October 31, 2007	1,099,375	$.046
Options granted	1,015,000	$0.51
Options vested	(606,459)	$0.51
Options forfeited	(405,000)	$0.36
Nonvested at October 31, 2008	1,102,916	$0.52

The Company recognized approximately $306,000 and $364,000 of stock-based compensation expense associated with stock option awards in the fiscal years ended October 31, 2007 and 2008, respectively.  As of October 31, 2008, unrecognized compensation expense related to nonvested stock options was $341,000 which is expected to be recognized through September 2010 over a weighted average period of 0.65 years.  The total fair value of shares vested during the years ended October 31, 2007, and 2008 was approximately $111,000 and $309,000 respectively.

Employee Stock Purchase Plan

In August, 1998, the Board adopted an Employee Stock Purchase Plan (“ESPP”) whereby employees may purchase Company stock through a payroll deduction plan.  The purchase price of the stock is the lower of 85% of the fair market value on the first or last day of the applicable six month offering period.  All employees, including officers but not directors, are eligible to participate in this plan.  Executive officers whose stock ownership of the Company exceeds five percent of the outstanding common stock are not eligible to participate in this plan.  In May 2007, the Company’s shareholders approved an amendment to the ESPP that increased the number of shares available for issuance from 300,000 to 600,000.

As of October 31, 2008, there were 267,765 options available for future grants under the Amended Stock Purchase Plan.

The fair value of each ESPP award is estimated on the date of the grant using the Black-Scholes option-pricing fair value model.  This model is calculated based on exercise price, an expected annual dividend yield of 0%, the expected term and a subjective assumption, expected stock price volatility over the expected term.  The Company used FASB Technical Bulletin No. 97-1, “Accounting under Statement 123 for Certain Employee Stock Purchase Plans with a Look-Back Option,” in determining the fair value of its ESPP awards.  The fair value of the Company’s ESPP awards granted during the fiscal year ended October 31, 2007 and 2008 was estimated based upon the following assumptions:

	Years ended October 31,
	2007	2008
Expected term (years) [1]	0.50	0.50
Expected stock price volatility [2]	67.9% to 83.6%	64.6%
Risk-free interest rate [3]	4.15% to 5.09%	1.53%

1- Expected term.   Expected term for ESPP awards is equal to the vesting period of the award.

2- Expected stock price volatility.   Expected stock price volatility for ESPP awards is calculated using the weighted average of the Company’s historical volatility over the expected term of the award.

3- Risk-free interest rate.   The risk-free interest rate is calculated based on the U.S. Treasury yield curve on the grant date and the expected term of the award.

The Company recognized approximately $4,000 of stock-based compensation expense associated with ESPP awards in the fiscal year ended October 31, 2008.  As of October 31, 2008, there was not any unrecognized compensation cost related to ESPP awards.

Restricted Stock Awards

Restricted stock awards are issued pursuant to the Company’s 2007 Stock Option and Restricted Stock Plan.  The Company’s restricted stock grants are accounted for as equity awards.  The expense is based on the price of the Company’s common stock, and is recognized on a straight-line basis over the requisite service period.  The Company’s restricted stock agreements do not contain any post-vesting restrictions.  The restricted stock award grants vest ratably over a two to three year period.

In September of 2007, the Company granted 180,000 shares of restricted stock.  The weighted average restricted stock grant fair value for fiscal year ended October 31, 2007 was $1.22.  None of the restricted stock award grants were vested or cancelled in the fiscal year ended October 31, 2007.  No restricted stock awards were granted during the fiscal year ended October 31, 2008.

A summary of the Company’s restricted stock award activity as of October 31 , 2008, and changes during the year then ended are as follows:

	Shares	Weighted- Average Price/Share	Intrinsic Value
Nonvested at October 31, 2007	180,000	$1.22
Granted	-	$-
Vested and issued	-	$-
Cancelled	(113,334)	$1.24
Nonvested at October 31, 2008	66,666	$1.20	$39,332

The Company recognized $5,000 of stock-based compensation expense associated with restricted stock awards in the fiscal year ended October 31, 2007.  The Company did not recognize any stock-based compensation expense associated with restricted stock awards in the fiscal year ended October 31, 2008.  As of October 31, 2008, unrecognized compensation expense related to nonvested restricted stock awards was $75,000 which is expected to be recognized through September 2010 over a weighted average period of 1.36 years.

11.	Income Taxes

The provision for income taxes consists of the following:

Years ended October 31,
	2007	2008

Current:
Federal	$-	$-
State	-	-
Deferred:
Federal	-	-
State	-	-
Total Provision for income taxes	$-	$-

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Components of the Company’s net deferred tax asset balance are as follows:

	Years ended October 31,
	2007	2008
Deferred tax assets:
Current portion:
Accrued expenses	$114,633	$61,390
Asset reserves	14,498	72,156
Other	3,452	31,674
Total current portion	132,583	165,220
Long term portion:
Net operating loss carryforwards	15,357,452	16,318,196
Deferred rent	65,603	58,768
Stock compensation	25,418	83,890
Investment reserve	55,009	55,252
Depreciation	149,823	153,128
Intangibles	827,821	757,560
Total long term portion	16,481,126	17,426,794
Deferred tax credit:
Valuation allowance	(16,613,709)	(17,525,032)
Total deferred tax asset	$-	$66,982
Deferred tax liabilities:
Current portion:
Change in accounting method	-	(33,491)
Long term portion:
Change in accounting method	-	(33,491)
Total deferred tax liability	$-	$(66,982)
Net deferred tax asset	$-	$-

As of October 31, 2008, the Company had approximately $44.4 million in pretax net operating loss carryforwards reported on its tax returns, which expire between 2011 and 2028.  Of this amount, approximately 132,000 is unrecognized in the financial statement under SFAS 123R related to stock-based compensation that has not yet provided a benefit due to the Company’s net operating loss position.  The Company completed an analysis as of October 31, 2008 to determine whether there was any limitation on its net operating loss carryforwards under Section 382 of the Internal Revenue Code.  The Company determined that as of October 31, 2008, there was no limitation on its net operating loss carryforwards.

As of October 31, 2008, the Company has recorded a valuation allowance of approximately $17.5 million against the total deferred tax asset of $17.6 million.  The portion of the valuation allowance for which subsequently recognized benefits will increase stockholders’ equity was $0.3 million.  In assessing the amount of the valuation allowance as of October 31, 2008, we considered, in particular, our forecasted operations for the next fiscal year, taking into account our year to date results of operations, current backlog of orders, including those recently received, and other significant opportunities currently in our sales and marketing pipeline with a high probability of generating revenues.  Based upon this review, management determined that it is not more likely than not its net deferred tax assets will be realized and has provided a valuation allowance against all deferred tax assets as of October 31, 2008.

The reconciliation of income tax from the federal statutory rate of 34% is:

	Years ended October 31,
	2007	2008

Tax at statutory rates:	$(661,162)	$(938,251)
Non-deductible (income) expenses, net	8,141	8,866
Stock based compensation	92,718	73,784
Valuation allowance	(957,715)	911,323
State income tax, net of federal benefit	(51,974)	(78,216)
Change in state tax rates	885,957	(73,201)
True-up of net-operating loss	687,854	87,985
Other	(3,819)	7,710
	$-	$-

The Company conducts business in the U.S. and is subject to U.S. taxes.  As a result of its business activities, the Company files tax returns that are subject to examination by the respective federal and state tax authorities.  For income tax returns filed by the Company, the Company is no longer subject to U.S. federal, or state tax examination by tax authorities for years before the tax year ended October 31, 2005, although significant net operation loss carry forward tax attributes that were generated prior to the tax year ended October 31, 2005 may still be adjusted upon examination by tax authorities if they either have been or will be utilized.

As a result of the adoption of FIN 48, the Company identified unrecognized tax benefits of $615,674 related to tax positions taken in prior years that did not meet the more-likely-than-not recognition threshold based on the technical merits of the tax position taken.    We have a valuation allowance against the full amount of our net deferred tax assets and therefore, the adoption of FIN 48 had no impact on our retained earnings.

During the year ended October 31, 2008, we increased our unrecognized tax benefits by approximately $100,000 due to windfall benefits from stock options exercised and additional exposures identified during the year.  The Company reduced its unrecognized tax benefits by approximately $654,000 by adjusting its NOL carryforwards and making an automatic change in accounting method.  Both of these adjustments were made with the filing of the Company’s income tax return for the year ended October 31, 2007 in July 2008.

The change in the Company’s unrecognized tax benefits   related to FIN 48 and SFAS 123R are shown in the table below:

Balance at November 1, 2007	$615,674
Additions related to current year tax positions	50,971
Additions related to current year windfall tax benefits not recognized under SFAS 123R	48,697
Reduction for tax positions related to the current year	-
Additions for tax positions of prior years	54
Reductions for tax positions of prior years	-
The amounts of decreases in the unrecognized tax benefits relating to settlements with taxing authorities	(654,251)
Expiration of the statute of limitations for the assessment of taxes	-
Balance at October 31, 2008	$61,145

The amount of unrecognized tax benefits that, if recognized, would impact the effective tax rate is zero.   The Company does not expect its unrecognized tax benefit liability to change significantly over the next 12 months.   The Company’s accounting policy is to recognize interest and penalties related to income tax matters in general and administrative expense.  The Company has $0 accrued for interest and penalties as of October 31, 2008.

The exercise of stock options during the year ended October 31, 2008 generated an income tax deduction equal to the excess of the fair market value over the exercise price.  In accordance with SFAS No. 123R, the Company will not recognize a deferred tax asset with respect to the excess stock compensation deductions until those deductions actually reduce the Company’s income tax liability.  As such, the Company has not recorded a deferred tax asset related to the net operating losses of approximately $132,000 resulting from the exercise of these stock options in the accompanying financial statements.  At such time as the Company utilizes these net operating losses to reduce income tax payable, the tax benefit will be recorded as an increase in additional paid in capital.

12.	Earnings Per Share

Basic net income per share is computed by dividing net income by the weighted-average number of common shares outstanding during the period.  Diluted net income per share is computed, using the treasury stock method, as though all potential common shares that are dilutive were outstanding during the period.  The following table provides a reconciliation of the numerators and denominators of the basic and diluted computations for net (loss) per share.

	Years ended October 31,
	2007	2008
Numerator:
Net (loss) from operations	$(1,944,595)	$(2,759,562)
Denominator:
Denominator for basic earnings per share- weighted-average shares	14,286,551	14,493,215
Effect of dilutive securities:
Employee stock options	–	–
Warrants	–	–
Restricted stock	–	–
Dilutive potential common shares	–	–
Denominator for diluted earnings per share - adjusted weighted-average shares and assumed conversions	14,286,551	14,493,215
(Loss) per share from operations, basic and diluted	$(0.14)	$(0.19)

13.	Retirement Plans

401(k) Plans

The Company maintains a 401(k) (the “Plan”) for all current employees.  Under the Plan, employees are eligible to participate the first calendar day of the month following their first day of service and attaining the age of 18.  Employees could defer up to $15,500 of compensation in calendar year 2008.  Employee contributions are subject to Internal Revenue Service limitations.  All employees who contributed to the Plan are eligible to share in discretionary Company matching contributions.  The Company match is equal to 50% of employee contributions up to 6%.  Company contributions vest over 5 years.  In fiscal 2007 and 2008, the Company contributed approximately $88,000 and $72,000 to the participants of the 401(k), respectively.

14.	Segment Reporting

FASB Statement of Financial Accounting Standards No. 131, “ Disclosures about Segments of an Enterprise and Related Information” (“SFAS No. 131”) , establishes standards for reporting information about operating segments.  Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance.  SFAS No. 131 also establishes a quantitative threshold, whereby an enterprise should report separately information about operating segments if its reported revenue is 10% or more of the combined revenue of all reported operating segments.  The Company is organized on the basis of products and services.  The Company’s chief operating decision maker is the Company’s Chief Executive Officer.  While the Chief Executive Officer is apprised of a variety of financial metrics and information, the Chief Executive Officer makes decisions regarding how to allocate resources and assess performance based on a single operating unit.

15.	Related Party Transactions

An individual who is a director is also founding member of Gersten Savage LLP, who provides legal services to the Company.  During the fiscal years ended October 31, 2007 and 2008, the Company paid Gersten Savage LLP approximately $83,000 and $93,000, respectively, in legal fees.

16.	Commitments and Contingencies

The Company has accrued approximately $58,000 pertaining to non-income taxes and related interest and penalties that would have resulted from the failure to file the associated returns.  The Company intends to file the necessary returns to resolve the contingency.

17.	Subsequent Event

On January 12, 2009, the Company and Robert E. Frick, the Company’s Chief Executive Officer and President, mutually terminated Mr. Frick’s employment agreement as a result of Mr. Frick’s health.  Mr. Frick also resigned from the Board.

On January 14, 2009, the Board appointed Brian Hajost, a former executive officer of the Company, as the Company’s Chief Executive Officer, President and a member of the Board, and Kevin Murphy, the Company’s current Chief Financial Officer and Executive Vice President, as a member of the Board.

STEELCLOUD, INC.
CONDENSED CONSOLIDATED BALANCE SHEET

	October 31,	April 30,
	2008	2009
		(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$752,351	$538,164
Accounts receivable, net	1,571,673	302,291
Inventory, net	521,920	461,227
Prepaid expenses and other current assets	130,446	157,612
Deferred contract costs	-	25,000
Total current assets	2,976,390	1,484,294

Property and equipment, net	626,440	539,053
Equipment on lease, net	442,099	2,180
Other assets	7,020	12,109

Total assets	$4,051,949	$2,037,636

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$718,316	$482,443
Accrued expenses	561,009	441,253
Notes payable, current	7,538	7,719
Unearned revenue	8,882	36,596
Total current liabilities	1,295,745	968,011

Long-term liabilities
Notes payable, long-term	7,903	3,998
Other long-term	132,055	174,814
Total long-term liabilities	139,958	178,812

Stockholders’ equity
Preferred stock, $.001 par value: 2,000,000 shares authorized, no shares issued and outstanding at October 31, 2008 and April 30, 2009	–	–
Common stock, $.001 par value: 50,000,000 shares authorized, 15,138,376 and 15,342,376 shares issued at October 31, 2008 and April 30, 2009, respectively	15,138	15,342
Additional paid in capital	50,902,172	51,030,239
Treasury stock, 400,000 shares at October 31, 2008 and April 30, 2009	(3,432,500)	(3,432,500)
Accumulated deficit	(44,868,564)	(46,722,268)
Total stockholders’ equity	2,616,246	890,813

Total liabilities and stockholders’ equity	$4,051,949	$2,037,636

The Accompanying Notes Are an Integral Part of these Condensed Consolidated Financial Statements

STEELCLOUD, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended April 30,		Six Months Ended April 30,
	2008	2009	2008	2009
Revenues
Products	$7,827,740	$958,263	$13,080,767	$1,306,165
Services	556,894	238,600	1,110,339	779,608
Total revenues	8,384,634	1,196,863	14,191,106	2,085,773

Cost of revenues
Products	6,435,320	826,048	11,051,123	1,238,472
Services	480,204	166,709	920,513	613,558
Total cost of revenues	6,915,524	992,757	11,971,636	1,852,030

Gross profit	1,469,110	204,106	2,219,470	233,743

Selling and marketing	281,718	144,280	601,962	280,254
Research and product development	208,888	102,273	407,113	203,754
General and administrative	973,440	807,921	1,887,793	1,530,643
Severance and restructuring	-	-	-	73,205

Income (loss) from operations	5,064	(850,368)	(677,398)	(1,854,113)

Interest income, net	4,827	410	11,242	410

Income (loss) before income taxes	9,891	(849,958)	(666,156)	(1,853,703)

Provision for income taxes	-	-	-	-

Net income (loss)	$9,891	$(849,958)	$(666,156)	$(1,853,703)

Income (loss) per share (basic and diluted):
Basic and diluted income (loss) per share	$0.00	$(0.06)	$(0.05)	$(0.13)

Weighted–average shares outstanding:
Basic	14,323,458	14,828,849	14,320,179	14,783,698
Diluted	14,667,606	14,828,849	14,320,179	14,783,698

The Accompanying Notes Are an Integral Part of these Condensed Consolidated Financial Statements

STEELCLOUD, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended April 30,
	2008	2009
Operating activities
Net loss	$(666,156)	$(1,853,703)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Depreciation and amortization	252,956	196,153
Stock-based compensation	163,519	128,271

Changes in operating assets and liabilities:
Accounts receivable	579,248	1,269,382
Inventory	(418,560)	60,693
Deferred contract costs	38,630	(25,000)
Prepaid expenses and other assets	54,393	(32,255)
Accounts payable	2,575,761	(235,873)
Unearned revenue	(48,852)	27,714
Accrued expenses and other liabilities	(421,708)	(76,997)
Net cash provided by (used in) operating activities	2,109,231	(541,616)

Investing activities
(Purchase) sale of property and equipment	(27,138)	331,153
Net cash (used in) provided by investing activities	(27,138)	331,153

Financing activities
Proceeds from exercise of common stock options	10,173	-
Payments on notes payable	(7,792)	(3,725)
Net cash provided by (used in) financing activities	2,381	(3,725)

Net increase (decrease) in cash and cash equivalents	2,084,474	(214,187)

Cash and cash equivalents at beginning of period	2,622,654	752,351
Cash and cash equivalents at end of period	$4,707,128	$538,164

Supplemental cash flow information

Interest paid	$5,756	$1,393
Income taxes paid	$-	$-

The Accompanying Notes Are an Integral Part of these Condensed Consolidated Financial Statements

1.    Nature of Business and Basis of Presentation

Founded in 1987, SteelCloud, Inc. (the “Company” or “SteelCloud”) is a developer and manufacturer of integrated computer systems and appliance solutions for the federal, Independent Software Vendors (“ISV”), and Blackberry markets.  SteelCloud designs, manufactures and integrates specialized servers for federal market prime contractors (“federal integrators”) and ISV’s who use the specialized servers to deliver application software to their clients.

SteelCloud has developed SteelWorks® Mobile (“SteelWorks Mobile”), an appliance solution specifically for the BlackBerry Enterprise Server (“BES”).  SteelWorks Mobile was developed in conjunction with Research in Motion (“RIM”).  SteelWorks Mobile is an integrated server appliance that enables virtually any size organization to implement the BES at a fraction of the cost, time, and resource commitment.  SteelCloud has filed for patent protection for the SteelWorks Mobile technology it created for the installation wizard, backup and restore features.  These patents are currently pending approval from the U.S. Patent and Trademark Office.  Additionally, SteelCloud developed SteelWorks FedMobile, a BlackBerry Enterprise Server appliance solution specifically for the Department of Defense (“DoD”) and other related agencies.  The SteelWorks FedMobile appliance builds upon SteelWorks Mobile by automating the application of the Defense Information Systems Agency’s and DoD’s Security Technical Implementation Guide (“STIG”) to the BES installation process.  The STIG mandates the policies for which the DoD and related agencies must operate their wireless communications.  As a result, SteelCloud’s FedMobile appliance allows DoD organizations to implement a STIG compliant BES infrastructure in a fraction of the time, cost, or resources necessary to what is otherwise a time intensive and manual STIG process.

For ISV customers, SteelCloud designs, manufactures and integrates low-maintenance servers (called “appliances” in this market) so ISVs can make their software product easier to deploy and support, more competitive and open new markets by delivering their application software on fully-integrated, ready-to-use appliances.

In addition, the Company serves information technology end users directly, in both the public and private sectors, with products and services focused on IT-centric solutions.  SteelCloud’s IT centric solutions consist primarily of consulting and staff augmentation services.

The following unaudited condensed financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and the Footnotes thereto included in the Company’s latest Annual Report on Form 10-K, as amended.

All adjustments that are of a normal recurring nature, in the opinion of management, are necessary for a fair presentation for the periods presented have been reflected as required by Regulation S-X, Rule 10-01.

The Company’s consolidated financial statements for the three and six months ended April 30, 2009 do not give effect to any adjustments to recorded amounts and their classifications, which would be necessary should the Company be unable to continue as a going concern and therefore, be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the consolidated financial statements.

Going Concern

SteelCloud has had recurring annual operating losses since its fiscal year ended October 31, 2004.  SteelCloud expects that such losses will continue at least through its fiscal year ending October 31, 2009.  The report of SteelCloud’s independent registered public accounting firm on SteelCloud’s consolidated financial statements for the fiscal year ended October 31, 2008 contains an explanatory paragraph regarding SteelCloud’s ability to continue as a going concern based upon its history of net losses.

SteelCloud is dependent upon available cash and operating cash flow to meet its capital needs.  SteelCloud is considering all strategic options to improve its liquidity and provide it with working capital to fund its continuing business operations which include equity offerings, asset sales or debt financing as alternatives to improve SteelCloud’s cash needs; however, there can be no assurance that SteelCloud will be successful in negotiating financing on terms agreeable to it or at all.  If adequate funds are not available or are not available on acceptable terms, SteelCloud will likely not be able to take advantage of unanticipated opportunities, develop or enhance services or products, respond to competitive pressures, or continue as a going concern.  There is no assurance that SteelCloud will be successful in raising working capital as needed.  Further, there are no assurances that SteelCloud will have sufficient funds to execute its business plan, pay its operating expenses and obligations as they become due or generate positive operating results.

SteelCloud is in the process of executing on several restructuring initiatives which include the following:

•	A reorganization that included personnel terminations from all parts of the organization;

•	Elimination of all non-essential costs;

•	Reduction of occupancy costs; and

•	Obtaining capital or bridge financing.

While SteelCloud believes that these initiatives will better align its costs with its anticipated revenues going forward, it will take time for these initiatives to have an impact on SteelCloud’s net revenue and operating income.  Furthermore, in reviewing its business strategies, SteelCloud’s management has determined that it is in the Company’s best interest to focus its resources and investments on its BlackBerry-related technologies and products.  The Company is evaluating strategic alternatives for the disposition of its other businesses.

2.    Subsequent Events

On May 22, 2009, the Company entered into a Stipulation/Consent Order with CRP (the “Stipulation”), pursuant to an Affidavit and Statement of Account (the “Affidavit”), stating, as declared by a general manager of Jones Lang LaSalle, a property management company and agent for CRP Holdings A-1, LLC (“CRP”), the landlord of 14040 Park Center Road, Suite 210, Herndon, Virginia 20171 (the “Premises”), that CRP, as landlord, was seeking a judgment against the Company for: (i) possession of the Premises, and (ii) monetary damages for nonpayment of rent due under a sublease, dated September 28, 2004, by and between us and NEC America, Inc. (“NEC”) (the “Sublease”), and a subsequent assignment of the Sublease to CRP from NEC, dated December 15, 2008.  In the Stipulation the Company acknowledged that the balance due for rent and additional rent for the Premises was $168,637.96, together with attorney’s fees and court expenses of $7,041.00 through May 22, 2009 (the “Judgment Amount”).  Pursuant to the Stipulation, the Company paid $30,000 (the “Forbearance Payment”) on May 22, 2009 toward the Judgment Amount.  Further the Company agreed to, and has, vacated the Premises.  CRP agreed to stay enforcement of the Judgment Amount until the earlier of (a) the Company’s receipt of capital in the amount of at least $500,000, or (b) May 31, 2010.  The matter was returned to the court’s files pending the Company’s compliance with the terms of the Stipulation.  The Company has accrued the balance due for rent of approximately $139,000 in its April 30, 2009 balance sheet.

3.    Recently Issued Accounting Pronouncements

Effective November 1, 2008, the Company adopted the provisions of Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS No. 157”) and Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”).  SFAS 157, which defines fair value, establishes a framework for measuring fair value in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and expands disclosures about fair value measurements.  SFAS 157 clarifies that fair value is an exit price, representing the amount that would be received to sell asset or paid to transfer a liability in an orderly transaction between market participants.  SFAS 159 permits an entity to measure certain financial assets and financial liabilities at fair value with changes in fair value recognized in earnings each period. For the three and six month periods ended April 30, 2009, the Company has elected not to use the fair value option permitted under SFAS 159 for any of its financial assets and financial liabilities that are not already recorded at fair value.

In February 2008, the FASB issued Staff Position No. 157-2, “Effective Date of FASB Statement No. 157” (“FSP 157-2”).  FSP 157-2 deferred the effective date of FAS 157 for all nonfinancial assets and nonfinancial liabilities to fiscal years beginning after November 15, 2008.  The Company is in the process of evaluating the effect, if any, the adoption of FSP 157-2 will have on its financial statements.

In October 2008, the FASB issued Staff Position No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for that Asset is not Active” (“FSP 157-3”).  FSP 157-3 provides guidance for determining the fair value of a financial asset in an inactive market.  The Company is in the process of evaluating the effect, if any, the adoption of FSP 157-3 will have on its financial statements.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (Revised 2007) “Business Combinations” (“SFAS No. 141R”).  SFAS No. 141R, which replaces SFAS No. 141, requires that the acquisition method of accounting (which SFAS No. 141 called the “purchase method”) be used for all business combinations and for an acquirer to be identified for each business combination.  SFAS No. 141R also establishes principles and requirements for how the acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.  SFAS No. 141R also requires that acquisition-related costs be recognized separately from the business combination.  SFAS No. 141R will apply prospectively to business combinations for which the acquisition date is after fiscal years beginning on or after December 15, 2008.  The Company is in the process of evaluating the effect, if any, the adoption of SFAS No. 141(R) will have on its financial statements.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51” (“SFAS No. 160”).  SFAS No. 160 requires all entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements.  Its intention is to eliminate the diversity in practice regarding the accounting for transactions between an entity and noncontrolling interests.  This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  Earlier adoption is prohibited.  The Company is in the process of evaluating the effect, if any, the adoption of SFAS No. 160 will have on its financial statements.

In May 2008, The FASB issued Statement of Financial Accounting Standards No.162 “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”), which reorganizes the U.S. Generally Accepted Accounting Principles (“GAAP”) hierarchy.  SFAS 162 is intended to improve financial reporting by providing a consistent framework for determining what accounting principles should be used in preparing GAAP financial statements.  With the issuance of SFAS 162, the FASB concluded that the GAAP hierarchy should be directed toward the entity and not its auditor, and reside in the accounting literature established by the FASB as opposed to the American Institute of Certified Accountants Statement on Auditing Standards No. 69, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”.  SFAS 162 will become effective 60 days following the Securities and Exchange Commission’s (the “SEC”) approval of the Public Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles” and is not expected to have any impact on the Company’s financial statements.

In May 2009, the FASB issued SFAS No. 165, "Subsequent Events" ("SFAS 165"). SFAS 165 is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for selecting that date, that is, whether that date represents the date the financial statements were issued or were available to be issued. SFAS 165 is effective for interim or annual financial periods ending after June 19, 2009.  The Company is in the process of evaluating the effect, if any the adoption SFAS 165 will have on its financial statements.

4.    Significant Customers

For the three and six month periods ended April 30, 2009, 40% and 30% of the Company’s revenues respectively, were recognized due from a single government agency.    As of April 30, 2009, 16% of the account receivable balance included amounts due from the government agency.

5.    Equity

Stock-based Compensation

The Company recognized approximately $121,000 and $100,000 of stock-based compensation expense during the three month periods ended April 30, 2009 and 2008, respectively.  Stock-based compensation expense for the three-month period ended April 30, 2009 and 2008 increased the Company’s basic and diluted loss per share by $0.01.  The Company recognized approximately $128,000 and $164,000 of stock-based compensation expense during the six month periods ended April 30, 2009 and 2008, respectively.  Stock-based compensation expense for the six month periods ended April 30, 2009 and 2008 decreased the Company’s basic and diluted loss per share by $0.01.  The estimated fair value of the Company’s stock-based awards is amortized on a straight-line basis over the awards’ original service period.

On February 28, 2009, the Company entered into an Employment Agreement Amendment with Kevin Murphy, the Company’s current Chief Financial Officer in which Mr. Murphy agreed to forfeit options to purchase an aggregate of 225,000 shares of the Company’s common stock, $0.001 par value per share and instead entered into separate Incentive Stock Option and Restricted Stock agreements with the Company.  Pursuant to the Incentive Stock Option agreement Mr. Murphy was granted an option to purchase 150,000 shares of common stock, which shall vest quarterly in arrears over a one year period.  Pursuant to the Restricted Stock Agreement with the Company, Mr. Murphy shall receive 90,000 shares of restricted stock which shall vest ratably over 12 months, or 7,500 shares per month, so long as Mr. Murphy is employed by the Company on the last day of each month.  The cancellation and reissuance of equity awards to Mr. Murphy was treated as a modification of Mr. Murphy’s forfeited awards in accordance with SFAS No. 123R.

Restricted Stock

During the three and six month periods ended April 30, 2009, the Company granted 300,000 and 546,000 shares of restricted common stock, pursuant to its Amended 2007 Stock Option and Restricted Stock Plan.  The fair value of the restricted stock was determined based upon the closing stock price on the date of grant.  The restricted stock grants vest quarterly over a one year period.  As of April 30, 2009, 150,000 of the restricted stock grants vested.  The Company’s restricted stock grants are accounted for as equity awards and are recognized on a straight-line basis over the requisite service period.  The Company’s restricted stock agreements do not contain any post-vesting restrictions.  For the three and six month periods ended April 30, 2009, the Company recognized $58,000 and $85,000 of stock-based compensation expense associated with these restricted stock awards.  The Company recognized a credit of approximately $43,000 due to the reversal of previously recognized stock-based compensation on unvested stock options forfeited during the three and six month periods ended April 30, 2008 and 2009.

Additional Paid-in Capital

Additional paid in capital has increased approximately $121,000 and $128,000 during the three and six month periods ended April 30, 2009, respectively due to stock based compensation expense.

6.    Unearned Revenue and Deferred Contract Costs

Unearned revenue and deferred contract costs includes amounts received from customers for which revenue and the associated costs of the revenue has not been recognized. This generally results from certain customer contracts, ISV releases, warranties, hardware maintenance and support, and consulting services. The unearned revenue and contract costs associated with customer contracts and ISV releases represents payments received for milestones achieved prior to recognition of revenue. This revenue and associated cost will be recognized as products are shipped. Revenues and associated costs from warranties and hardware maintenance and support are recognized ratably over the service term selected by the customer. Service revenues and associated costs from consulting are recognized as the services are performed.

7.    Inventories

Inventories consisted of the following:

	October 31,	April 30,
	2008	2009
Raw materials	$344,898	$249,505
Work in process	-	53,895
Finished goods	177,022	157,827
	$521,920	$461,227

8.    Earnings per Share

Basic earnings per share is based on the weighted average number of common shares outstanding during the period and is calculated by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Diluted earnings per share is based on the weighted average number of common shares outstanding plus common stock equivalents associated with stock options and warrants and is calculated by dividing net earnings by the weighted average number of common shares outstanding used in the basic earnings per share calculation plus the common stock equivalent of stock options and warrants. The dilutive weighted average number of common stock outstanding excluded potential common stock from stock options and warrants of approximately 214,00 and 786,000 for the three month periods ended April 30, 2009 and 2008, respectively, and 13,000 and 381,000 for the six month periods ended April 30, 2009 and 2008, respectively.  These shares were excluded from the earnings per share calculation due to their antidilutive effect resulting from the loss from operations.

9.    Income Tax

On November 1, 2007, the Company adopted FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues.  The Company has an unrecognized tax benefit of approximately $61,000 and does not expect any of this amount to reverse in the next twelve months.  The amount of unrecognized tax benefits that, if recognized, would impact the effective tax rate is $0.

The Company conducts business in the U.S. and is subject to tax in that jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the respective federal and state tax authorities. For income tax returns filed by the Company, the Company is no longer subject to U.S. federal, or state tax examination by tax authorities for years before October 31, 2005, although carryforward tax attributes that were generated prior to October 31, 2005 may still be adjusted upon examination by tax authorities if they either have been or will be utilized.  The Company’s accounting policy is to recognize interest and penalties related to income tax matters in general and administrative expense. The Company had $0 accrued for interest and penalties as of April 30, 2009.

10.  Commitments and Contingencies

The Company has accrued approximately $51,000 pertaining to payroll taxes and related interest resulting from the failure to report certain employee reimbursements as compensation.  The Company intends to file the necessary returns to resolve the contingency.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements contained herein may constitute forward-looking statements within the meaning of  Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995.  Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, our ability to obtain financing in the short term, risks associated with the integration of businesses following an acquisition, concentration of revenue from one source, competitors with broader product lines and greater resources, emergence into new markets, the termination of any of our significant contracts or partnerships, our inability to maintain working capital requirements to fund future operations or our inability to attract and retain highly qualified management, technical and sales personnel.

You should read the following discussion and analysis in conjunction with the audited Financial Statements and Footnotes attached thereto, and the other financial information appearing elsewhere in this Prospectus.

OVERVIEW

Founded in 1987, we are a developer and manufacturer of integrated computer systems and appliance solutions for the federal, ISV, and Blackberry markets.  We design, manufacture and integrate specialized servers for federal market prime contractors (“federal integrators”) and Independent Software Vendors (“ISV”s) who use the specialized servers to deliver application software to their clients.

BlackBerry® Enterprise Server Solution (SteelWorks® Mobile)

As an extension of our ISV business, we developed SteelWorks® Mobile (“SteelWorks Mobile”), an appliance solution specifically for the BlackBerry Enterprise Server (“BES”).  SteelWorks Mobile was developed in conjunction with Research in Motion (“RIM”).   SteelWorks Mobile is an integrated server appliance that enables virtually any size organization to implement the BES at a fraction of the cost, time, and resource commitment.  We have filed for patent protection for the SteelWorks Mobile technology we created for the installation wizard, backup and restore features.  These patents are currently pending approval from the U.S. Patent and Trademark Office.

In addition, we developed SteelWorks FedMobile, our BlackBerry Enterprise Server appliance solution specifically for the Department of Defense (“DoD”) and other related agencies.  The SteelWorks FedMobile appliance builds upon SteelWorks Mobile by automating the application of the Defense Information Systems Agency’s and DoD’s Security Technical Implementation Guide (“STIG”) to the BES installation process.  The STIG mandates the policies for which the DoD and related agencies must operate their wireless communications.  As a result, our FedMobile appliance allows DoD organizations to implement a STIG compliant BES infrastructure in a fraction of the time, cost, or resources necessary to what is otherwise a time intensive and manual STIG process.

Federal Systems Integrator/Independent Software Vendors

Federal integrators outsourced their specialized requirements to us and considered us to be an integral part of their product and service delivery capability.  We designed and manufactured specialized embedded and integrated computing systems that were the foundation upon which the integrators developed and delivered their application software.

For our ISV customers, we were their “virtual hardware engineering division.”  Similar to our federal integrator business, we created a unique product for the ISV by integrating the ISV’s software onto a specialized appliance platform running Linux, FreeBSD, or one of Microsoft’s operating systems.

On July 10, 2009, we entered into an Asset Purchase Agreement, referred to as the “Agreement”, with NCS Technologies, Inc., a Virginia corporation, referred to as “NCS”, pursuant to which we agreed to sell to NCS, and NCS agreed to purchase from us, all of our right, title and interest in and to the assets relating to our computer integration business (comprised of our Federal Systems Integrator business and the Independent Software Vendors business).  The purchase price was $475,000, subject to post-closing adjustments as set forth in the Agreement.  Please see “Liquidity” at page 26 for additional information.

Professional Services

We provide information technology (“IT”) consulting and contract staffing solutions for our commercial and government clients.  Our consultants are subject matter experts in network infrastructure complexities and security technologies including firewalls, content inspection, intrusion detection, spam and vulnerability scanning.  For our contract staffing solutions, our personnel function as “virtual” employees, performing work directly under the auspices of client management and serve as an extension of the client’s in-house staff resources.

Research and Product Development

By investing in product development, we believe we will have more control over the functionality and marketing of our products.  We also believe that the resulting intellectual property will increase the competitiveness of our offerings and improve product margins.  For the three and six months ended April 30, 2009, we incurred research and development costs of approximately $102,000 and $204,000, respectively.  We will continue to incur costs for product development in the future.

GSA Contract

We have a multiple award schedule contract with the U.S. General Services Administration (the “GSA Contract”).  The GSA Contract was originally awarded in April 1996.  It was renewed in fiscal years 2002 and 2007, and is valid through March 31, 2012.  In August 2006, GSA Contract auditors awarded us an “Outstanding” rating for our management and execution of the GSA Contract.  The GSA Contract enables government IT purchasers to acquire all of their needed goods and services from a particular vendor and largely limits the competition to selected vendors holding GSA Contracts.  For the three and six months ended April 30, 2009, our GSA Contract had sales of approximately $174,000 and $433,000, respectively, which accounted for approximately 15% and 21%, respectively, of our net revenues.

RESULTS OF OPERATIONS

Fiscal Year Ended October 31, 2008 Compared To Fiscal Year Ended October 31, 2007

Net Revenue Discussion:

The following table summarizes our net revenue for the fiscal years ended October 31, 2007 and 2008 in dollars and as a percentage of net revenues.

	Fiscal Year Ended October 31,
	2007		2008		Increase (decrease)
		% of Net		% of Net
	Dollars	Revenues	Dollars	Revenues	Dollars	Percentage

Products	$21,421,129	91.87%	$16,333,600	85.88%	$(5,087,529)	(23.75)%
Services	1,894,551	8.13%	2,685,296	14.12%	790,745	41.74%

Total net revenues	$23,315,680	100.00%	$19,018,896	100.00%	$(4,296,784)	(18.43)%

The decrease in product revenue is primarily attributable to a decrease in our integrator business as a result of certain program delays and a reduction in purchases from our ISV customers.  The current economic downturn has prolonged the award of the integrator programs, as well as affected the amount purchased by our ISV customers.  We plan for revenue to grow as we continue to focus our resources on our chosen markets and our end user solution line of products.

The increase in service revenue is the result of to new client acquisitions as a result of the Company expanding its service offerings.  We expect service revenue to continue to grow in the future.

Gross Profit Discussion:

The following table summarizes our gross profit for the fiscal years ended October 31, 2007 and 2008 in dollars, as a percentage of gross profit and as a percentage of net revenues.

	Fiscal Year Ended October 31,
	2007		2008		Increase (decrease)
		% of Gross		% of Gross
	Dollars	Profit	Dollars	Profit	Dollars	Percentage

Products	$4,356,274	88.09%	$2,569,499	83.02%	$(1,786,775)	(41.02)%
Products – GP%	20.34%		15.73%

Services	588,947	11.91%	525,543	16.98%	(63,404)	(10.77)%
Services – GP%	31.09%		19.57%

Total gross profit	$4,945,221	100.00%	$3,095,042	100.00%	$(1,850,179)	(37.41)%
Total – GP%	21.21%		16.27%

The decrease in product gross margin percentage is largely attributable to maintaining our production facility at normal capacity in anticipation of receiving the delayed integrator contracts.  We expect gross profit as a percentage of net revenues to continue to fluctuate from quarter to quarter as product lines expand, new products are brought to market, start up costs are incurred and new discounts, incentives and rebates become available.

The decrease in services gross profit percentage is attributable to our incurring costs associated with obtaining new clients.  We have been successful in expanding our customer base during fiscal year 2008 as compared to fiscal year 2007, which contributed to an increase in services revenue.  We will continue to incur lower initial margins as we expand into new markets and increase our service offerings.  We anticipate gross profit for services to fluctuate in future quarters as we continue to realign and grow the services division.

Operating Expense Discussion:

The following table summarizes our operating expenses for the fiscal years ended October 31, 2007 and 2008 in dollars and as a percentage of net revenues.

	Fiscal Year Ended October 31,
	2007		2008		Increase (decrease)
		% of Net		% of Net
	Dollars	Revenues	Dollars	Revenues	Dollars	Percentage

Selling and marketing	$1,614,817	6.93%	$1,259,416	6.62%	$(355,401)	(22.01)%
General and administrative	4,315,254	18.51%	3,901,499	20.51%	(413,755)	(9.59)%
Research and product development	661,550	2.84%	702,231	3.69%	40,681	6.15%
Severance and restructuring costs	317,548	1.36%	-	-	(317,548)	(100.00)%
Total operating expenses	$6,909,169	29.63%	$5,863,146	30.83%	$(1,046,023)	(15.14)%

The decrease in selling and marketing expenses is the result of aligning expenses to our current and future business models during fiscal year 2008.  During fiscal year 2008, marketing activities, specifically in the area of marketing campaigns and tradeshows, and expense associated with selling and marketing personnel decreased as a result of our cost cutting efforts.  Selling and marketing expenses have been kept in line with projected revenue.  We will continue to evaluate our costs relative to our revenues and gross margins.

General and administrative expenses decreased as a result of cost cutting efforts incurred during fiscal year 2008 as compared to fiscal year 2007.  The cost reductions continue to include curtailing expenses related to non-revenue generating activities, terminating non-essential employees, and instituting across the board departmental expense reductions.  Our cost reductions were offset by approximately $202,000 of fees incurred related to us implementing FIN 48 for the fiscal year 2008.  Although we continue to manage our costs relative to our revenues and gross margins, additional resources may be required in order to invest in our federal integrator, ISV, and SteelWorks® Mobile business.

Research and development expenses have remained consistent as we continue to make investments in our SteelWorks® mobile products as well as bringing new products to market.  We continue to make investments in research and product development to maintain and enhance current products.  We believe that research and product development expenses will fluctuate from quarter to quarter as new products are being developed and introduced into the marketplace.

The decrease in severance and restructuring charges for the twelve months ended October 31, 2008 compared to the twelve months ended October 31, 2007 is the result of incurring approximately $318,000 of non recurring costs associated with the employment resignation agreement entered into with our previous CEO during fiscal year 2007.

Other Income (Expense) Discussion:

The following table summarizes our other income (expense) for the fiscal years ended October 31, 2007 and 2008 in dollars and as a percentage of net revenues.

	Fiscal Year Ended October 31,
	2007		2008		Increase (decrease)
		% of Net		% of Net
	Dollars	Revenues	Dollars	Revenues	Dollars	Percentage

Interest income net	$19,353	0.08%	$8,542	0.04%	$(10,811)	(55.86)%

Total interest income, net	$19,353	0.08%	$8,542	0.04%	$(10,811)	(55.86)%

The decrease in net interest expense for fiscal year 2008 is due to lower interest income attributable to lower cash balances and interest rates earned over the twelve months ended October 31, 2008 compared to the same period in fiscal year 2007.

Net (Loss) Discussion:

The following table summarizes our net (loss) for the fiscal years ended October 31, 2007 and 2008 in dollars and as a percentage of net revenues.

	Fiscal Year Ended October 31,
	2007		2008		Increase (decrease)
		% of Net		% of Net
	Dollars	Revenues	Dollars	Revenues	Dollars	Percentage

Net (loss)	$(1,944,595)	8.34%	$(2,759,562)	14.51%	$814,967	41.91%

The increase in net loss for the twelve months ended October 31, 2008 as compared to the same period in fiscal 2007 is the result of lower revenues and corresponding gross margin dollars.  We have instituted a conservative revenue and cost of goods sold plan to minimize our net loss in fiscal year 2009.  This plan also includes company-wide personnel terminations and the elimination of all non-essential costs to reduce our operating expenses for the upcoming year.

For The Six Months Ended April 30, 2009 Compared To The Three Months Ended April 30, 2008:

The overall economic downturn has impacted virtually every area of our business.  There were reductions in quantities ordered from our commercial and government clients as well as continued delays of anticipated program awards that were originally planned for late fiscal 2008 and early fiscal 2009.

Net Revenue Discussion:

The following table summarizes our net revenue for the six months ended April 30, 2008 and 2009 in dollars and as a percentage of net revenues.

	Six Months Ended April 30,
	2008		2009		Increase (decrease)
		% of Net		% of Net
	Dollars	Revenues	Dollars	Revenues	Dollars	Percentage

Products	$13,080,767	92.18%	$1,306,165	62.62%	$(11,774,602)	(90.01)%
Services	1,110,339	7.82%	779,608	37.38%	(330,731)	(29.79)%
Total net revenues	$14,191,106	100.00%	$2,085,773	100.00%	$(12,105,333)	(85.30)%

The decrease in product revenue is primarily attributable to our exiting of the reseller business and continued program delays with our integrator business. Due to the current economic decline, we experienced a significant reduction in our Integrator and ISV opportunities. Our ISV opportunities also declined as our customers merged and/or were acquired resulting in lower demand for our products.

The decrease in service revenue for the six month period ended April 30, 2009 as compared to the same period in fiscal 2008 is the result of us completing a large services contract in December 2008.  We anticipate service revenues to fluctuate in the near future due to the current state of the U.S. economy.

Gross Profit Discussion:

The following table summarizes our gross profit for the six months ended April 30, 2008 and 2009 in dollars, as a percentage of gross profit and as a percentage of net revenues.

	Six Months Ended April 30,
	2008		2009		Increase (decrease)
		% of Gross		% of Gross
	Dollars	Profit	Dollars	Profit	Dollars	Percentage

Products	$2,029,644	91.45%	$67,693	28.96%	$(1,961,951)	(96.66)%
Products - GM%	15.52%		5.18%

Services	189,826	8.55%	166,050	71.04%	$(23,776)	(12.53)%
Services – GM%	17.10%		21.30%

Total gross profit	$2,219,470	100.00%	$233,743	100.00%	$(1,985,727)	(89.47)%
Total – GM%	15.64%		11.21%

The decrease in gross profit percentage for the six months ended April 30, 2009 as compared to the same period in fiscal 2008 is primarily due to the allocation of our fixed cost.  Although we were able to align our variable expenses with our revenue, we were not able to significantly reduce our fixed facility expenses during the six months ended April 30, 2009.  As a result of the reduced volume of revenue and corresponding production activity that occurred during the six months ended April 30, 2009, we included abnormal amounts of idle facility expense in our cost of goods sold for the six months ended April 30, 2009 compared to the same period in 2008.

The increase in services gross profit for the six months ended April 30, 2009 as compared to the same period in fiscal 2008 is primarily attributable to the completion of a low margin services contract in December 2008.

Operating Expense Discussion:

The following table summarizes our operating expenses for the six months ended April 30, 2008 and 2009 in dollars and as a percentage of net revenues.

	Six Months Ended April 30,
	2008		2009		Increase (decrease)
		% of Net		% of Net
	Dollars	Revenues	Dollars	Revenues	Dollars	Percentage

Selling and marketing	$601,962	4.24%	$280,254	13.44%	$(321,708)	(53.44)%
Research and product development	407,113	2.87%	203,754	9.77%	(203,359)	(49.95)%
General and administrative	1,887,793	13.30%	1,530,643	73.38%	(357,150)	(18.92)%
Severance and restructuring	-	-	73,205	3.51%	73,205	100.00%
Total operating expenses	$2,896,868	20.41%	$2,087,856	100.10%	$(809,012)	(27.93)%

The decrease in selling and marketing expense is the result of aligning expenses to our current and future business models. For the six months ended April 30, 2009 compared to the six months ended April 30, 2008, marketing activities and expense associated with selling and marketing personnel decreased as a result of cost cutting efforts.

The decrease in research and product development for the six months ended April 30, 2009 compared to the six months ended April 30, 2008 is the result of our aligning expenses to our current and future business models.  We believe that research and product development expenses will fluctuate from quarter to quarter as we develop and introduce new products into the marketplace.

The decrease in general and administrative expenses for the six months ended April 30, 2009 compared to the six months ended April 30, 2008 is primarily attributable to cost cutting efforts. The cost reductions continue to include curtailing expenses related to non-revenue generating activities, terminating non-essential employees, and instituting across the board departmental expense reductions.

The increase in severance and restructuring costs for the six months ended April 30, 2009 compared to the six months ended April 30, 2008 is the result of incurring severance payments in the amount of $73,205 associated with the termination of our former CEO and President’s employment agreement during the three months ended January 31, 2009.

 Other Income (Expense) Discussion:

The following table summarizes our other income (expense) for the six months ended April 30, 2008 and 2009 in dollars and as a percentage of net revenues.

	Six Months Ended April 30,
	2008		2009		Increase (decrease)
		% of Net		% of Net
	Dollars	Revenues	Dollars	Revenues	Dollars	Percentage

Interest income	$11,242	0.08%	$410	0.02%	$(10,832)	(96.35)%
Total interest income	$11,242	0.08%	$410	0.02%	$(10,832)	(96.35)%

The decrease in net interest income for the six-month period ended April 30, 2009 is attributable to the recording of interest relating to payroll taxes resulting from the failure to report certain employee reimbursements as compensation offsetting lower interest earned as a result of lower cash balances compared to the same period in fiscal year 2008.

Net (Loss) Discussion:

The following table summarizes our net (loss) for the six months ended April 30, 2008 and 2009 in dollars and as a percentage of net revenues.

	Six Months Ended April 30,
	2008		2009		Increase (decrease)
	Dollars	% of Net Revenues	Dollars	% of Net Revenues	Dollars	Percentage

Net (loss)	$(666,156)	(4.69)%	$(1,853,703)	(88.87)%	$1,187,547	178.27%

The increase in net loss for the six months ended April 30, 2009 as compared to the same period in fiscal 2008 is a result of lower revenues and corresponding gross margin dollars.  We continue to manage our costs relative to our revenue.

LIQUIDITY AND CAPITAL RESOURCES

We have experienced recurring losses from operations and negative cash flows.  For the six months ended April 30, 2009, we incurred a net loss of $1,853,703 and an accumulated deficit of $46,722,268 as of that date.  The report from our independent registered public accounting firm on our audited financial statements at October 31, 2008 contains an explanatory paragraph regarding doubt as to our ability to continue as a going concern as a result of our net loss from operations.  Despite our history of revenues, we can give no assurance that we will be able to maintain or increase our revenues in fiscal 2009 or that we will be successful in reaching profitability or generate positive cash flows from our operations.  We are considering all strategic options to improve our liquidity and provide us with working capital to fund our continuing business operations including equity offerings, asset sales and debt financing as alternatives to improve our cash needs; however; we can offer no assurance that we will be successful in identifying, obtaining or negotiating financing terms.  If adequate funds are not available or are not available on terms acceptable to us, we will likely not be able to take advantage of unanticipated opportunities, develop or enhance services or products, respond to competitive pressures, or continue as a going concern.

Our consolidated financial statements for the three and six months ended April 30, 2009 do not give effect to any adjustments to recorded amounts and their classifications, which would be necessary should we be unable to continue as a going concern and therefore, be required to realize our assets and discharge our liabilities in other than the normal course of business and at amounts different from those reflected in the consolidated financial statements.

As of April 30, 2009, we had cash and cash equivalents of approximately $538,000 and working capital of approximately $516,000.  We do not have any working capital commitments nor do we presently have any external sources of working capital. We have recently reduced our cash use rate within a range of $150,000 to $200,000 per month.  As such, we conservatively estimate that we will need in the range of approximately $1,500,000 to $2,000,000 in cash to continue our operations for the next 12 months.  Should our sales volumes increase anytime over the next 12 month period our cash needs could be significantly reduced.  We plan to obtain this capital through various means which may include any or a combination of equity offerings, assets sales or debt financing.

On June 19, 2009, we sold an aggregate of 350,000 shares of our common stock, to our seven directors, for aggregate cash proceeds of $87,500.  Each share of common stock was accompanied by one warrant to purchase one additional share of common stock (the “Director Warrants”).  The Director Warrants are exercisable for five years from the date that our shareholders approve the issuance of the Director Warrants, at an exercise price of $0.25 per share.  The members of the Board of Directors have indicated that they may choose to provide further bridge financing at a later date, however, there is no assurance that they will provide bridge financing when we require it or on terms agreeable to us.  If we are unable to obtain capital through equity offerings, asset sales, debt financing or additional funding from our Board of Directors, we will be unable to continue as a going concern.

On July 1, 2009, we entered into a Business Loan and Security Agreement (the “Agreement”) with Caledonia Capital Corporation, a Delaware corporation (the “Lender”) pursuant to which the Lender agreed to lend to us $250,000 in the form of a Secured Promissory Note (the “Caledonia Note”) which was issued on July 1, 2009 (the “Issuance Date”).  The Caledonia Note bears interest at a rate of 15% per annum, and is payable in quarterly installments commencing three months after the Issuance Date, or October 1, 2009.  The principal amount of the Caledonia Note is due and payable in full on the maturity date, which is December 29, 2009.  There are no penalties for early prepayment of the Caledonia Note.  In the event that any installment of principal and/or interest due under the Caledonia Note is not received by the Lender within ten (10) days after the date when the same is due, then we shall be required to pay a late charge of 5.0% of such installment.  Additionally, in the event that we receive investments from one or more investors in one or more transactions in an aggregate amount in excess of $750,000.00, whether in the form of cash, negotiable or non-negotiable instruments or any form of payment in exchange for the issuance of any certificated or non-certificated security, whether in the form of debt or equity (an “Equity Raise”), at any time between the Issuance Date and the maturity date, then, we shall be required, within five (5) business days after the Equity Raise first exceeds $750,000.00, to curtail the accrued interest and outstanding principal balance of the Caledonia Note by an amount equal to the amount by which the Equity Raise then exceeds $750,000.00 (but in no event by more than the then outstanding principal balance and interest accrued on the Note). Pursuant to the Agreement and the Caledonia Note, our obligations thereunder are secured by a first priority lien in and to all of our intellectual property rights, title and interest in and to the SteelWorks® Mobile integrated server appliance software.  We intend to use the loan proceeds for general working capital purposes.  The Agreement contains standard representations and warranties for a transaction of this type.  As an inducement to the Lender to make the loan to us, we issued to the Lender a warrant (the “Caledonia Warrant”) to purchase up to 625,000 shares of our common stock, $0.001 par value per share.  The Caledonia Warrant is exercisable for four years at an exercise price of $0.15 per share.  The exercise price may be adjusted in the event of any stock dividend, stock split, stock combination, reclassification or similar transaction. Additionally, our Board of Directors has the discretion to reduce the then-current exercise price to any amount at any time during the term of the Caledonia Warrant for any period of time the Board deems appropriate.  We have agreed to prepare and file a registration statement on or about August 31, 2009 for the purposes of registering the resale of the shares of common stock underlying the Caledonia Warrant.

On July 10, 2009, we entered into an Asset Purchase Agreement, referred to as the “Agreement”, with NCS Technologies, Inc., a Virginia corporation, referred to as “NCS”, pursuant to which we agreed to sell to NCS, and NCS agreed to purchase from us, all of our right, title and interest in and to the assets relating to our computer integration business (comprised of our Federal Systems Integrator business and the Independent Software Vendors business). The purchase and sale transaction closed on July 10, 2009, referred to as the “Closing Date”.  The purchase price was $475,000, subject to post-closing adjustments as set forth in the Agreement.  Of this amount, $150,000 was paid as a deposit and the remaining $325,000 is an earn-out amount, which is payable from and to the extent of revenue NCS receives during the three-year period after the Closing Date from certain existing and prospective clients, at a rate equal to 15% of the Net Sales Price (as defined in the Agreement) received by NCS from such clients.  Any payments by NCS to us are due on or before the 10th business day following the month in which NCS receives the payments from the client(s).  Pursuant to the Agreement, NCS also assumed our liabilities relating to the purchased assets, including fulfillment obligations under customer purchase orders existing as of the Closing Date, and responsibilities to clients under the terms of existing warranties and existing contracts.  In addition, we consigned to NCS certain filter inventory set forth in the Agreement, for a period of two years from the Closing Date. However, all ownership in and title to the consigned filter inventory and the intellectual property rights thereto remain vested in us, until any such items are sold.

For the six months ended April 30, 2009, we used $542,000 in cash from operating activities. Our primary use of cash was to finance our operating loss.  The use and availability of our cash is affected by the timing, pricing, and magnitude of orders for our products, and the timing of cash outflows relating to these orders.

We generated approximately $331,000 from our investing activities for the six months ended April 30, 2009.

OFF-BALANCE SHEET ARRANGEMENTS

Contractual Obligations and Commercial Commitments

We have significant contractual obligations for fiscal year 2009 and beyond for our operating leases and employment agreements.

On February 27, 2009, we entered into a lease amendment with the landlord of one of our operation facilities whereby the current lease, which is presently scheduled to expire on August 31, 2014, has been amended to provide for (i) the extension of the lease term for a period of one (1) year and four (4) months ending on December 31, 2015, and (ii) certain other modifications, including a reduction in our rent cash payments by approximately $60,000 and $34,000 for the fiscal years 2009 and 2010, respectively.  Our monthly straight-line rent expense will be approximately $21,000 a month for the length of the lease.

On May 22, 2009, we entered into a Stipulation, pursuant to an Affidavit, stating, as declared by a general manager of Jones Lang LaSalle, a property management company and agent for CRP, the landlord of the Premises, that CRP, as landlord, was seeking a judgment against us for: (i) possession of the Premises, and (ii) monetary damages for nonpayment of rent due under the Sublease, dated September 28, 2004, by and between us and NEC, and a subsequent assignment of the Sublease to CRP from NEC, dated December 15, 2008.  In the Stipulation we acknowledged Judgment Amount.  Pursuant to the Stipulation, we made the Forbearance Payment on May 22, 2009 toward the Judgment Amount.  Further we agreed to, and have, vacated the Premises.  CRP agreed to stay enforcement of the Judgment Amount until the earlier of (a) our receipt of capital in the amount of at least $500,000, or (b) May 31, 2010.  The matter was returned to the court’s files pending our compliance with the terms of the Stipulation.

On February 5, 2009, we entered into an Executive Retention Agreement (the “2009 Agreement”) with Brian Hajost, our current President and Chief Executive Officer, effective as of January 16, 2009.  Pursuant to the terms of the 2009 Agreement, as compensation for Mr. Hajost serving as our President and Chief Executive Officer, Mr. Hajost receives (a) a semi-monthly salary of $8,333.33 (or $200,000 annually); (b) a stock grant of 156,000 shares of our common stock, which will vest ratably over 12 months; and (c) a stock option grant of 300,000 shares of our common stock, which will vest ratably over a three year term and have a five year exercise period.  The 2009 Agreement further provides that in the event we terminate Mr. Hajost’s employment without cause (other than due to Mr. Hajost’s request), or if Mr. Hajost terminates his employment for good reason, Mr. Hajost will be entitled to (a) if the termination takes place within three months from the date of the 2009 Agreement, two months salary, (b) if the termination takes place between three and six months from the date of the 2009 Agreement, three months salary, (c) if the termination takes place between six months and one year from the date of the 2009 Agreement, six months salary, (d) if the termination takes place after the first year anniversary of the 2009 Agreement, 12 months salary.  In the event that a majority of our stock or a substantial portion of our assets are acquired, the acquisition closes while Mr. Hajost is employed by us, and Mr. Hajost’s employment with us is terminated without cause (other than due to Mr. Hajost’s request) within 30 days of the acquisition, Mr. Hajost will be entitled to severance pay equal to the lesser of (a) 24 months salary based on his annual rate of pay for the calendar year before the calendar year of termination from service, or (b) two times the IRS limit for qualified plans provided for in 26 U.S.C. § 401(a)(17) for the calendar year of termination of service.

On February 28, 2009, we entered into an Employment Agreement Amendment (the “Amended Agreement”) with Kevin Murphy, our current Chief Financial Officer, pursuant to which the terms of Mr. Murphy’s employment agreement, dated June 8, 2004, as amended on October 26, 2007 and December 31, 2008, were amended. Under the terms of the Amended Agreement, Mr. Murphy’s annual base salary was reduced to $193,500, from $215,000 and Mr. Murphy’s monthly general business allowance was reduced to $500, from $1,000. The terms of the Amended Agreement further provide that (a) Mr. Murphy agrees to forfeit options to purchase an aggregate of 225,000 shares of our common stock, $0.001 par value per share (the “Common Stock”), (b) Mr. Murphy shall enter into a separate Incentive Stock Option agreement with us, pursuant to which Mr. Murphy shall be granted an option to purchase 150,000 shares of our common stock, which shall vest quarterly in arrears over a one year period, and (c) Mr. Murphy shall enter into a separate Restricted Stock Agreement with us, pursuant to which Mr. Murphy shall receive 90,000 shares of restricted stock which shall vest ratably over 12 months, or 7,500 shares per month, so long as Mr. Murphy is employed by us on the last day of each month.

As of April 30, 2009 the total obligation of our employment agreements for fiscal year 2009 is approximately $197,000 and does not include applicable employment taxes and potential bonuses.

We do not have any purchase obligations, capital lease obligations or any material commitments for capital expenditures.  We have not engaged in off-balance sheet financing, commodity contract trading or significant related party transactions.

From time to time, we may pursue strategic acquisitions or mergers, which may require significant additional capital. In such event, we may seek additional financing of debt and/or equity. We can provide no assurances that any such financings will be consummated.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles requires management to make certain judgments, estimates and assumptions that could affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  We based our estimates and assumptions on historical experience and on various other assumptions believed to be applicable, and evaluated them on an on-going basis to ensure they remained reasonable under current conditions.  Actual results could differ significantly from those estimates.

The significant accounting policies used in the preparation of our financial statements are described in Note 3 “Significant Accounting Policies” of the Footnotes to our Annual Consolidated Financial Statements.  Some of these significant accounting policies are considered to be critical accounting policies.  A critical accounting policy is defined as one that has both a material impact on our financial condition and results of operations and requires us to make difficult, complex and/or subjective judgments, often as a result of the need to make estimates about matters that are inherently uncertain.

We believe that the following critical accounting policies reflect the more significant judgments and estimates used in the preparation of our consolidated financial statements.

Recently Issued Accounting Pronouncements

Effective November 1, 2008, we adopted the provisions of Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS No. 157”) and Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”).  SFAS 157, which defines fair value, establishes a framework for measuring fair value in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and expands disclosures about fair value measurements.  SFAS 157 clarifies that fair value is an exit price, representing the amount that would be received to sell asset or paid to transfer a liability in an orderly transaction between market participants.  SFAS 159 permits an entity to measure certain financial assets and financial liabilities at fair value with changes in fair value recognized in earnings each period. For the three and six month periods ended April 30, 2009, we have elected not to use the fair value option permitted under SFAS 159 for any of our financial assets and financial liabilities that are not already recorded at fair value.

In February 2008, the FASB issued Staff Position No. 157-2, “Effective Date of FASB Statement No. 157” (“FSP 157-2”).  FSP 157-2 deferred the effective date of FAS 157 for all nonfinancial assets and nonfinancial liabilities to fiscal years beginning after November 15, 2008.  We are in the process of evaluating the effect, if any, the adoption of FSP 157-2 will have on our financial statements.

In October 2008, the FASB issued Staff Position No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for that Asset is not Active” (“FSP 157-3”).  FSP 157-3 provides guidance for determining the fair value of a financial asset in an inactive market.  We are in the process of evaluating the effect, if any, the adoption of FSP 157-3 will have on our financial statements.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (Revised 2007) “Business Combinations” (“SFAS No. 141R”).  SFAS No. 141R, which replaces SFAS No. 141, requires that the acquisition method of accounting (which SFAS No. 141 called the “purchase method”) be used for all business combinations and for an acquirer to be identified for each business combination.  SFAS No. 141R also establishes principles and requirements for how the acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.  SFAS No. 141R also requires that acquisition-related costs be recognized separately from the business combination.  SFAS No. 141R will apply prospectively to business combinations for which the acquisition date is after fiscal years beginning on or after December 15, 2008.  We are in the process of evaluating the effect, if any, the adoption of SFAS No. 141R will have on our financial statements.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51” (“SFAS No. 160”).  SFAS No. 160 requires all entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements.  Its intention is to eliminate the diversity in practice regarding the accounting for transactions between an entity and noncontrolling interests.  This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  Earlier adoption is prohibited.  We are in the process of evaluating the effect, if any, the adoption of SFAS No. 160 will have on our financial statements.

In May 2008, The FASB issued Statement of Financial Accounting Standards No.162 “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”), which reorganizes the GAAP hierarchy.  SFAS 162 is intended to improve financial reporting by providing a consistent framework for determining what accounting principles should be used in preparing GAAP financial statements.  With the issuance of SFAS 162, the FASB concluded that the GAAP hierarchy should be directed toward the entity and not its auditor, and reside in the accounting literature established by the FASB as opposed to the American Institute of Certified Accountants Statement on Auditing Standards No. 69, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”.  SFAS 162 will become effective 60 days following the SEC’s approval of the Public Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles” and is not expected to have any impact on our financial statements.

In May 2009, the FASB issued SFAS No. 165, "Subsequent Events" ("SFAS 165"). SFAS 165 is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for selecting that date, that is, whether that date represents the date the financial statements were issued or were available to be issued. SFAS 165 is effective for interim or annual financial periods ending after June 19, 2009.  We are in the process of evaluating the effect, if any, the adoption of SFAS No. 165 will have on our financial statements

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There were no changes in and disagreements with accountants on accounting and financial issues during our two last fiscal years or any subsequent interim period.

DIRECTORS AND EXECUTIVE OFFICERS

The name, age and position of each of our directors and executive officers are as follows:

Name	Age	Position
Brian H. Hajost	52	President and Chief Executive Officer and Director
Kevin M. Murphy	38	Chief Financial Officer and Executive Vice President
James Bruno	73	Director
VADM E. A. Burkhalter, Jr. USN	80	Director
Jay Kaplowitz	62	Director
Ashok Kaveeshwar	67	Director
Benjamin Krieger	72	Director

Brian H. Hajost has most recently served as our consultant. From February 2007 until June 2008, Mr. Hajost served as Executive Vice President of Cryptek, Inc. Mr. Hajost served as Chief Operating Officer of the Company from December 2003 until June 2006 and President from June 2005 until June 2006. Prior to December 2003, he served as the Company's Executive Vice President of Sales & Marketing from June 2001 until his promotion to the Chief Operating Officer position in 2003. Mr. Hajost also founded two consulting companies in 2006 and 2008.

Kevin Murphy has served as our Chief Financial Officer since January 2004. In October 2007, Mr. Murphy was also appointed as our Executive Vice President. In December 2006, he was appointed as our Secretary. From May 2000 to December 2006, he served as our Vice President of Finance and Administration and Assistant Secretary since May 2000. Prior thereto, he served as our Chief Accounting Officer and Controller. Prior to May 2000, Mr. Murphy was employed by Ernst & Young, LLP where he served as a manager in the audit practice. Mr. Murphy holds a Bachelor of Business Administration degree from James Madison University. He is also a Certified Public Accountant.

James Bruno has served as our Director since September 2000.  Mr. Bruno has served as a member of the Audit Committee of our Board of Directors since January 2004.  Mr. Bruno was formerly President of Syntrex Corporation, prior to which he served as President of the Computer Division of Perkin Elmer Corporation.  He had formerly served in various management positions with Electronic Associates, Inc.  Mr. Bruno has extensive experience in the computer industry, as well as corporate acquisitions.  He served as a consultant to SteelCloud, Inc. in 1997 and 1998.

Vice Admiral E. A. Burkhalter, Jr.,   USN (Ret.)  has served as our Director since January 1997.  In July 2006, Mr. Burkhalter was appointed Chairman of our Board of Directors.  Mr. Burkhalter has served as a member of each of the Audit Committee, Executive Committee and the Compensation Committee of our Board of Directors since January 2004.  Mr. Burkhalter is currently the President of Burkhalter Associates, Inc., a consulting firm providing services in the areas of international and domestic strategy, management policy and technology applications, for both government and industry.  Mr. Burkhalter spent 40 years as a member of the United States Navy, during which time he held several positions, including Director of Strategic Operations for the Chairman of the Joint Chiefs of Staff.  He is currently a member of the Defense Intelligence Agency Leadership Council.  He is also a trustee of the US Naval Academy Foundation, and a trustee of the Benedictine Foundation.

Jay M. Kaplowitz has served as our Director since September 2000.  Mr. Kaplowitz has served as a member of the Compensation Committee of our Board of Directors since January 2004.  Mr. Kaplowitz is a founding partner of the law firm Gersten Savage LLP, our securities counsel.  Mr. Kaplowitz has more than thirty years experience in corporate, banking and securities law.  He has negotiated and structured numerous financial and business transactions and has extensive expertise in public and private equity and debt offerings.  Mr. Kaplowitz is a managing member of Formula Capital, LLC, a private equity fund, and is on the board of Rusoro Mining Ltd., a company listed on the TSXV (CDNX: RML.V) and of several private companies.  He received a JD from Boston University, and a BA from Brooklyn College, City University of New York.

Benjamin Krieger has served as our Director since September 1999.  Mr. Krieger has served as a member of the Compensation Committee and the Audit Committee of our Board of Directors since January 2004.  Mr. Krieger is currently a partner with WhiteKnight Solutions, LLC, a business consulting firm that specializes in acquisitions, divestitures and strategic alliances.  Mr. Krieger was formerly a partner with Corporate Development International, an international company search firm, where he specialized in the pulp and paper, packaging, graphic arts and distribution industries.  Prior to Corporate Development International, he was President, CEO and a Director of Ris Paper Company.  Mr. Krieger began his career with the Mead Corporation where he was promoted through the Company during his 25-year tenure.

Ashok Kaveeshwar, Ph.D., has served as our Director since March 2007.  Dr. Kaveeshwar has served as a member of the Executive Committee of our Board of Directors since 2007.  Dr. Kaveeshwar has 35 years of technical, management and executive experience with high technology firms serving both the public and private sectors.  He has also served in the Federal Government as the first administrator of the Research & Innovative Technology Administration (RITA) at the United States Department of Transportation, a Presidential appointment requiring Senate confirmation.  Prior to that, he was President of Orange Technologies, Inc, a company providing government and commercial customers with project life cycle management software and solutions.  Previously, Dr. Kaveeshwar held various senior executive positions with Raytheon Corporation, Hughes Electronics Corporation, ST Systems Corporation (STX) and Systems & Applied Sciences Corporation.  Dr. Kaveeshwar has a Ph.D. in Physics from the University at Buffalo (SUNY), Buffalo, NY.

In fiscal year 2008, the Board of Directors met seven (7) times (including by teleconference).  All Directors attended at least 75% of the meetings.

Involvement in Certain Legal Proceedings

No Director, person nominated to become a director, executive officer, promoter or control person of ours has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any Federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Independence of Directors

The Board has determined that Messrs. Bruno, VADM Burkhalter, Kaplowitz, Kaveeshwar and Krieger, are independent Directors as defined in  NASDAQ Marketplace Rule 4200.

Committees of the Board

During the fiscal year ended October 31, 2008, the Board of Directors held a total of seven (7) meetings (including teleconference).  All incumbent Directors attended at least 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which they served, during the fiscal year ended October 31, 2008.

The Audit Committee appoints and provides for the compensation of our independent auditors; oversees and evaluates the work and performance of the independent auditors; reviews the scope of the audit; considers comments made by the independent auditors with respect to accounting procedures and internal controls and the consideration given thereto by our management; approves all professional services to be provided to us by our independent auditors; reviews internal accounting procedures and controls with our financial and accounting staff; oversees a procedure that provides for the receipt, retention and treatment of complaints received by us and of confidential and anonymous submissions by employees regarding questionable accounting or auditing matters; and performs related duties as set forth in applicable securities laws,  NASDAQ  corporate governance guidelines, and the Audit Committee charter (the “Audit Committee”).  The Audit Committee functions pursuant to the Audit Committee charter adopted by the Board in fiscal 2001.  A copy of the Audit Committee Charter can be found on our web site at www.steelcloud.com. The Audit Committee met nine (9) times (including by teleconference) during the fiscal year ended October 31, 2008.  The Audit Committee is currently composed of James Bruno, VADM Burkhalter and Benjamin Krieger.  The Board has determined that all current members of the Audit Committee are independent Directors under the rules of the  NASDAQ Stock Market and each of them is able to read and understand fundamental financial statements.  The Board has determined that James Bruno is the Company’s Audit Committee “financial expert” as defined in Item 407(d) of Regulation S-K.

The Compensation Committee has such powers as may be assigned to it by the Board of Directors from time to time and is currently charged with, among other things, determining compensation packages for our Chief Executive Officer, President and Chief Financial Officer, establishing salaries, bonuses and other compensation for our executive officers and with administering the Company’s Amended 2007 Stock Option and Restricted Stock Plan, the Company’s 2007, 2002 and 1997 Incentive Stock Option Plans, as amended (the "Stock Option Plans"), the 1998 Employee Stock Purchase Plan, as amended (the "1998 Purchase Plan") and recommending to the Board of Directors changes to such plans (the “Compensation Committee”).  Generally, on its own initiative the Compensation Committee reviews the performance and compensation of our Chief Executive Officer and Chief Financial Officer and, following discussions with those individuals, establishes their compensation levels where it deems appropriate. For the remaining officers, the Chief Executive Officer makes recommendations to the Compensation Committee that generally, with such adjustments and modifications that are deemed necessary or appropriate by the Compensation Committee, are approved. With respect to equity-based compensation awarded to others, the Compensation Committee grants stock-based compensation, generally based upon the recommendation of the Chief Executive Officer.  The Compensation Committee met four (4) times (including by teleconference) during fiscal 2008.  The Compensation Committee is currently composed of VADM Burkhalter, Jay M. Kaplowitz and Benjamin Krieger.  The Board has determined that all current members of the Compensation Committee are independent Directors under the rules of the  NASDAQ Stock Market. The Compensation Committee does not have a charter.

The Board of Directors has an Executive Committee (the "Executive Committee"), the members of which are VADM Burkhalter and Ashok Kaveeshwar.  Kevin Murphy was appointed as an advisor to the Executive Committee in January 2004 by the Board of Directors.  The Executive Committee has such powers as may be assigned to it by the Board of Directors from time to time and is currently charged with, among other things, recommending to the Board of Directors the criteria for candidates to the Board of Directors, the size of the Board of Directors, the number of committees of the Board of Directors and their sizes and functions, and the nomination and selection of Board of Directors' candidates and committee members and rotation of committee members.  In addition, the Executive Committee is responsible for establishing and implementing an annual evaluation process for the Chief Executive Officer and the Board of Directors and periodically assessing the overall composition of the Board of Directors to ensure an effective membership mix and, when appropriate, recommending to the Board of Directors a Chief Executive Officer succession plan and succession process.  The Executive Committee met ten (10) times during fiscal 2008.  The Executive Committee does not have a charter.

Code of Ethics

On September 9, 2004, the Board adopted a Code of Ethics that applies to the Chief Executive Officer, Principal Executive Officers, Senior Financial Officers and Board of Directors.  A copy of the Code of Ethics can be found on our web site at www.steelcloud.com ..  The Code of Ethics sets forth our policies and expectations on a number of topics, including: Integrity of Records and Financial Reporting; Compliance with Laws, Rules and Regulations; Conflict of Interest; Corporate Opportunities; Fair Dealing; Confidentiality; Reporting any Illegal or Unethical Behavior; and Waivers.

The Audit Committee of the Board of Directors reviews the Code of Ethics annually, and proposes changes or amendments to the Code of Ethics as appropriate.  Changes or amendments proposed by the Audit Committee are submitted to the Board of Directors for review.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of August 10, 2009, with respect to the beneficial ownership of our common stock of more than 5% of the outstanding shares thereof, by each of our Directors and our executives named in the Summary Compensation Table and by all Executive Officers and Directors.  As of August 10, 2009 we had 15,370,876 shares of our common stock outstanding.  Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percentage of Class
Common Stock	Kevin M. Murphy [2]	503,686	3.3%
Common Stock	Brian H. Hajost [3]	256,000	1.7%
Common Stock	VADM E.A. Burkhalter [4]	241,376	1.6%
Common Stock	Benjamin Krieger [5]	235,376	1.5%
Common Stock	James Bruno [6]	232,376	1.5%
Common Stock	Jay M. Kaplowitz [7]	220,506	1.4%
Common Stock	Ashok Kaveeshwar [8]	175,000	1.1%
	All Executive Officers and Directors as a Group (7 persons)(2)-(8)	1,864,320	12.1%

1	The address of each of such individuals is c/o SteelCloud, Inc., 13962 Park Center Road, Herndon Virginia 20171.

2
Includes 332,500 shares of our common stock underlying stock options granted pursuant to the 1997 and 2002 Stock Option Plans which are currently exercisable or exercisable within 60 days.  Also includes 90,000 of Restricted Stock, issued to Mr. Murphy pursuant to his employment agreement and 50,000 shares of our common stock underlying warrants.  The shares of Restricted Stock vest ratably over a period of one year from the anniversary date of the grant, February 28, 2009.  These restricted shares of stock were issued pursuant to our Amended 2007 Stock Option and Restricted Stock Plan.

3
Includes 156,000 of Restricted Stock, issued to Mr. Hajost pursuant to his employment agreement and 50,000 shares of our common stock underlying warrants.  The shares of Restricted Stock vest ratably over a period of one year from the anniversary date of the grant, January 14, 2009.  These restricted shares of stock were issued pursuant to our Amended 2007 Stock Option and Restricted Stock Plan.

4
Includes 100,000 shares of our common stock underlying stock options granted pursuant to the 1997 and 2002 Stock Option Plans, of which all are currently exercisable, 50,000 shares of our common stock underlying warrants and 6,000 shares owned by Mr. Burkhalter’s spouse of which he disclaims beneficial ownership.

5
Includes 75,000 shares of our common stock underlying stock options granted pursuant to the 1997 and 2002 Stock Option Plans, of which all are currently exercisable and 50,000 shares of our common stock underlying warrants.

6
Includes 90,000 shares of our common stock underlying stock options granted pursuant to the 1997 and 2002 Stock Option Plans, of which all are currently exercisable and 50,000 shares of our common stock underlying warrants.

7
Includes 85,000 shares of our common stock underlying stock options granted pursuant to the 1997 and 2002 Stock Option Plans, of which all are currently exercisable and 50,000 shares of our common stock underlying warrants.

8
Includes 65,000 shares of our common stock underlying stock options granted pursuant to the 2002 Stock Option Plan, of which all are currently exercisable and 50,000 shares of our common stock underlying warrants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have paid approximately $83,000, $93,000 and $46,000 during fiscal year 2007, 2008, and for the six months ended April 30, 2009, respectively, to Gersten Savage LLP in connection with legal services.  Jay M. Kaplowitz, a member of our Board of Directors, and a member of the Compensation Committee, is a partner at Gersten Savage LLP.

Our Officers and Directors may be considered our promoters due to their participation in and management of the business since our incorporation.

Director Independence

This information is provided under the heading “Directors and Executive Officers-Independence of Directors.”

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation paid by us during each of the last two fiscal years to our Chief Executive Officer and to each of our executive officers who were paid in excess of $100,000 (the “Named Officers”).

Summary Compensation Table

					Stock	Option
		Salary		Bonus	Awards	Awards		Other		Total
Name and Principal Position	Year	($)		($)	($)[1]	($)		($)[2]		($)
Robert E. Frick [3]	2008	267,000		-0-	-0-	50,624		21,731		339,355
President and Chief Executive Officer	2007	48,333	[4]	40,000	5,000	2,325		5,235		100,893

Kevin M. Murphy	2008	220,000		-0-	-0-	76,274		25,988		322,262
Chief Financial Officer and	2007	185,000		50,000	-0-	29,432		43,818		308,250
Executive Vice President

Clifton W. Sink [5]	2007	238,000		-0-	-0-	131,694	[6]	274,034	[7]	643,728
Former President and Chief
Executive Officer

Robert Richmond	2007	154,471	[8]	-0-	-0-	-0-		21,096		175,567
Former Chief Operating Officer

1
In fiscal year 2008, none of the named executive officers forfeited options.  In fiscal year 2007 Mr. Sink forfeited 170,000 options and Mr. Richmond forfeited 100,000 options.  For additional information pertaining to assumptions made in determining the value of the stock awards, please see note 10, “Stock Based Compensation” of our financial statements, in our Annual Report on Form 10-K for the fiscal year ended October 31, 2008, filed with the commission on January 29, 2009.

2	Other compensation includes commissions, accumulated leave payouts, fixed expense allowances, 401K match expense and health and dental insurance provided by us.
3
Mr. Frick joined us in August 2007 as Executive Director and was appointed to our Board of Directors.  In October 2007, Mr. Frick was named our President and Chief Executive Officer.  Mr. Frick’s employment with the Company ended on January 9, 2009.

4
This amount represents Mr. Frick’s pro-rated salary based on an annual salary of $260,000 for fiscal year 2007 per his employment agreement, including approximately $27,000 of compensation attributable to his tenure as Executive Director.

5
In August 2007, we entered into an employment resignation agreement with Mr. Sink pursuant to which Mr. Sink resigned his positions as our President and Chief Executive Officer and Board Member effective November 1, 2007.

6
We  modified the vesting conditions of Mr. Sink’s stock options issued in November 2006.  The vesting date of the first tranche of options was accelerated from November 24, 2007 to October 31, 2007.  Mr. Sink forfeited the 170,000 remaining options pertaining to the November 2006 grant on the modification date.

7	This amount includes a one-time severance payment of $237,000 per M r. Sink’s employment resignation agreement.
8
This amount represents Mr. Richmond’s pro-rated salary based on an annual salary of $175,000 for fiscal years 2007 per his employment agreement. Mr. Richmond’s employment with us ended on September 18, 2007.

Outstanding Equity Awards at October 31, 2008

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) [1]

Robert E. Frick	33,334	66,666	[2]	1.20

	-	125,000	[3]	1.35	66,333	39,137
Kevin M. Murphy	100,000	-		2.31
	75,000	-		2.40

	110,000	60,000	[4]	0.62

	50,000	50,000	[5]	1.25

	-	125,000	[3]	1.35

1	Based on the closing price of our common stock of $0.59 per share on October 31, 2008.
2	33,333 options vest on September 11, 2009 and 33,333 options vest on September 11, 2010.
3	All unexercisable options pertaining to this grant vest on June 3, 2009.
4	All unexercisable options pertaining to this grant vest on November 24, 2008.
5	All unexercisable options pertaining to this grant vest on October 25, 2009.

Employment Agreements; Termination of Employment

On January 12, 2009 (the “Agreement Date”), we entered into an Amendment to Employment Agreement (the “Amended Agreement”) with Robert E. Frick, our then Chief Executive Officer and President, pursuant to which the terms of Mr. Frick’s employment agreement, dated August 27, 2007, were amended. Under the terms of the Amended Agreement, the parties agreed that Mr. Frick’s employment with us terminated effective January 9, 2009 as a result of Mr. Frick’s health.   Further, pursuant to the Amended Agreement, Mr. Frick resigned from our Board of Directors.  Mr. Frick will receive paid family health and dental insurance under our standard policies for six months from the Agreement Date and $10,231 as compensation for Mr. Frick’s retained leave balance of 10 days.  Additionally, Mr. Frick will serve as a consultant for us for six months from the Agreement Date for compensation of $11,250 per month.

On February 5, 2009, we entered into an Executive Retention Agreement (the “2009 Agreement”) with Brian Hajost, our President and Chief Executive Officer, effective as of January 16, 2009.  Pursuant to the terms of the 2009 Agreement, as compensation for Mr. Hajost serving as our President and Chief Executive Officer, Mr. Hajost receives (a) a semi-monthly salary of $8,333.33 (or $200,000 annually); (b) a stock grant of 156,000 shares of our common stock, which will vest ratably over 12 months; and (c) a stock option grant of 300,000 shares of our common stock, which will vest ratably over a three year term and have a five year exercise period.  The 2009 Agreement further provides that in the event that we terminate Mr. Hajost’s employment without cause (other than due to Mr. Hajost’s request), or if Mr. Hajost terminates his employment for good reason, Mr. Hajost will be entitled to (a) if the termination takes place within three months from the date of the 2009 Agreement, two months salary, (b) if the termination takes place between three and six months from the date of the 2009 Agreement, three months salary, (c) if the termination takes place between six months and one year from the date of the 2009 Agreement, six months salary, (d) if the termination takes place after the first year anniversary of the 2009 Agreement, 12 months salary.  In the event that a majority of our common stock or a substantial portion of our assets are acquired, the acquisition closes while Mr. Hajost is employed by us, and Mr. Hajost’s employment with us is terminated without cause (other than due to Mr. Hajost’s request) within 30 days of the acquisition, Mr. Hajost will be entitled to severance pay equal to the lesser of (a) 24 months salary based on Hajost’s annual rate of pay for the calendar year before the calendar year of termination from service, or (b) two times the IRS limit for qualified plans provided for in 26 U.S.C. § 401(a)(17) for the calendar year of termination of service.

On October 31, 2007, we entered into an Employment Agreement Amendment (the “Amended  Employment Agreement”) with Mr. Murphy, our Chief Financial Officer, pursuant to which the terms of Mr. Murphy's employment agreement, dated June 8, 2004 (the “Original Agreement,” together with the Amended Employment Agreement, the “Agreement”), were amended.  Under the terms of the Amended Employment Agreement, Mr. Murphy will continue to serve as our Chief Financial Officer for an additional thirty-six (36) months, commencing from the date of the Amended Employment Agreement.  The Amended Employment Agreement also provides for Mr. Murphy to serve as our Executive Vice President.  Further, Mr. Murphy will receive an annual base salary of $215,000, increased from $185,000.  Additionally, the Amended Employment Agreement provides that Mr. Murphy will receive a bonus of $50,000, payable on or before November 15, 2007 (which Mr. Murphy has received); a one-time bonus relating to specific product funding equal to 5% of such product funding; an option to purchase 100,000 shares of our common stock, vesting equally in arrears over a two year period; and restricted stock equal to $100,000 on the date of the issuance.  Pursuant to the terms of the Agreement, upon a change of control (as such term is defined in the Agreement), Mr. Murphy is entitled to receive (a) immediate vesting of all stock options and warrants granted prior to the effective date of the change in control, (b) a special compensation payment for the exercise cost of all vested options upon exercising those options within twelve months after the effective date of the change in control, and (c) if at any time within three years of the change of control, Mr. Murphy is not retained by the surviving entity on terms substantially similar to the terms of the Agreement, or if Mr. Murphy is required to move to a location which is not acceptable to him, Mr. Murphy shall be eligible to receive a one-time cash bonus, equal on an after-tax basis to three times his average compensation for the three previous fiscal years (which shall include salary, bonus, and restricted stock awards).  In the event that Mr. Murphy terminates the Agreement as a result of (a) his not being retained as our Chief Financial Officer, (b) a material reduction in Mr. Murphy’s duties, (c) a change in the geographic location of the performance of Mr. Murphy’s duties from the area within 60 miles of Washington, DC, (d) a 10% reduction in Mr. Murphy’s compensation, (e) our failure to obtain the assumption of the Agreement by any successor, and (d) a material breach of the Agreement by us which is not cured within 30 days, Mr. Murphy shall have the right to terminate his employment with us, and shall receive, among other things twelve months salary at his then current salary rate, and we shall pay 100% of the C.O.B.R.A. premiums for eighteen months after such termination.

On February 28, 2009, we entered into an Employment Agreement Amendment (the “Second Amended Agreement”) with Kevin Murphy pursuant to which the terms of Mr. Murphy’s employment agreement, dated June 8, 2004, as amended on October 26, 2007 and December 31, 2008, were amended. Under the terms of the Second Amended Agreement, Mr. Murphy’s annual base salary was reduced to $193,500, from $215,000 and Mr. Murphy’s monthly general business allowance was reduced to $500, from $1,000. The terms of the Second Amended Agreement further provide that (a) Mr. Murphy agrees to forfeit options to purchase an aggregate of 225,000 shares of our common stock, $0.001 par value per share (the “Common Stock”), (b) Mr. Murphy shall enter into a separate Incentive Stock Option agreement with us, pursuant to which Mr. Murphy shall be granted an option to purchase 150,000 shares of our common stock, which shall vest quarterly in arrears over a one year period, and (c) Mr. Murphy shall enter into a separate Restricted Stock Agreement with us, pursuant to which Mr. Murphy shall receive 90,000 shares of restricted stock which shall vest ratably over 12 months, or 7,500 shares per month, so long as Mr. Murphy is employed by us on the last day of each month.

We also had an employment agreement with Clifton W. Sink, our Former Chief Executive Officer.  The agreement had a three year term commencing on June 2006 and automatically renewed for additional one year terms unless terminated by us or Mr. Sink.  The agreement provided for an annual salary of $200,000 in fiscal year 2006 and increased to $237,500 for fiscal years 2007 to 2009.  Mr. Sink was also entitled to an annual bonus of $20,833 for fiscal year 2006 and to $37,500 for the fiscal years 2007 to 2009.  In August 2007, we entered into an employment resignation agreement with Mr. Sink pursuant to which Mr. Sink resigned his positions as our President, Chief Executive Officer and Director effective November 1, 2007.

Compensation of Directors

We do not compensate Directors who also serve as our executive officers for their services on the Board. During fiscal 2008, we compensated all of our non-employed Directors for participation at meetings of the Board and Committees of the Board by granting each of our outside Directors stock options to purchase 40,000 shares of our common stock at an exercise price of $1.35 per share in June 2008.  All of the options granted to the outside Directors were pursuant to our 1997 and 2002 Stock Option Plans, as amended.  The following table reflects all compensation awarded to, earned by or paid to our Directors for the fiscal year ended October 31, 2008.

Name	Fees earned or paid in cash ($)	Option awards ($)		All other compensation ($) [1]	Total ($)

James Bruno	6,000	10,386	[2]	3,118	19,504

Al Burkhalter	6,000	10,386	[3]	1,879	18,265

Jay M. Kaplowitz	3,000	10,386	[4]	376	13,372

Ashok Kaveeshwar	3,000	10,386	[5]	539	13,925

Ben Krieger	6,000	10,386	[6]	3,502	19,888

1	Consists solely of travel expenses paid by us for travel to Board of Director Meetings.
2	100,000 option awards outstanding on October 31, 2008.
3	110,000 option awards outstanding on October 31, 2008.
4	95,000 option awards outstanding on October 31, 2008.
5	65,000 option awards outstanding on October 31, 2008.
6	85,000 option awards outstanding on October 31, 2008.

Members of our Board of Directors receive $1,000 for each Board of Directors meeting attended.  In addition, each member of the Audit Committee receives $500 for each Audit Committee meeting attended.  Audit Committee members shall be entitled to receive a total of $1,500 in their capacity as both a Director and Audit Committee member.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”) may be permitted for our directors, officers and controlling persons we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Up to 16,000,000 Shares of Common Stock together with 16,000,000 Warrants

PROSPECTUS

___, 2009

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by us in connection with this offering of securities described in this registration statement. All amounts shown are estimates, except for the SEC registration fee. We will bear all expenses shown below.

SEC filing fee	$537
Accounting fees and expenses	$15,000
Legal fees and expenses	$40,000
Printing and engraving expenses	$1,463
Other	$-
Total	$57,000

Item 14.	Indemnification of Directors and Officers.

Our By-Laws, as amended to date, provide for indemnification of officers and directors to the fullest extent permitted by the Virginia Stock Corporation Act, provided such officer or director acts in good faith and in a manner which such person reasonably believes to be in or not opposed to the best interests of the registrant, and with respect to any criminal matter, had no reasonable cause to believe such person’s conduct was unlawful.

Virginia Stock Corporation Act

Section 697 A of the Virginia Stock Corporation Act (“VSCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (1) he conducted himself in good faith, (2) he believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and, in all other cases, that his conduct was at least not opposed to its best interests, and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 697 C of the VSCA provides that the termination of a proceeding by judgment, order, settlement or conviction is not, of itself, determinative that the director did not meet the standard of conduct set forth in Section 697 A.

Section 697 D of the VSCA provides that a corporation may not indemnify a director under Section 697 in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted under Section 697 of the VSCA in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 698 of the VSCA states that, unless limited by its articles of incorporation, a corporation shall indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 701 of the VSCA provides that a corporation may not indemnify a director under Section 697 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in Section 697. Such determination is to be made (1) by the board of directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding, (2) if such a quorum is not obtainable, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding, (3) by special legal counsel selected as set forth in the statute, or (4) by the shareholders (without the vote of shares owned by or voted under the control of directors who are at the time parties to the proceeding).

Section 699 of the VSCA provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if (1) the director furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct described in Section 697, (2) the director furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that he did not meet the standard of conduct, and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Determinations and authorizations of payments under Section 699 are to be made in the manner specified in Section 701 of the VSCA.

Under Section 700.1 of the VSCA, an individual who is made a party to a proceeding because he is or was a director of a corporation may apply to a court for an order directing the corporation to make advances or reimbursement for expenses or to provide indemnification. The court shall order the corporation to make advances and/or reimbursement for expenses or to provide indemnification if it determines that the director is entitled to such advances, reimbursement or indemnification and shall also order the corporation to pay the director’s reasonable expenses incurred to obtain the order. With respect to a proceeding by or in the right of the corporation, the court may (1) order indemnification of the director to the extent of his reasonable expenses if it determines that, considering all the relevant circumstances, the director is entitled to indemnification even though he was adjudged liable to the corporation and (2) also order the corporation to pay the director’s reasonable expenses incurred to obtain the order of indemnification.

Section 702 of VSCA states that, unless limited by a corporation’s articles of incorporation, (1) an officer of the corporation is entitled to mandatory indemnification under Section 698 of the VSCA, and is entitled to apply for court-ordered indemnification under Section 700 of the VSCA, to the same extent as a director, and (2) the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director.

Section 703 of the VSCA provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against him or incurred by him in that capacity, or arising from his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Sections 697 or 698 of the VSCA.

Section 704 of the VSCA states that a corporation shall have power to make any further indemnity, including indemnity with respect to a proceeding by or in the right of the corporation, and to make additional provision for advances and reimbursement of expenses, to any director, officer, employee or agent that may be authorized by its articles of incorporation or any bylaw made by the shareholders or any resolution adopted, before or after the event, by the shareholders, except an indemnity against (1) his willful misconduct, or (2) a knowing violation of the criminal law. Unless the articles of incorporation, or any such bylaw or resolution expressly provide otherwise, any determination as to the right to any further indemnity shall be made in accordance with Section 701 B of the VSCA. Each such indemnity may continue as to a person who has ceased to have the capacity referred to above and may inure to the benefit of the heirs, executors and administrators of such person.

Article 11 of our Articles of Incorporation provides that we shall, to the fullest extent permitted by the law of Virginia, indemnify an individual who is or was our director or officer and who was, is, or is threatened to be made, a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (collectively, a “proceeding”), against any obligation to pay a judgment, settlement, penalty, fine (including any excise tax assessed with respect to any employee benefit plan) or other liability and reasonable expenses (including counsel fees) incurred with respect to such a proceeding, except such liabilities and expenses as are incurred because of such director’s or officer’s willful misconduct or knowing violation of criminal law.

Article 11 also provides that unless a determination has been made that indemnification is not permissible, we shall make advances and reimbursements for expenses reasonably incurred by a director or officer in a proceeding as described above upon receipt of an undertaking from such director or officer to repay the same if it is ultimately determined that such director or officer is not entitled to indemnification.

Article 11 also provides that the determination that indemnification is permissible, the authorization of such indemnification (if applicable), and the evaluation as to the reasonableness of expenses in a specific case shall be made as provided by law. Special legal counsel selected to make determinations under such Article 11 may be counsel for us. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that a director or officer acted in such a manner as to make him or her ineligible for indemnification. For the purposes of Article 11, every reference to a director or officer includes, without limitation, (1) every individual who is our director or officer, (2) an individual who, while a director or officer, is or was serving at our request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, (3) an individual who formerly was our director or officer or who, while a director or officer, occupied at our request any of the other positions referred to in clause (2) of this sentence, and (4) the estate, personal representative, heirs, executors and administrators of our director or officer or other person referred to herein. Service as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise controlled by us is deemed service at our request. A director or officer is deemed to be serving an employee benefit plan at our request if such person’s duties to us also impose duties on, or otherwise involve services by, such person to the plan or to participants in or beneficiaries of the plan.

Indemnification Agreements

We may enter into indemnification agreements with our directors and officers for the indemnification of and advancing of expenses to such persons to the fullest extent permitted by law.

In addition, we maintain directors’ and officers’ liability insurance which insures against liabilities that our directors and officers may incur in such capacities.

Reference is made to “Undertakings,” below, for the registrant’s undertakings in this registration statement with respect to indemnification of liabilities arising under the Securities Act of 1933, as amended.

Item 15.	Recent Sales of Unregistered Securities.

On June 19, 2009, we sold an aggregate of 350,000 shares of our common stock, $.001 par value per share, to our seven directors, for aggregate cash proceeds of $87,500.  The shares of common stock were sold at $0.25 per share.  Each share of common stock is accompanied by one Director warrant to purchase one additional share of common stock.  The Director Warrants are exercisable for five years from the date that our shareholders approve the issuance of the Director Warrants, at an exercise price of $0.25 per share.

On July 1, 2009, we entered into a Business Loan and Security Agreement, referred to as the “Agreement”, with Caledonia Capital Corporation, a Delaware corporation, referred to as the “Lender”, pursuant to which the Lender agreed to lend to us $250,000 in the form of a Secured Promissory Note, referred to as the “Caledonia Note”, which was issued on July 1, 2009, referred to as the “Issuance Date”.  The Caledonia Note bears interest at a rate of 15% per annum, and is payable in quarterly installments commencing three months after the Issuance Date, or October 1, 2009.  The principal amount of the Caledonia Note is due and payable in full on the maturity date, which is December 29, 2009.  There are no penalties for early prepayment of the Caledonia Note.  In the event that any installment of principal and/or interest due under the Caledonia Note is not received by the Lender within ten (10) days after the date when the same is due, then we shall be required to pay a late charge of 5.0% of such installment.  Additionally, in the event that we receive investments from one or more investors in one or more transactions in an aggregate amount in excess of $750,000.00, whether in the form of cash, negotiable or non-negotiable instruments or any form of payment in exchange for the issuance of any certificated or non-certificated security, whether in the form of debt or equity, referred to as an “Equity Raise”, at any time between the Issuance Date and the maturity date, then, we shall be required, within five (5) business days after the Equity Raise first exceeds $750,000.00, to curtail the accrued interest and outstanding principal balance of the Caledonia Note by an amount equal to the amount by which the Equity Raise then exceeds $750,000.00 (but in no event by more than the then outstanding principal balance and interest accrued on the Note). Pursuant to the Agreement and the Caledonia Note, our obligations thereunder are secured by a first priority lien in and to all of our intellectual property rights, title and interest in and to the SteelWorks® Mobile integrated server appliance software.  We intend to use the loan proceeds for general working capital purposes.  The Agreement contains standard representations and warranties for a transaction of this type.  As an inducement to the Lender to make the loan to us, we issued to the Lender a warrant, referred to as the “Caledonia Warrant”, to purchase up to 625,000 shares of our common stock, $0.001 par value per share.  The Caledonia Warrant is exercisable for four years at an exercise price of $0.15 per share.  The exercise price may be adjusted in the event of any stock dividend, stock split, stock combination, reclassification or similar transaction. Additionally, our Board of Directors has the discretion to reduce the then-current exercise price to any amount at any time during the term of the Caledonia Warrant for any period of time the Board deems appropriate.  We have agreed to prepare and file a registration statement on or about August 31, 2009 for the purposes of registering the resale of the shares of common stock underlying the Caledonia Warrant.  The terms of the transaction were the result of arm’s length negotiations between us and the Lender.  Prior to the completion of the transaction, neither we nor any of our affiliates or officers, directors or their associates had any material relationship with the Lender, other than in respect of the applicable material definitive agreements and the transactions contemplated therein and related thereto.

We relied on the exemption from the registration provisions of the Securities Act of 1933, as amended, contained in Section 4(2) thereof for each of the transactions described above.

Item 16.	Exhibits.

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Description
3.1
Articles of Incorporation of the Company, dated February 25, 1998, and effective as of February 26, 1998.  (Filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1, Amendment No. 1, dated April 23, 1998 (File No. 333-47631) and hereby incorporated by reference).

3.2
By-laws of the Company, effective as of March 5, 1998.  (Filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1, Amendment No. 2, dated April 23, 1998 (File No. 333-47631) and hereby incorporated by reference).

4.1	Specimen common stock certificate for the Company. (Filed as Exhibit 4.1 to the Company's S-8 dated July 15, 2002 (File No. 333-47631) and hereby incorporated by reference).
4.2	Form of Warrant.
*5.1	Legal Opinion of Gersten Savage LLP.
10.1
Employment Agreement by and between Dunn and Thomas P. Dunne (Filed as Exhibit 99.2 to Dunn's Registration Statement on Form SB-2, Amendment 2, dated April 4, 1997 (File No. 000-24015) and hereby incorporated by reference).

10.2
1997 Amended Stock Option Plan.  (Filed as Exhibit 10.1 to the Company's Registration Statement on Form S-1, Amendment No. 2, dated April 23, 1998 (File No. 333-92406) and hereby incorporated by reference).

10.3
Agreement, dated May 5, 1997, by and between International Data Products, Corp. and the U.S. Air Force, the Desktop V Contract.  (Filed as Exhibit 10.13 to the Company's Registration Statement on Form S-1, Amendment No. 2, dated April 23, 1998 (File No. 333-47631) and hereby incorporated by reference).

10.4	Employee Stock Purchase Plan. (Filed as Exhibit 10.22 to the Company’s 10-K, dated February 16, 1999 (File No. 000-24015) and hereby incorporated by reference).
10.5
Employment Agreement by and between SteelCloud, Inc. and Kevin Murphy, dated June 8, 2004. (Filed as Exhibit 10.32 to the Company’s 10-K, dated January 26, 2005 (File No. 000-24015) and hereby incorporated by reference).

10.6
Employment Agreement by and between SteelCloud, Inc. and Brian Hajost, dated June 8, 2004. (Filed as Exhibit 10.33 to the Company’s 10-K, dated January 26, 2005 (File No. 000-24015) and hereby incorporated by reference).

10.7	Sublease by and between SteelCloud and NEC America Inc., dated September 28, 2004. (Filed as Exhibit 10.35 to the Company’s 10-K, dated January 26, 2005 and hereby incorporated by reference).
10.8
Revised Rent Commencement Date Agreement, dated March 16, 2005 between OTR and the Company (Filed as Exhibit 10.36 to the Company’s 10-K, dated January 30, 2006 (File No. 000-24015) and hereby incorporated by reference).

10.9
Standard Industrial Gross Lease, dated November 4, 2004 between OTR and the Company and Lease Amendment #1, dated March 28, 2005 (Filed as Exhibit 10.37 to the Company’s 10-K, dated January 30, 2006 (File No. 000-24015) and hereby incorporated by reference).

10.10
Loan Agreement, dated January 22, 2004, by and between Steelcloud, Inc. and Wachovia Bank, National Association   and   Promissory Note issued by SteelCloud, Inc. on March 21, 2005 to Wachovia Bank, National Association (Filed as Exhibit 10.36 to the Company’s 10-K, dated January 30, 2006 (File No. 000-24015) and hereby incorporated by reference).

10.11	Employment Agreement by and between SteelCloud, Inc. and Clifton W. Sink (Filed as Exhibit 10.1 to the Company’s 8-K, dated June 8, 2006 (File No. 000-24015) and hereby incorporated by reference).
10.12	Separation Agreement by and between SteelCloud, Inc. and Thomas P. Dunne (Filed as Exhibit 10.1 to the Company’s 8-K, dated June 19, 2006 (File No. 000-24015) and hereby incorporated by reference).
10.13
Employment Agreement by and between SteelCloud, Inc. and Robert Richmond (Filed as Exhibit 10.1 to the Company’s 8-K, dated September 21, 2006 (File No. 000-24015) and hereby incorporated by reference).

10.14
Amendment, dated April 19, 2006, to Employment Agreement by and between SteelCloud, Inc. and Brian Hajost, dated June 8, 2004, originally filed as Exhibit 10.33 to the Company’s 10-K, dated January 26, 2005 (Filed as Exhibit 10.42 to the Company’s 10-K, dated January 23, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.15
Employment Agreement as Executive Director by and between SteelCloud, Inc. and Robert E. Frick (Filed as Exhibit 10.1 to the Company’s 8-K, dated August 31, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.16
Employment Agreement as President and Chief Executive Officer by and between SteelCloud, Inc. and Robert E. Frick (Filed as Exhibit 10.2 to the Company’s 8-K, dated August 31, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.17
Employment Resignation Agreement and Release by and between SteelCloud, Inc. and Clifton W. Sink (Filed as Exhibit 10.2 to the Company’s 8-K, dated August 31, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.18
Amendment, dated October 31, 2007, to Employment Agreement by and between SteelCloud, Inc. and Kevin Murphy, dated June 8, 2004, originally filed as Exhibit 10.32 to the Company’s 10-K, dated January 26, 2005. (Filed as Exhibit 10.1 to the Company’s 8-K, dated November 1, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.19	Amended 2002 Employee Stock Option Plan (Filed as Exhibit 4.1 to the Company’s S-8, dated June 25, 2007 (File No. 000-24015) and hereby incorporated by reference).
10.20	Amended Employee Stock Purchase Plan (Filed as Exhibit 4.3 to the Company’s S-8, dated June 25, 2007 (File No. 000-24015) and hereby incorporated by reference).
10.21
Form of Restricted Stock Agreement (Filed as Exhibit 10.21 to the Company’s 10-K for the fiscal year ended October 31, 2008, filed with the Commission on January 29, 2009 (File No. 000-24015), and hereby incorporated by reference.).

10.22
Amended 2007 Stock Option and Restricted Stock Plan (Filed as Exhibit 10.21 to the Company’s 10-K for the fiscal year ended October 31, 2008, filed with the Commission on January 29, 2009 (File No. 000-24015), and hereby incorporated by reference).

10.23
SteelCloud MEA Joint Venture Agreement dated October 2008 (Filed as Exhibit 10.21 to the Company’s 10-K for the fiscal year ended October 31, 2008, filed with the Commission on January 29, 2009 (File No. 000-24015), and hereby incorporated by reference).

10.24
Employment Agreement as President and Chief Executive Officer by and between SteelCloud, Inc. and Brian H. Hajost (Filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on February 5, 2009, and hereby incorporated by reference).

10.25
Employment Agreement Amendment by and between SteelCloud, Inc. and Kevin Murphy, dated February 28, 2009 (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on March 5, 2009, and hereby incorporated by reference).

10.26
Business Loan and Security Agreement dated as of July 1, 2009 by and between SteelCloud, Inc. and Caledonia Capital Corporation (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on July 8, 2009, and hereby incorporated by reference).

10.27
Secured Promissory Note issued on July 1, 2009 by SteelCloud, Inc. to Caledonia Capital Corporation (filed as Exhibit 10.2 to the Company’s 8-K, filed with the Commission on July 8, 2009, and hereby incorporated by reference).

10.28
Warrant issued on July 1, 2009 by SteelCloud, Inc. to Caledonia Capital Corporation (filed as Exhibit 10.3 to the Company’s 8-K, filed with the Commission on July 8, 2009, and hereby incorporated by reference).

10.29
Asset Purchase Agreement dated July 16, 2009, by and between SteelCloud, Inc. and NCS Technologies, Inc. (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on July 16, 2009, and hereby incorporated by reference).

*23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Gersten Savage LLP (incorporated in Exhibit 5.1).

*Filed herewith

Item 17.	Undertakings.

Insofar as indemnification by the registrant for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering;

4. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

5.  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of an undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to this offering prepared by, or on behalf of, the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to this offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in this offering made by the undersigned registrant to the purchaser.

7. The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a supplement to the prospectus included in this Registration Statement which sets forth, with respect to a particular offering, the specific number of shares of common stock to be sold, the name of the holder, the sales price, the name of any participating broker, dealer, underwriter or agent, any applicable commission or discount and any other material information with respect to the plan of distribution not previously disclosed.

          8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, State of Virginia on August 13, 2009.

STEELCLOUD, INC.
/s/ Brian H. Hajost
Brian H. Hajost Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Brian H. Hajost
Brian H. Hajost	Chief Executive Officer and President	August 13, 2009

/s/Kevin Murphy
Kevin Murphy	Chief Financial Officer and Principal Accounting Officer.	August 13, 2009

/s/VADM E.A. Burkhalter
VADM E. A. Burkhalter USN (Ret.)	Director	August 13, 2009

/s/James Bruno
James Bruno	Director	August 13, 2009

/s/Jay Kaplowitz
Jay Kaplowitz	Director	August 13, 2009

/s/Benjamin Krieger
Benjamin Krieger	Director	August 13, 2009

/s/Ashok Kaveeshwar
Ashok Kaveeshwar	Director	August 13, 2009

Exhibit Index

Exhibit Number	Description
3.1
Articles of Incorporation of the Company, dated February 25, 1998, and effective as of February 26, 1998.  (Filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1, Amendment No. 1, dated April 23, 1998 (File No. 333-47631) and hereby incorporated by reference).

3.2
By-laws of the Company, effective as of March 5, 1998.  (Filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1, Amendment No. 2, dated April 23, 1998 (File No. 333-47631) and hereby incorporated by reference).

4.1	Specimen common stock certificate for the Company. (Filed as Exhibit 4.1 to the Company's S-8 dated July 15, 2002 (File No. 333-47631) and hereby incorporated by reference).
4.2	Form of Warrant.
*5.1	Legal Opinion of Gersten Savage LLP.
10.1
Employment Agreement by and between Dunn and Thomas P. Dunne (Filed as Exhibit 99.2 to Dunn's Registration Statement on Form SB-2, Amendment 2, dated April 4, 1997 (File No. 000-24015) and hereby incorporated by reference).

10.2
1997 Amended Stock Option Plan.  (Filed as Exhibit 10.1 to the Company's Registration Statement on Form S-1, Amendment No. 2, dated April 23, 1998 (File No. 333-92406) and hereby incorporated by reference).

10.3
Agreement, dated May 5, 1997, by and between International Data Products, Corp. and the U.S. Air Force, the Desktop V Contract.  (Filed as Exhibit 10.13 to the Company's Registration Statement on Form S-1, Amendment No. 2, dated April 23, 1998 (File No. 333-47631) and hereby incorporated by reference).

10.4	Employee Stock Purchase Plan. (Filed as Exhibit 10.22 to the Company’s 10-K, dated February 16, 1999 (File No. 000-24015) and hereby incorporated by reference).
10.5
Employment Agreement by and between SteelCloud, Inc. and Kevin Murphy, dated June 8, 2004. (Filed as Exhibit 10.32 to the Company’s 10-K, dated January 26, 2005 (File No. 000-24015) and hereby incorporated by reference).

10.6
Employment Agreement by and between SteelCloud, Inc. and Brian Hajost, dated June 8, 2004. (Filed as Exhibit 10.33 to the Company’s 10-K, dated January 26, 2005 (File No. 000-24015) and hereby incorporated by reference).

10.7	Sublease by and between SteelCloud and NEC America Inc., dated September 28, 2004. (Filed as Exhibit 10.35 to the Company’s 10-K, dated January 26, 2005 and hereby incorporated by reference).
10.8
Revised Rent Commencement Date Agreement, dated March 16, 2005 between OTR and the Company (Filed as Exhibit 10.36 to the Company’s 10-K, dated January 30, 2006 (File No. 000-24015) and hereby incorporated by reference).

10.9
Standard Industrial Gross Lease, dated November 4, 2004 between OTR and the Company and Lease Amendment #1, dated March 28, 2005 (Filed as Exhibit 10.37 to the Company’s 10-K, dated January 30, 2006 (File No. 000-24015) and hereby incorporated by reference).

10.10
Loan Agreement, dated January 22, 2004, by and between SteelCloud, Inc. and Wachovia Bank, National Association   and   Promissory Note issued by SteelCloud, Inc. on March 21, 2005 to Wachovia Bank, National Association (Filed as Exhibit 10.36 to the Company’s 10-K, dated January 30, 2006 (File No. 000-24015) and hereby incorporated by reference).

10.11	Employment Agreement by and between SteelCloud, Inc. and Clifton W. Sink (Filed as Exhibit 10.1 to the Company’s 8-K, dated June 8, 2006 (File No. 000-24015) and hereby incorporated by reference).
10.12	Separation Agreement by and between SteelCloud, Inc. and Thomas P. Dunne (Filed as Exhibit 10.1 to the Company’s 8-K, dated June 19, 2006 (File No. 000-24015) and hereby incorporated by reference).
10.13
Employment Agreement by and between SteelCloud, Inc. and Robert Richmond (Filed as Exhibit 10.1 to the Company’s 8-K, dated September 21, 2006 (File No. 000-24015) and hereby incorporated by reference).

10.14
Amendment, dated April 19, 2006, to Employment Agreement by and between SteelCloud, Inc. and Brian Hajost, dated June 8, 2004, originally filed as Exhibit 10.33 to the Company’s 10-K, dated January 26, 2005 (Filed as Exhibit 10.42 to the Company’s 10-K, dated January 23, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.15
Employment Agreement as Executive Director by and between SteelCloud, Inc. and Robert E. Frick (Filed as Exhibit 10.1 to the Company’s 8-K, dated August 31, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.16
Employment Agreement as President and Chief Executive Officer by and between SteelCloud, Inc. and Robert E. Frick (Filed as Exhibit 10.2 to the Company’s 8-K, dated August 31, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.17
Employment Resignation Agreement and Release by and between SteelCloud, Inc. and Clifton W. Sink (Filed as Exhibit 10.2 to the Company’s 8-K, dated August 31, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.18
Amendment, dated October 31, 2007, to Employment Agreement by and between SteelCloud, Inc. and Kevin Murphy, dated June 8, 2004, originally filed as Exhibit 10.32 to the Company’s 10-K, dated January 26, 2005. (Filed as Exhibit 10.1 to the Company’s 8-K, dated November 1, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.19	Amended 2002 Employee Stock Option Plan (Filed as Exhibit 4.1 to the Company’s S-8, dated June 25, 2007 (File No. 000-24015) and hereby incorporated by reference).
10.20	Amended Employee Stock Purchase Plan (Filed as Exhibit 4.3 to the Company’s S-8, dated June 25, 2007 (File No. 000-24015) and hereby incorporated by reference).
10.21
Form of Restricted Stock Agreement (Filed as Exhibit 10.21 to the Company’s 10-K for the fiscal year ended October 31, 2008, filed with the Commission on January 29, 2009 (File No. 000-24015), and hereby incorporated by reference.).

10.22
Amended 2007 Stock Option and Restricted Stock Plan (Filed as Exhibit 10.21 to the Company’s 10-K for the fiscal year ended October 31, 2008, filed with the Commission on January 29, 2009 (File No. 000-24015), and hereby incorporated by reference).

10.23
SteelCloud MEA Joint Venture Agreement dated October 2008 (Filed as Exhibit 10.21 to the Company’s 10-K for the fiscal year ended October 31, 2008, filed with the Commission on January 29, 2009 (File No. 000-24015), and hereby incorporated by reference).

10.24
Employment Agreement as President and Chief Executive Officer by and between SteelCloud, Inc. and Brian H. Hajost (Filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on February 5, 2009, and hereby incorporated by reference).

10.25
Employment Agreement Amendment by and between SteelCloud, Inc. and Kevin Murphy, dated February 28, 2009 (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on March 5, 2009, and hereby incorporated by reference).

10.26
Business Loan and Security Agreement dated as of July 1, 2009 by and between SteelCloud, Inc. and Caledonia Capital Corporation (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on July 8, 2009, and hereby incorporated by reference).

10.27
Secured Promissory Note issued on July 1, 2009 by SteelCloud, Inc. to Caledonia Capital Corporation (filed as Exhibit 10.2 to the Company’s 8-K, filed with the Commission on July 8, 2009, and hereby incorporated by reference).

10.28
Warrant issued on July 1, 2009 by SteelCloud, Inc. to Caledonia Capital Corporation (filed as Exhibit 10.3 to the Company’s 8-K, filed with the Commission on July 8, 2009, and hereby incorporated by reference).

10.29
Asset Purchase Agreement dated July 16, 2009, by and between SteelCloud, Inc. and NCS Technologies, Inc. (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on July 16, 2009, and hereby incorporated by reference).

*23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Gersten Savage LLP (incorporated in Exhibit 5.1).

*Filed herewith